LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made and entered into as of June 29, 2009, by and between **CIM/OAKLAND 1 KAISER PLAZA, LP**, a Delaware limited liability company ("Landlord") and **KAISER FOUNDATION HEALTH PLAN, INC.**, a California nonprofit public benefit corporation ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Schedules hereto, to each and all of which terms Landlord and Tenant hereby mutually agree as follows:

RECITALS

A. Tenant occupies the Existing Premises (as defined below) pursuant to the Existing Lease (as defined below) between Tenant and Landlord. The term of the Existing Lease will expire on February 28, 2011.

B. Landlord and Tenant now desire to enter into this Lease for the purpose of demising to Tenant the Existing Premises, subject to reduction and increase, as provided in this Lease.

C. In consideration of these facts, the covenants herein below set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant now enter into this Lease and agree to be bound hereby.

1. **Basic Lease Terms**

1.1 **Premises** The Existing Premises consist of approximately three hundred thirty-six thousand three hundred twenty-one (336,321) rentable square feet on either the entire or one or more portions of the following floors of the Building (as such term is defined in Section 1.2 of this Lease), and more particularly shown on the hatched area of Exhibits A-1 to A-21, respectively: 3rd, 4th, 5th, 6th, 8th, 10th, 12th, 13th, 15th, 16th, 17th, 18th, 19th, 20th, 21st, 22nd, 23rd, 24th, 25th, 26th and 27th, subject to Tenant's right to eliminate certain portions of the Existing Premises from this Lease prior to the Commencement Date as provided in Section 2, and during the Term as provided in Section 7. The Existing Premises, or so much of the Existing Premises that shall be leased by Tenant from time to time pursuant to the provisions of this Lease, shall be hereinafter referred to as the "Premises".

1.2 **Building** The Premises are contained in a twenty-seven (27) story building located at and known by the address as: The Ordway Building, One Kaiser Plaza, Oakland, California 94612 (the "Building"). The Building contains five hundred fifteen thousand seventy (515,070) rentable square feet.

1.3 **Site** The Building and the Premises are located at the Site (the "Site"), as more particularly described in the Site Plan annexed as Exhibit A-22 hereto, and the Legal Description annexed as Exhibit A-23 hereto.

1.4 **Commencement Date** March 1, 2011.

1.5 **Expiration Date** February 29, 2016, except with respect to that portion of the Premises consisting of the 24th, 25th, 26th and 27th floors, with respect to which the Expiration Date shall be February 28, 2018.

1.6 **Term** The Term of this Lease is five (5) years, except with respect to that portion of the Premises consisting of the 24th, 25th, 26th and 27th floors, with respect to which the Term is seven (7) years, in each case, beginning on the "Commencement Date". There are also two (2) consecutive options to renew the Term of this Lease for five (5) years each. (See Section 8). Tenant may terminate this Lease as to portions of the Premises as provided in Sections 2 and 7.

1.7 **Base Rent** Base Rent for the Premises is set forth in Exhibit C, subject to adjustment by reason of Sections 2, 7 and 10.

1.8 **Rent Commencement** For the Low Rise Premises, the Rent Commencement Date shall be the first day of the fifth (5th) month of the Term. For the balance of the Premises, the Rent Commencement Date shall be the Commencement Date. In addition, Tenant shall be entitled to a credit against the Base Rent payable for the Low Rise Premises for the first four months of each of the second and third Lease Years and for the first five months of the fourth Lease Year.

1.9 **Rent Payment Address:**

CIM/Oakland 1 Kaiser Plaza, LP
P.O. Box 49147
San Jose, California 95161-9340
Taxpayer I.D. No. 26-3081283

1.10 **Tenant's Pro Rata Share** means the percentage determined by dividing the Rentable Square Footage of the Premises (or the applicable portion thereof) by the Rentable Square Footage of the Building. As of the date of this Lease, (i) Tenant's Pro Rata Share for each portion of the Premises is set forth in Exhibit G and (ii) Landlord and Tenant agree that the Building contains 515,070 Rentable Square Feet.

1.11 **Base Year** The Base Year is calendar year 2011 (See Sections 11 and 12)

1.12 **Real Property Taxes** (See Section 11)

1.13 **Operating Costs** (See Section 12)

1.14 **Use** The Premises shall be used for general office use, assembly rooms and research facilities (but not as a laboratory) and for ancillary or related uses and no other use. (See Section 4)

1.15 **Notice Addresses**:

Landlord:

CIM/Oakland 1 Kaiser Plaza, LP
6922 Hollywood Blvd
Ninth Floor
Los Angeles, CA 90028
Attention: General Counsel

With a copy to:

Fragner Seifert Pace & Winograd LLP
601 S. Figueroa Street, Suite 2320
Los Angeles, California 90017
Attention: Terry Pace

Tenant: Kaiser Foundation Health Plan, Inc.
Real Estate Department
1800 Harrison, 25th Floor
Oakland, CA 94612
Attention: Lease Administration

with a copy to:

Kaiser Foundation Health Plan, Inc.
1800 Harrison Street, 19th Floor
Oakland, CA 94612
Attention: Indrajit Obeysekere, Esq.

1.16 **Brokers** (see Section 42)

For Landlord: Colliers International
1999 Harrison Street
Suite 1750
Oakland, CA 94612

Brandywine Properties I Limited, Inc.
2101 Webster St., Suite 1600
Oakland, CA 94612
Attention: Chris Donohoe

For Tenant (and hereinafter referred to as "Tenant's Broker"): Jones Lang LaSalle Americas
One Front Street, Suite 300
San Francisco, CA 94111
Attention: Brian Woods

1.17 **Operating Hours** Operating Hours shall be the hours of 7 a.m. to 6 p.m. Monday through Friday, except on the Building Holidays set forth in Exhibit L; provided, however, that Tenant may, upon at least three (3) Business Days written notice to Landlord, which notice(s) may be delivered from time to time during the Term of this Lease, extend Operating Hours to include the hours of 8 a.m. to noon on Saturdays (except any such Saturdays that may be Building Holidays). (Section 20.2) In the event that Tenant so elects to extend Operating Hours,

then such Saturday hours shall be considered Operating Hours until such time as Tenant shall notify Landlord that Tenant no longer requires such extended hours. For so long as Tenant shall require such extended Operating Hours, from time to time, Tenant shall pay to Landlord as additional rent, the actual out-of-pocket cost incurred by Landlord, on a marginal basis, without markup for profit or overhead, to provide such Saturday hours, which as of the date of this Lease, is $1230.77 per Saturday for all Building services, except for the janitorial service specified on Exhibit J. In the event that Tenant elects to extend Operating Hours to include Saturdays, then Tenant may, upon at least three (3) Business Days prior notice to Landlord, elect to have Landlord supply janitorial service to the Premises as specified in Exhibit J for any Saturday included in Operating Hours. For any Saturday that Tenant elects to have Landlord provide janitorial services to the Premises, Tenant shall pay to Landlord as additional rent, the actual out-of-pocket cost incurred by Landlord, on a marginal basis, without markup for profit or overhead, to provide such services. Tenant shall reimburse Landlord for such costs on a monthly basis.

1.18 **Parking Spaces** Tenant shall have the nonexclusive right to use at least one (1) parking space per 1,000 square feet of rentable square footage in the Premises. The location of such parking spaces is specified in Exhibit E.

1.19 **Tenant Improvement Allowance** The Tenant Improvement Allowance is either Fifteen Dollars ($15.00) or Thirty Dollars ($30.00) per rentable square foot of the Premises, as set forth in Section 15. The Tenant Improvement Allowance includes the Additional Allowance (as defined in Section 15.1) where the context of this Lease so requires.

1.20 **Low Rise Premises** The Low Rise Premises shall mean that portion of the Premises located on the third (3rd) through and including the thirteenth (13th) floors of the Building and, if leased by Tenant pursuant to this Lease, the ground floor, the second (2nd) floor, the seventh (7th) floor, the ninth (9th) floor, the eleventh (11th) floor and the fourteenth (14th) floor of the Building.

1.21 **Mid Rise Premises** The Mid Rise Premises shall mean that portion of the Premises located on the fifteenth (15th) through and including the twenty-third (23rd) floors of the Building.

1.22 **High Rise Premises** The High Rise Premises shall mean that portion of the Premises located on the twenty-fourth (24th) through and including the twenty-seventh (27th) floors of the Building.

1.23 **Lease Exhibits** The Exhibits listed below are attached to and made a part of this Lease.

A-1 – A-21	The Premises
A-22	Site Plan
A-23	Legal Description
B	Superior Interests
C	Base Rent
D	Confirmation of Lease Terms
E	Parking Facilities

F-1	Memorandum of Lease
F-2	Discharge of Memorandum of Lease
G	Tenant's Pro Rata Share
H	Intentionally Deleted
I	Estoppel Certificate
J	Minimum Janitorial Service
K	Rules and Regulations
L	Building Holidays
M	Prohibited Uses
N	Intentionally Deleted
O	Categories of Operating Costs
P	Space for Premises Generator
Q	HVAC Performance Specifications
R	Terms and Conditions for Tenant Improvement Work
S	ACM Work
T	Competitors of Tenant
U	Building Elevators Performance Specifications
V	Confidentiality Agreement

1.24 **Glossary of Defined Terms**

"**AAA**" shall have the meaning set forth in Section 8.4.

"**ACM**" shall have the meaning set forth in Section 15.2.

"**ACM Floor**" shall have the meaning set forth in Section 15.2.

"**ACM Notice**" shall have the meaning set forth in Section 15.2.

"**ACM/Tenant Improvement Work Notice**" shall have the meaning set forth in Section 15.3.

"**ADA**" shall have the meaning set forth in Section 19.

"**Affiliate**" shall have the meaning set forth in Section 24.2(a).

"**antennae systems**" shall have the meaning set forth in Section 16.1.

"**Anticipated Availability Date**" shall have the meaning set forth in Section 10.2(a).

"**Applicable Rate**" shall have the meaning set forth in Section 15.1(d).

"**Available**" shall have the meaning set forth in Section 10.1.

"**Base Rent**" shall have the meaning set forth in Sections 1.7 and 9.1.

"**Base Year**" shall have the meaning set forth in Section 1.11.

"**Baseball Arbitrator**" shall have the meaning set forth in Section 8.4.

"**Block of Space**" shall have the meaning set forth in Section 8.2.

"**Bonus Rent**" shall have the meaning set forth in Section 24.5.

"**Brokers**" shall have the meaning set forth in Section 1.16.

"**Building**" shall have the meaning set forth in Section 1.2.

"**Business Day**" or "**Business Days**" shall have the meaning set forth in Section 47.

"**change in ownership**" shall have the meaning set forth in Section 11.5.

"**Commencement Date**" shall have the meaning set forth in Section 1.4.

"**Common Areas**" shall have the meaning set forth in Section 3.

"**Completion Date**" shall have the meaning set forth in Section 15.5.

"**Construction Period**" shall have the meaning specified in Section 15.4.

"**Contraction Notice**" shall have the meaning set forth in Section 7.1.

"**Contraction Option**" shall have the meaning set forth in Section 7.1.

"**Contraction Payment**" shall have the meaning set forth in Section 7.1.

"**Contraction Space**" shall have the meaning set forth in Section 7.1.

"**Contraction Space Termination Date**" shall have the meaning set forth in Section 7.1.

"**control**" shall have the meaning set forth in Section 24.2(a).

"**day**" shall have the meaning set forth in Section 47.

"**emergency**" shall have the meaning set forth in Section 21.4.

"**Existing Lease**" shall have the meaning set forth in Section 6.1.

"**Existing Rights**" shall have the meaning set forth in Section 10.1.

"**Expiration Date**" shall have the meaning set forth in Section 1.5.

"**Fair Market Value**" shall have the meaning set forth in Section 8.1.

"**First Renewal Option**" shall have the meaning set forth in Section 8.2.

"**First Renewal Term**" shall have the meaning set forth in Section 8.2.

"**First Renewal Term Expiration Date**" shall have the meaning set forth in Section 8.2.

"**Fixed Costs**" shall have the meaning set forth in Section 12.5.

"**Force Majeure**" shall mean acts of God, casualty, strikes or labor troubles, accident, acts of war, terrorism, bioterrorism (*i.e.*, the release or threatened release of an airborne agent that may adversely affect the Building or its occupants), governmental preemption in connection with an emergency, "Laws" (as defined in Section 5.09 below), conditions of supply and demand which have been or are affected by war, terrorism, bioterrorism or other emergency, or any other cause, beyond Landlord's or Tenant's reasonable control; *provided, however,* that (i) in no event shall an inability to obtain financing or to obtain funds or make any payment(s) under this Lease be deemed a Force Majeure and (ii) the party whose obligation under this Lease is affected by a Force Majeure and (ii) the party whose obligation under this Lease is affected by a Force Majeure shall give a notice to the other party as promptly as practicable after learning of its inability to perform its obligation under this Lease, which notice shall identify the reasons for such party's inability to perform with reasonable specificity, and *provided further* that each party, to the extent practicable, shall use commercially reasonable efforts to mitigate the delay caused by any event of Force Majeure; *provided* that each party, as most practicable, shall not be required to perform any work on an overtime or premium basis in order to minimize the effect on the other party of the event of Force Majeure; and, therefore, if this Lease specifies a time period for performance of an obligation by either party, such time period shall be extended one day for each day of delay occasioned by reason of an event of Force Majeure.

"**GAAP**" shall have the meaning set forth in Section 12.1.

"**Hazardous Materials**" shall have the meaning set forth in Section 18.1.

"**High Rise Premises**" shall have the meaning set forth in Section 1.22.

"**Landlord's Determination**" shall have the meaning set forth in Section 8.3.

"**Landlord's ROFO Determination**" shall have the meaning set forth in Section 10.2(a).

"**Landlord**" shall have the meaning set forth in the first introductory paragraph.

"**Laws**" shall have the meaning set forth in Section 19.

"**Lease Year**" shall have the meaning set forth in Section 7.1.

"**Lease**" shall have the meaning set forth in the first introductory paragraph.

"**Low Rise Premises**" shall have the meaning set forth in Section 1.20.

"**Mid Rise Premises**" shall have the meaning set forth in Section 1.21.

"**Monument Sign**" shall have the meaning set forth in Section 70.4.

"**Operating Costs**" shall have the meaning set forth in Sections 1.13 and 12.1.

"**Operating Hours**" shall have the meaning set forth in Section 1.17.

"**Outside Completion Date**" shall have the meaning set forth in Section 15.5(b).

"**Premises**" shall have the meaning set forth in Section 1.1.

"**Parking Facilities**" shall have the meaning set forth in Section 17.1.

"**Parking Spaces**" shall have the meaning set forth in Sections 1.18 and 17.

"**Prentiss**" shall have the meaning set forth in Section 6.1.

"**Proposal**" shall have the meaning set forth in Section 10.3(a).

"**Real Property Taxes**" shall have the meaning set forth in Sections 1.12 and 11.1.

"**Reduction Notice**" shall have the meaning set forth in Section 2.2.

"**Reduction Option**" shall have the meaning set forth in Section 2.2.

"**Relinquished Space**" shall have the meaning set forth in Section 2.2.

"**Renewal Notice**" shall have the meaning set forth in Section 8.2.

"**Renewal Option(s)**"shall have the meaning set forth in Section 8.2.

"**Renewal Term(s)**" shall have the meaning set forth in Section 8.2.

"**Rent**" shall have the meaning set forth in Section 9.1.

"**Rent Commencement Date**" shall have the meaning set forth in Section 1.8.

"**ROFO Acceptance Notice**" shall have the meaning set forth in Section 10.2(b).

"**ROFO Notice**" shall have the meaning set forth in Section 10.2(a).

"**ROFO Space**," "**such ROFO Space**," and "**applicable ROFO Space**" shall have the meaning set forth in Section 10.1.

"**ROFO Space Inclusion Date**" shall have the meaning set forth in Section 10.2(c).

"**ROFO Space Option**" shall have the meaning set forth in Section 10.2(b).

"**ROFR Space** "shall have the meaning set forth in Section 10.1.

"**ROFR Space Commencement Date**" shall have the meaning set forth in Section 10.10.

"**ROFR Space Option**" shall have the meaning set forth in Section 10.3(a).

"**Rules and Regulations**" shall have the meaning set forth in Section 19.

"**Second Renewal Option**" shall have the meaning set forth in Section 8.2.

"**Second Renewal Term**" shall have the meaning set forth in Section 8.2.

"**Site**" shall have the meaning set forth in Section 1.3.

"**Tenant**" shall have the meaning set forth in the first introductory paragraph.

"**Tenant Improvement Allowance**" shall have the meaning set forth in Sections 1.19 and 15.1(a).

"**Tenant Improvement Work**" shall have the meaning set forth in Section 15.3.

"**Tenant Improvements**" any leasehold improvements made by or on behalf of Tenant pursuant to Section 15.

"**Tenant's Determination**" shall have the meaning set forth in Section 8.3.

"**Tenant's Pro Rata Share**" shall have the meaning set forth in Section 1.10.

"**Tenant's ROFO Determination**" shall have the meaning set forth in Section 10.2(b).

"**Term**" shall have the meaning set forth in Sections 1.6 and 5.

"**Turnover Date**" shall have the meaning set forth in Section 15.2.

"**Use**" shall have the meaning set forth in Section 1.14 and 4.

"**Variable Components**" shall have the meaning set forth in Section 12.6.

"**Warm Shell**" shall have the meaning set forth in Section 15.2.

"**worth at the time of the award**" shall have the meaning set forth in Section 35.2.

1.25 **Lease Controls** If there is any conflict between the Basic Lease Terms and the remaining provisions of this Lease, the remaining provisions of this Lease shall control.

2. **The Premises; Reduction Option**

2.1 Subject to the provisions of this Section 2, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

2.2 Tenant has the option (the "Reduction Option") to terminate this Lease, effective as of the Commencement Date, with respect to, and relinquish, all or a portion of the Premises located in the Low Rise Premises (the portion of the Low Rise Premises so relinquished

hereinafter referred to as the "Relinquished Space"), which Tenant may exercise by written notice to Landlord (the "Reduction Notice") given no later than February 28, 2010 specifying the location and rentable square footage of the Relinquished Space. The Reduction Option is in addition to the Contraction Option provided in Section 7.

2.3 If Tenant exercises the Reduction Option, then, as of the Commencement Date (i) the Relinquished Space shall not be a part of the Premises, (ii) the Base Rent shall be decreased by the product of (w) the Base Rent per rentable square foot of the Relinquished Space and (x) the rentable square footage of the Relinquished Space, and (iii) Tenant's Pro Rata Share shall be reduced proportionately, measured on the basis provided in this Lease. After request of either party, Landlord and Tenant shall promptly execute an amendment to this Lease confirming the decreased rentable square footage of the Premises, the Base Rent, and Tenant's Pro Rata Share, but their failure to so enter into any such amendment shall not affect the validity of Tenant's exercise of the Reduction Option. No fee, penalty or other payment shall be due Landlord if Tenant shall exercise the Reduction Option.

2.4 Tenant shall surrender possession of the Relinquished Space to Landlord in its then "as is" condition but in good order, broom clean and with all of Tenant's personal property removed. Tenant shall have no restoration obligation with respect to the Relinquished Space.

3. **Common Areas; Emergency Stairwell**

The Premises shall include the appurtenant right to use, in common with others, lobbies, conference rooms, restrooms, entrances, loading docks, ramps, stairs, elevators, drives, roadways, walkways, sidewalks, trash areas and other public areas and facilities outside the Premises that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of the Building and their respective authorized representatives, employees, invitees, licensees and other visitors ("Common Areas"). Landlord shall not alter the Common Areas in a way which interferes by more than a de minimis amount with the normal conduct of Tenant's business or in any other manner that may adversely affect any of Tenant's rights under this Lease. Without limiting the generality of the foregoing, Tenant shall have the right to use the emergency stairwell in the Building for access between floors comprising the Premises at all times during the Term, provided (a) Tenant does not impede the use of such stairwell, and (b) Tenant at its sole cost shall install a keycard or similar system to control access to such stairwell.

4. **Use**

Tenant may use the Premises for the purposes specified in Section 1.14. Tenant shall not use the Premises for any other purpose without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed if such other purpose is consistent with the use made by other tenants in the Building. In no event shall any portion of the Premises be used as a laboratory.

5. **Term**

The Term of this Lease is for the number of years and months specified in Section 1.6 beginning on the Commencement Date, unless sooner terminated or extended under the terms of this Lease.

6. **Existing Lease; Effect of this Lease**

6.1 Landlord and Tenant are parties to an existing lease dated March 31, 1999, between Prentiss Properties Acquisition Partners, L.P. ("Prentiss"), predecessor-in-interest to Landlord, and Tenant, as amended by (i) First Amendment to Lease dated as of March 31, 2000, between Prentiss and Tenant, (ii) First Amendment to Amended and Restated Lease and Second Amendment to the New Lease dated as of January 9, 2001, between Prentiss and Tenant, (iii) Third Amendment to Lease dated as of November 30, 2001, between Prentiss and Tenant and (iv) Fourth Amendment to Lease dated as of May 24, 2006, between Brandywine Ordway, LLC, predecessor-in-interest to Landlord, and Tenant (as so amended, the "Existing Lease"). Landlord and Tenant acknowledge that, as of the end of the day preceding the Commencement Date, the Existing Lease shall expire and shall be of no further force and effect and shall be superseded in all respects by this Lease, except for those rights and obligations of Landlord and Tenant that survive the expiration or termination of the Existing Lease, including but not limited to Tenant's obligation to pay operating expense reconciliations and Landlord's obligation to make any refunds thereof to Tenant. In no event shall the expiration of the Existing Lease relieve Landlord or Tenant from liability for any defaults on either party's part that may exist under the Existing Lease.

6.2 Notwithstanding the fact that the Term of this Lease shall not commence until the Commencement Date, Landlord and Tenant agree that the following provisions of this Lease shall apply as of the date of this Lease with the same force and effect as if the Commencement Date had occurred and such provisions of this Lease shall supersede the provisions of the Existing Lease with respect to the exercise of the rights contained in such provisions and the space in the Building leased pursuant thereto: Sections 2, 10, 15, 16, 17, 69 and 70. In addition, the provisions of Article 42 are effective as of the date of this Lease.

7. **Contraction Option**

7.1 From and after the Commencement Date, Tenant shall have the continuing right (the "Contraction Option"), which it may exercise from time to time, to terminate this Lease with respect to portions of the Premises, provided that it may not terminate this Lease pursuant to such right with respect to more than one hundred thousand (100,000) rentable square feet in the aggregate (each such terminated portion of the Premises shall hereinafter be referred to as "Contraction Space"), effective as of any date (each such date shall hereinafter be referred to as a "Contraction Space Termination Date"), specified by Tenant in a notice (a "Contraction Notice") given to Landlord at least twelve (12) months prior to the applicable Contraction Space Termination Date. The Contraction Notice shall also specify the location and rentable square footage of the Contraction Space. If the Contraction Space consists of less than an entire floor, Tenant shall pay for the cost of performing any work necessary to separate the Contraction Space from the balance of the Premises. On or before the Contraction Space Termination Date, Tenant

shall pay Landlord an amount (the "Contraction Payment") equal to (y) the proportionate share, attributable to the Contraction Space, of the then unamortized Tenant Improvement Allowance paid by Landlord to Tenant or the unamortized cost of the Tenant Improvement Work (as hereinafter defined) performed by Landlord at its cost on behalf of Tenant, as applicable, and any brokerage commissions paid by Landlord in respect of the Term of this Lease for such Contraction Space (which amounts shall be amortized on a straight line basis over the initial Term for such Contraction Space), at an annual interest rate of 8% plus (z) the sum of one (1) month's Base Rent payable for such Contraction Space, computed at the rates of Base Rent payable for each remaining year of the originally scheduled Term for the Contraction Space, for each Lease Year (and prorated for a partial year) remaining in the Term of this Lease for the Contraction Space after the Contraction Space Termination Date. At Tenant's request, Landlord shall furnish Tenant with the amounts incurred by Landlord for the costs described in clause (y) above. As used in this Section 7, the proportionate share attributable to the Contraction Space of the Tenant Improvement Allowance paid by Landlord or cost of Tenant Improvement Work performed by Landlord shall mean the sum derived by multiplying the rentable square footage of the Contraction Space by a fraction, the numerator of which is the sum of the Tenant Improvement Allowance and cost of Tenant Improvement Work paid by Landlord as of the Contraction Space Termination Date, and the denominator of which is the total square footage of the Premises under lease by Tenant immediately prior to the Contraction Termination Date.

A "Lease Year" shall mean the twelve month period beginning on the Commencement Date and each twelve month period thereafter.

7.2 Upon the Contraction Space Termination Date, this Lease shall expire as if such date were the Expiration Date with respect to the Contraction Space. Effective on the later of (A) the Contraction Space Termination Date, or (B) the date Tenant surrenders possession of the Contraction Space to Landlord in the condition required by Section 7.3, (i) the Base Rent shall be decreased by the product of (w) the Base Rent per rentable square foot applicable to the Contraction Space and (x) the rentable square footage of the Contraction Space, and (ii) Tenant's Pro Rata Share shall be reduced proportionately, measured on the basis provided in this Lease. At the request of either party, Landlord and Tenant shall promptly execute an amendment to this Lease confirming the decreased rentable square footage of the Premises, the Base Rent, and Tenant's Pro Rata Share, but their failure to so enter into any such amendment shall not affect the validity of Tenant's exercise of the Contraction Option referred to above.

7.3 Tenant shall surrender possession of the Contraction Space to Landlord in good order, repair and condition, except for ordinary wear and tear and casualty, free of all tenancies and occupancies, with all personal property, trade fixtures and equipment of Tenant (including Tenant's data/telecom infrastructure and cabling within the Contraction Space) removed therefrom and with any damage caused by such removal repaired. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall have no obligation to restore the Premises to their condition at the Commencement Date.

8. **Options to Renew**

8.1 For purposes of this Section 8, and Section 10, "Fair Market Value" shall mean the rental rate determined at the applicable times set forth (i) in this Section 8 with respect to a

Renewal Term and (ii) in Section 10 with respect to ROFO Space, for vacant space in buildings located in the downtown Oakland submarket in the Bay Area, of comparable quality and age of the Building for tenants leasing space containing rentable square footage comparable to the rentable square footage in the relevant transaction. Fair Market Value shall include all relevant factors, whether favorable to Landlord or Tenant.

8.2 Provided that at the time of the exercise of each Renewal Option (as hereinafter defined), this Lease shall be in full force and effect, Tenant shall have two options to extend the Term of this Lease (as applicable, the "First Renewal Option" and the "Second Renewal Option"; collectively, the "Renewal Option(s)"), each for a period of five (5) years (as applicable, the "First Renewal Term" and the "Second Renewal Term"; collectively, the "Renewal Term(s)"). A Renewal Option may be exercised only with respect to the entire Block of Space. As used herein, a "Block of Space" shall mean all portions of the Premises sharing the same Expiration Date. If Tenant sends a Renewal Notice but fails to specify which Block of Space the Renewal Option covers, it shall be deemed to cover only the Block of Space the Term of which expires first. The First Renewal Term shall commence on the day following the Expiration Date and the Second Renewal Term shall commence on the day following the last day of the First Renewal Term (the "First Renewal Term Expiration Date"), in each case applicable to the Block of Space in question. The Renewal Options shall be exercisable by written notice (in any of such cases, a "Renewal Notice") to Landlord given not later than twelve (12) months prior to the applicable Expiration Date (with respect to the First Renewal Option) or twelve (12) months prior to the applicable First Renewal Term Expiration Date (with respect to the Second Renewal Option). The Renewal Terms shall constitute an extension of the Term of this Lease and shall be upon all of the same terms and conditions as the existing Term, except that (A) during the First Renewal Term there shall be no further option to renew the Term of this Lease with respect to a particular Block of Space, except for the Second Renewal Option, (B) during the Second Renewal Term there shall be no further option to renew the Term of this Lease with respect to such Block of Space, (C) Landlord shall not be required to furnish any materials or perform any work to prepare the Block of Space for Tenant's continued occupancy during either Renewal Term and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant during or in preparation of either Renewal Term, and (D) the Base Rent for the Renewal Term shall be payable at a rate per annum equal to the greater of (x) ninety-five (95%) percent of the Fair Market Value of the floors with respect to which the Renewal Option was exercised as of the date which is six months prior to the first day of the applicable Renewal Term and (y) the Base Rent payable by Tenant for such floors for the year immediately preceding the commencement of the applicable Renewal Term. During the Renewal Terms, Tenant shall continue to pay Operating Costs under Section 12 of this Lease.

8.3 If Tenant has given the Renewal Notice in accordance with Section 8.2, the parties shall endeavor to agree upon the Fair Market Value of the floors with respect to which the Renewal Option was exercised, as of the date which is six (6) months prior to the commencement date of the applicable Renewal Term. In the event that the parties are unable to agree upon the Fair Market Value for the applicable Renewal Term within six months prior to the first day of such Renewal Term, then the same shall be determined as follows. Landlord shall notify Tenant of Landlord's good faith determination of the Fair Market Value ("Landlord's Determination"). Within 30 days after Landlord shall have given Tenant Landlord's Determination, Tenant shall notify Landlord whether Tenant disputes Landlord's

Determination and, if Tenant disputes Landlord's Determination, Tenant shall set forth in such notice Tenant's good faith determination of the Fair Market Value for the applicable Renewal Term ("Tenant's Determination").

8.4 If Tenant disputes Landlord's Determination and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of Tenant's Determination, then the dispute shall be resolved by arbitration as set forth below. If the dispute shall not have been resolved on or before the first day of the applicable Renewal Term, then pending such resolution, Tenant shall pay, as Base Rent for the floors with respect to which the Renewal Option was exercised for the applicable Renewal Term, an amount equal to 95% of the average of Landlord's Determination and Tenant's Determination, which amount shall be reconciled promptly after the determination of Fair Market Value. Any dispute as to Fair Market Value shall be determined as follows:

(a) An MAI appraiser (the "Baseball Arbitrator") shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association ("AAA"). The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five year period and shall have at least ten years experience in the appraisal of office space in the Lake Merritt submarket in the Bay Area comparable in size, location and quality to the floors with respect to which the Renewal Option was exercised. The Baseball Arbitrator shall determine which of Landlord's Determination and Tenant's Determination more closely represents the Fair Market Value for the floors with respect to which the Renewal Option was exercised for the applicable Renewal Term, taking into account the definition of Fair Market Value, as set forth in this Lease. The Baseball Arbitrator may not select any other rental value for the applicable Renewal Term. The determination of the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for the Base Rent payable for the applicable Renewal Term for the floors with respect to which the Renewal Option was exercised. After a determination has been made of the Fair Market Value, the parties shall execute and deliver an instrument setting forth the Base Rent for such floors for the applicable Renewal Term, but the failure to so execute and deliver any such instrument shall not affect the determination of such Base Rent in accordance with this Section 8.

(b) Landlord and Tenant agree to, and hereby do: (i) waive any and all rights either of them at any time may have to revoke their agreement hereunder to submit to arbitration; (ii) consent to the entry of judgment in any court upon any award rendered in any arbitration held pursuant to this Section 8; (iii) acknowledge that any award rendered in any arbitration held pursuant to this Section 8, whether or not such award has been entered for judgment, shall be final and binding upon Landlord and Tenant.

9. **Rent**

9.1 During the Term of this Lease (but subject to the provisions of Section 1.8 of this Lease), Tenant shall pay to Landlord without prior notice or demand, except as otherwise expressly provided in this Lease, Base Rent in the amount specified in Section 1.7 and Exhibit C ("Base Rent"), payable in lawful money of the United States in advance on or before the first

(1st) day of each calendar month during the term beginning on the Rent Commencement Date. "Rent" includes Base Rent and any additional rent payable under this Lease, such as payments of Tenant's Pro Rata Share of Operating Costs.

9.2 Rent for any period during the term which is less than one (1) month shall be prorated based on the actual number of days in that month. Rent shall be paid to Landlord at the address specified in Section 1.9 or at such other place as Landlord may from time to time designate in writing.

10. Right of First Offer; Right of First Refusal

10.1 As used herein,

"Available" means, as to any space, that such space contains more than 5,000 rentable square feet, and is vacant and free of any present or future possessory right or option ("Existing Rights") existing as of the date of this Lease in favor of any third party, subject to the provisions of Section 10.2(f); provided, however, the space shall be deemed to be subject to any particular Existing Right only for so long as the holder of such Existing Right then has the right to exercise such Existing Right in accordance with its lease governing such Existing Right as the same exists on the date hereof. With respect to tenants occupying a space, Existing Rights shall include any renewal to the existing tenant, provided that such tenant has an express renewal right contained in its lease. Landlord, concurrently with the execution and delivery of this Lease, shall deliver to Tenant's real estate manager, (currently Matthew Harrison) and Tenant's internal real estate counsel (currently Steven Doshay), a schedule setting forth all of the Existing Rights, along with the expiration date of the lease of each tenant in the Building and the location of the space covered by such lease. At Tenant's request, made not more than once in any twelve (12) month period, Landlord shall promptly provide Tenant with an updated schedule of Existing Rights.

"ROFO Space" means any office space in the Building that is (A) leased to a third party as of the date of this Lease; or (B) any ROFR Space (as hereinafter defined) as of the date of this Lease, but not until such ROFR Space is initially leased to a third party. The parties agree that as hereafter used the terms "ROFO Space", "such ROFO Space" and "applicable ROFO Space", where the context so requires, shall refer to the particular portion of the entire ROFO Space that is set forth in the applicable ROFO Notice.

"ROFR Space" means any office space in the Building that (A) is vacant as of the date of this Lease and is not leased within twelve months from the date of this Lease; (B) was leased to Tenant pursuant to this Lease but that was surrendered to Landlord by Tenant's exercise of the Reduction Option or the Contraction Option and that is not leased within twelve (12) months after the date Tenant surrendered such space to Landlord; (C) is ROFO Space for which Tenant failed to timely give a ROFO Acceptance Notice and that is not leased for a period of twelve (12) months after the date Tenant's ROFO Acceptance Notice was due; or (D) is ROFR Space for which Tenant has failed to timely exercise its ROFR and that is not leased for six (6) months after the date ROFR acceptance was due. The parties agree that as hereafter used the terms "ROFR Space", "such ROFR Space" and "applicable ROFR Space", where the context so requires, shall refer to the particular portion of the entire ROFR Space that is set forth in the applicable Proposal.

10.2 (a) Provided that this Lease shall be in full force and effect, if as and when, from time to time during the Term, all or any portion of the ROFO Space becomes, or Landlord becomes aware that all or any portion of the ROFO Space will become, Available, then Landlord shall give Tenant notice (a "ROFO Notice") thereof, specifying (A) Landlord's good faith determination of the Fair Market Value (as defined in Section 8 of this Lease) for such ROFO Space ("Landlord's ROFO Determination"), (B) the date or estimated date that such ROFO Space has or shall become Available (the "Anticipated Availability Date"), which Anticipated Availability Date shall be not more than nine (9) months after the date of the ROFO Notice, and (C) a description of such ROFO Space. Promptly after the delivery of any ROFO Notice, Landlord shall give Tenant and its representatives reasonable access to the applicable ROFO Space for the purpose of inspecting the same and taking measurements, but subject to the rights of any occupant of such ROFO Space. Landlord may not give a ROFO Notice more than nine (9) months in advance of the Anticipated Availability Date. In the event that the ROFO Space consists of one or more entire floors of the Building or the balance of a floor already leased to Tenant, Landlord's ROFO Determination shall consist of two determinations of Fair Market Value: the first shall be Landlord's determination of Fair Market Value if Tenant elects to take delivery of the ROFO Space in its "as-is" condition, and the second shall be Landlord's determination of Fair Market Value if Tenant elects to have Landlord perform the work described in Section 15.2 of this Lease as if such ROFO Space were an ACM Floor which may or may not include Landlord performing the Tenant Improvement Work referred to therein, in order to make such ROFO Space ready for Tenant's use or occupancy.

(b) Provided that, on the date that Tenant exercises a ROFO Space Option (as hereinafter defined) and on the applicable ROFO Space Inclusion Date (as hereinafter defined), this Lease shall be in full force and effect, Tenant shall have a continuing option with respect to each portion of the ROFO Space covered by a ROFO Notice (a "ROFO Space Option"), exercisable by notice (a "ROFO Acceptance Notice") given to Landlord on or before the date that is forty-five (45) days after the giving of such ROFO Notice, to include such ROFO Space in the Premises for a term ending on the Expiration Date of this Lease with respect to the Block of Space in which such ROFO Space is located. Tenant shall notify Landlord in its ROFO Acceptance Notice whether Tenant accepts or disputes Landlord's ROFO Determination, and if Tenant disputes Landlord's ROFO Determination, the ROFO Acceptance Notice shall set forth Tenant's good faith determination of the Fair Market Value for such ROFO Space ("Tenant's ROFO Determination"). If the ROFO Space consists one or more entire floors of the Building or the balance of a floor of the Building already leased to Tenant such that Tenant leases the entire floor, then Tenant's ROFO Acceptance Notice shall also specify whether Tenant wants Landlord to perform the ACM Work described in Section 15.2 of this Lease as if such ROFO Space were an ACM Floor, which may or may not include Landlord performing the Tenant Improvement Work referred to therein. If Tenant fails to specify in its ROFO Acceptance Notice that it wants Landlord to perform ACM Work on the applicable ROFO Space, Tenant shall be deemed to have elected to have Landlord deliver the ROFO Space without performing the ACM Work. If Tenant elected to have Landlord perform the ACM Work and/or perform the Tenant Improvement Work on the ROFO Space, then Landlord shall perform such work pursuant to Section 15.2 and if Tenant shall have elected that Landlord perform only the ACM Work, Landlord shall provide to Tenant the $15.00 per rentable square foot Tenant Improvement Allowance and the $15.00 per rentable square foot Additional Allowance described in Section 15.1 for such ROFO Space.

(c) If Tenant timely delivers a ROFO Acceptance Notice, then, on the ROFO Space Inclusion Date, such ROFO Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) the Base Rent for the ROFO Space shall be equal to the Fair Market Value as of the ROFO Space Inclusion Date, and (ii) Tenant's Pro Rata Share shall be increased to a percentage equal to Tenant's Pro Rata Share (as the same may have been previously increased or decreased) plus a fraction, the numerator of which is the number of rentable square feet in such ROFO Space (measured on the basis provided in this Lease) and the denominator of which is 515,070. As used herein, the "ROFO Space Inclusion Date" shall mean (i) the date on which Landlord delivers vacant and broom-clean possession of the applicable ROFO Space to Tenant, or (ii) if Tenant elects to have Landlord perform ACM Work or the ACM Work and Tenant Improvements in such ROFO Space, the date on which the ROFO Space is delivered to Tenant with the ACM Work or the ACM Work and Tenant Improvements in such ROFO Space substantially completed in accordance with Section 15.

(d) If in any ROFO Acceptance Notice Tenant disputes Landlord's determination of Fair Market Value, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of the ROFO Acceptance Notice, then the dispute shall be resolved by arbitration as set forth below. If the dispute shall not have been resolved on or before the applicable ROFO Space Inclusion Date, then pending such resolution, Tenant shall pay, as Base Rent for the applicable ROFO Space, an amount equal to the average of Landlord's ROFO Determination and Tenant's ROFO Determination, which amount shall be reconciled promptly after the determination of Fair Market Value. Any dispute as to Fair Market Value shall be determined as follows:

(A) A Baseball Arbitrator shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the AAA. The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five year period and shall have at least ten years experience in the appraisal of office space in the Lake Merritt submarket in the Bay Area comparable in size, location and quality to the particular ROFO Space. The Baseball Arbitrator shall determine which of Landlord's ROFO Determination and Tenant's ROFO Determination more closely represents the Fair Market Value for the ROFO Space, taking into account the definition of Fair Market Value, as set forth in this Lease. The Baseball Arbitrator may not select any other rental value for the applicable ROFO Space. The determination of the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for the Base Rent payable for the applicable ROFO Space. After a determination has been made of the Fair Market Value, the parties shall execute and deliver an instrument setting forth the Base Rent for the applicable ROFO Space, but the failure to so execute and deliver any such instrument shall not affect the determination of such Base Rent in accordance with this Section 10.

(B) Landlord and Tenant agree to, and hereby do: (i) waive any and all rights either of them at any time may have to revoke their agreement hereunder to submit to arbitration; (ii) consent to the entry of judgment in any court upon any award rendered in any arbitration held pursuant to this Section 10; (iii) acknowledge that any award rendered in any arbitration held pursuant to this Section 10, whether or not such award has been entered for judgment, shall be final and binding upon Landlord and Tenant.

(e) Landlord shall use reasonable efforts to deliver to Tenant the ROFO Space by the Outside ROFO Delivery Date (as hereinafter defined). If Landlord is unable to deliver possession of any such ROFO Space to Tenant for any reason on or before the applicable Outside ROFO Delivery Date, the applicable ROFO Space Inclusion Date shall be the date on which Landlord is able to so deliver possession, and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. If an existing tenant of the ROFO Space holds over, Landlord shall use commercially reasonable efforts, which shall include the commencement of an eviction action against such holdover tenant, to obtain possession of such ROFO Space. Notwithstanding the foregoing, if Landlord is unable to deliver possession of such ROFO Space to Tenant within 180 days after the Outside ROFO Delivery Date, Tenant, upon notice to Landlord given at any time after the expiration of such 180 day period (unless the ROFO Space Inclusion Date shall have occurred prior to the giving of such notice), may withdraw its ROFO Acceptance Notice and such ROFO Space shall not become part of the Premises. As used herein, the Outside ROFO Delivery Date shall mean (i) the Anticipated Availability Date, if Tenant elects not to have Landlord perform any ACM Work on such ROFO Space, (ii) six (6) months after the Anticipated Availability Date, if Tenant elects to have Landlord have Landlord perform the ACM Work only on such ROFO Space, or (iii) two (2) months after the date for completion shown on the Schedule approved by the parties pursuant to Section 15.5(b) if Tenant elects to have Landlord perform the ACM Work and Tenant Improvements on such ROFO Space.

(f) If Tenant fails timely to give a ROFO Acceptance Notice, then, subject to Tenant's continuing ROFO Space Option on such ROFO Space when it again becomes Available, Landlord may enter into one or more leases of the applicable ROFO Space (or any portion thereof) with third parties on such terms and conditions (including any renewal or expansion options which shall be superior to Tenant's continuing ROFO Space Option) as Landlord shall determine for a period of twelve (12) months, after which any unleased portion of the ROFO Space shall become ROFR Space, as set forth in Section 10.1.

(g) Promptly after the occurrence of a ROFO Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the applicable ROFO Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the applicable ROFO Space in the Premises in accordance with this Section 10.

10.3 (a) If Landlord shall receive a written proposal from a bona fide third party to lease any ROFR Space which offer Landlord desires to accept (the "Proposal"), Landlord shall promptly send a copy of the Proposal to Tenant. Tenant shall have the first right (the "ROFR Space Option") to be exercised within ten (10) business days after receipt of the Proposal to notify Landlord in writing that Tenant elects to lease all, but not less than all of the ROFR Space identified in the Proposal on the same terms and conditions contained in the Proposal, except as set forth below.

(b) If Tenant duly exercises the ROFR to lease the ROFR Space identified in the Proposal on the same terms and conditions as contained therein:

(i) Landlord shall deliver the ROFR Space to Tenant on or before the date set forth in the Proposal for delivery thereof (the "ROFR Space Commencement Date").

(ii) The expiration of the term of this Lease with respect to the ROFR Space shall occur simultaneously with the Expiration Date of this Lease with respect to the Block of Space specified by Tenant in its election notice to Landlord and if Tenant fails to specify such Expiration Date, it shall be deemed that Tenant elected the Expiration Date furthest from the date of Tenant's notice to Landlord.

(iii) The ROFR Space shall be included in the Premises effective as of the applicable ROFR Space Commencement Date on the same terms, covenants and conditions as are contained in this Lease, with the following exceptions and modifications:

(A) The Rentable Area of the Premises shall be increased by the Rentable Area of the ROFR Space;

(B) Tenant's Pro Rata Share shall be increased to reflect the Rentable Area of the ROFR Space; and

(C) Base Rent with respect to the ROFR Space shall be equal to the amount thereof set forth in the Proposal and shall commence on the date specified in the Proposal;

(iv) Tenant shall accept possession from Landlord of any ROFR Space in the condition described in the Proposal, ordinary wear and tear and damage from fire, other casualty or condemnation excepted. Landlord agrees that Landlord shall have the same obligations to repair any portions of the ROFR Space damaged by fire, casualty or condemnation as Landlord would have had to repair if such damaged portions were included in the Premises on the date of such fire, casualty or condemnation.

(v) Tenant shall be entitled to any concessions with respect to the ROFR Space if and to the extent contained in the Proposal (rent abatement, improvement allowances, commissions), equitably adjusted to take into account the term contained in the Proposal compared to the Term of the ROFR Space pursuant to this Lease.

(vi) Within thirty (30) days following written request by either Landlord or Tenant following the exercise by Tenant of the ROFR, Landlord and Tenant shall enter into an amendment of this Lease confirming the terms, conditions and provisions applicable to the ROFR Space as determined in accordance herewith; provided that the failure to do so shall not affect Tenant's leasing of the ROFR Space or constitute or give rise to a Default hereunder.

(vii) If Tenant does not timely exercise the ROFR with respect to any ROFR Space under this Section, Landlord shall thereafter have the right to enter into a lease of the ROFR Space with the party that submitted the Proposal on the terms and conditions contained in the Proposal and on such other terms and conditions (including

renewal options for such ROFR Space which shall be superior to Tenant's continuing ROFO Space Option) as Landlord shall determine so long as the same are not inconsistent with the Proposal. In the event Landlord fails to enter into a lease with such party within six (6) months after the date of the Proposal, the ROFR Space described in the Proposal shall again become subject to Tenant's ROFR hereunder.

(viii) Notwithstanding anything to the contrary contained herein, as long as Landlord has not granted the occupant of such space or any other third party any rights which conflict with Tenant's rights under this Section 10.3, Landlord shall not be deemed in default under this Lease, if it is unable to deliver any ROFR Space on the scheduled delivery date due solely to the failure of any occupant of such space to have vacated it by such date; provided, that, if any such delay continues for more than one hundred eighty (180) days, Tenant shall have the right to rescind the exercise of its ROFR with respect to such ROFR Space by notice delivered to Landlord at any time thereafter but prior to delivery of such space. Landlord will use all reasonable efforts, including the prompt commencement and diligent prosecution of an eviction action, to regain possession of such space as promptly as reasonably possible. In no event shall Tenant be required to accept delivery of less than the full amount of any ROFR Space that it has elected to lease under this Section 10.3.

10.4 As provided in Section 6.2, this Section 10 shall be applicable as of the date of this Lease and any exercise by Tenant of a ROFO Space Option or a ROFR Space Option (as hereinafter defined), whether before or after the Commencement Date, shall be governed by this Section 10.

11. **Real Property Taxes**

11.1 "Real Property Tax", as used in this Lease, shall include all real property taxes on the Building and the Site, general and special assessments, license fees, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Real Property Tax. Tenant's obligation to pay its share of assessments as provided in this Section shall be calculated on the basis of the amount due if Landlord allows the assessment to go to bond and the assessment is to be paid in installments, even if Landlord pays the assessment in full. Real Property Tax shall be reduced by any net tax incentives or abatements received by Landlord with respect to the Building and/or the Site.

11.2 Notwithstanding Section 11.1, Real Property Taxes shall not include any of the following: Landlord's federal, state, or local income, franchise, inheritance or estate taxes; transfer taxes, or other taxes in the nature of income taxes; late payment charges or other penalties; taxes imposed as a result of Landlord's ownership of any real property other than the Site; increases in Real Property Taxes (whether the increases result from increased rate and/or valuation attributable to additional improvements) attributable to additional improvements to the Building that are constructed for the sole benefit of another tenant of the Building.

11.3 Landlord represents and warrants to Tenant that the Building is separately assessed.

11.4 Landlord shall provide Tenant with a copy of each Real Property Tax statement from the taxing authority promptly after Landlord's receipt thereof. Tenant shall pay Landlord its Pro Rata Share of Real Property Taxes in excess of the Base Year as part of Operating Costs as specified in Section 12, Operating Costs. Real Property Taxes shall not include amounts assessed for periods prior to or after the Term of this Lease.

11.5 Notwithstanding any provision to the contrary contained in this Lease, Tenant shall not be liable for increases in Real Property Taxes that result from reassessment caused by any changes in ownership of the Building and/or the Site or other improvements during the first two years of the Term, or due to improvements made by other tenants in the Building or due to an expansion of or addition to the Building. For purposes of this Lease, "change in ownership" has the same definition as in California Revenue and Taxation Code, Sections 60 through 62, or any amendments or successor statutes to those Sections.

12. **Operating Costs**

12.1 (a) "Operating Costs" shall mean all direct costs of operation and maintenance of the Building, including janitorial, maintenance, security guard and other service contracts; the cost of ACM air sampling, testing and monitoring for the Building; charges for heat, ventilation and air conditioning, light, power, water, sewer and waste disposal and other utilities furnished by Landlord and not furnished by Tenant or any other tenant or not otherwise billed directly to Tenant or to other tenants by Landlord; Real Property Tax (as defined in Section 11, Real Property Taxes); materials, supplies, equipment; maintenance and repairs; insurance premiums related to the operation and maintenance of the Building; license, permit and inspection fees; management fees, wages, salaries, and payroll of personnel ("Management Personnel") engaged in the direct management, operation and maintenance of the Building, excluding Landlord's owners or officers and any employees above the grade of Building manager, in an amount not to exceed three percent (3%) of Operating Costs (excluding management fees, and wages, salaries and payroll of Management Personnel and the cost of electricity separately metered to any premises); the then Fair Market Value of any property manager's office in the Building up to 2,500 rentable square feet with rents not greater than rents charged for the same size space in the Building located on a floor not higher than the fifth (5th) floor of the Building; the amortized cost of improvements or equipment (amortized over their useful lives in accordance with GAAP (as hereinafter defined)) which are capital in nature and which (x) are intended to and have a likely result of reducing other elements of Operating Costs for the Building, or (y) are required by any Laws (as hereinafter defined) enacted after the date of this Lease (except for such costs which are stated elsewhere in this Lease to be the sole responsibility of Landlord and not recoverable as Operating Costs, or as the sole responsibility of other parties, including other tenants, and specifically excluding any ACM (as hereinafter defined) abatement, or (z) replace any worn out or obsolete Building systems, fixtures or equipment.

(b) Operating Costs shall not include any of the following: (A) depreciation and amortization of the Building; (B) costs, including permit, license or inspection costs, incurred with respect to Tenant Improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant or occupied space for occupants or prospective occupants of the Building; (C) real estate brokers' commissions and fees; (D) wages, salaries and

other expenses reimbursable to Landlord, (E) benefits and other compensation of any personnel above the grade of Building manager (including, without limitation, Landlord's owners and officers) and Landlord's general overhead and administrative expenses; (F) Landlord's corporate overhead, including without limitation, the cost of Landlord's general corporate accounting and the cost of preparation of Landlord's income tax or information returns; (G) legal fees for suits or actions which do not directly benefit all tenants in the Building; (H) legal, accounting or other professional fees incurred in connection with negotiating, preparing or enforcing leases or lease terms, or amendments of leases; (I) legal costs incurred in connection with the development, construction, alteration or improvement of the Building, or legal, auditing, accounting or other professional fees not allocated to the operation or management of the Building; (J) costs incurred due to violations by Landlord, or by any tenant (including Tenant) in the Building, of the terms and conditions of any lease, and penalties or interest for late payment of any obligation of Landlord; (K) costs in connection with terminations of leases or extensions of leases; (L) expenditures that would be required to be treated as capital improvements and replacements (including, without limitation, costs of capital equipment and tools) under generally accepted accounting principles ("GAAP") except to the extent otherwise specifically permitted to be included as Operating Costs in this Lease; (M) costs for repairs and other work due to a casualty, and repairs or improvements paid for from the proceeds of insurance (or which would have been paid from the proceeds of insurance required to be carried by Landlord under this Lease if Landlord has failed to carry such insurance, or which would have been paid from the proceeds of insurance, but for deductibles under policies carried by Landlord under this Lease in excess of those Landlord is permitted to carry under this Lease), or paid for directly by Tenant, any other tenant(s) of the Building or any third party; (N) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Costs; (O) costs of repairs or replacements incurred by reason of eminent domain; (P) costs for repairs or improvements made for the benefit solely of tenants of the Building other than Tenant; (Q) ground lease rental and other charges payable under ground or underlying leases; (R) any tenant improvement allowance given to any tenant (including Tenant) whether given by contribution or credit against Base Rent or otherwise, and any abatements or credits to Base Rent or additional Rent; (S) the costs incurred in performing work or furnishing services for any tenant (including Tenant) in the Building, whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to tenants in the Building generally, (T) any rental concessions to, or lease buy-outs of, Tenant or any other tenant in the Building; (U) interest, including interest on debt, debt service or amortization payments on any mortgage or deed of trust encumbering the Building and any financing and refinancing costs with respect thereto; (V) the cost for services or other benefits, including utility charges (including, without limitation, water, electricity, power, gas, sewer, waste disposal, communication and cable television facilities, heating, cooling, lighting and ventilation) for which Landlord is entitled to be reimbursed by Tenant or other tenants of the Building pursuant to any other provision of this Lease, or for which Tenant or any other tenant of the Building is charged directly by any local public service company; (W) any expense for which Landlord is reimbursed by any tenant (including Tenant) as an additional charge in excess of Base Rent; (X) costs incurred to clean up, contain, encapsulate, abate, remove, dispose of, or otherwise remedy hazardous materials or ACM on, in, at, under or from the Building or the Site; (Y) costs incurred for permanent and temporary works of art and decorations, (Z) Landlord's income taxes and franchise, gains or estate taxes imposed upon the income of Landlord; (AA)

costs incurred with respect to the creation of a mortgage, deed of trust or a superior lease or in connection with a sale of the Building or of the entity comprising Landlord or any interest therein, including, without limitation, survey, legal fees and disbursements, transfer taxes or stamps and appraisals, engineering and inspection reports associated with the contemplated sale; (BB) any costs and compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord for a profit; (CC) costs incurred with respect to any specialty use or service in the Building which is operated by Landlord and is not available for use by Tenant or its employees; (DD) any costs expressly to be excluded as Operating Costs under any other provision of this Lease; (EE) the costs, expenses and fees of any asset manager or investment advisor representing Landlord or any partner or any other constituent member of Landlord; (FF) costs arising from Landlord's charitable or political contributions and real estate association dues and licensing fees; (GG) any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of Operating Costs (including Real Property Taxes); (HH) any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for the obtaining or renewal of a certificate of occupancy (or equivalent) for the Building or any space therein; (II) the cost of overtime or other expense to Landlord in curing its defaults; (JJ) the cost of any repairs, alterations, additions, improvements or replacements made to rectify, remedy or correct any structural or other defect in the original design, construction materials, installations or workmanship of the Building; (KK) expenses incurred due to damages and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (LL) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same would exceed the cost of such services rendered by unaffiliated third parties on a competitive basis; (MM) rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature; (NN) all advertising and promotional expenditures and purchasing or construction costs of signs in or on the Building; (OO) costs of compliance with Laws (as hereinafter defined) in existence as of the date of this Lease; (PP) the costs associated with converting Building Systems away from the use of chloro-fluorocarbons; (QQ) expenses attributable solely to storage space in the Building; (RR) the Operating Costs incurred by Landlord relating solely to retail stores in the Building (if any); (SS) payment of damages, attorneys' fees and any other amounts to any person seeking recovery on account of the negligence or other torts (including any tort claims relating to ACM) of Landlord or its contractors; (TT) rental value or rental for any property manager's offices in the Building, except to the extent expressly permitted in <u>Section 12.1(a)</u>; (UU) any fee payable to any operator of a garage or parking facility located in the Building or on the Site or which provides parking for the Building; and (VV) any cost to repair damage as a result of earthquakes and related aftershocks not covered by insurance, provided that the cost of maintenance, cleanup and protective measures that are necessitated by earthquakes and related aftershocks not covered by insurance may be included in Operating Costs except to the extent such costs are stated elsewhere in this Lease to be the sole responsibility of Landlord and not recoverable as Operating Costs. In no event shall Operating Costs exceed one hundred percent (100%) of the actual costs incurred by Landlord.

(c) Operating Costs shall be net only and for that purpose shall be deemed reduced by the amount of all reimbursements, recoupments, payments, discounts, credits, reductions, allowances or the like actually received by Landlord in connection with Operating

Costs; provided, however, that Landlord may include in Operating Costs the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such reimbursements, recoupments, payments, discounts, credits, reductions, allowances or the like. In addition, if in any calendar year following the Base Year, a new Operating Cost category (such as, by way of example only and without limitation, earthquake insurance or concierge services if not included in Operating Costs for the Base Year and, for such purpose, a higher amount of insurance coverage shall be deemed to be a new category), is included in Operating Costs which was not included in the Operating Costs during the Base Year, then the cost of such new item shall be added to the Operating Costs for the Base Year for purposes of determining the amount payable by Tenant under this Section 12 for such calendar year, and during each subsequent calendar year, the same amount shall continue to be included in the computation of Operating Costs for the Base Year, resulting in Operating Costs for each such calendar year including (as to such category of Operating Costs) only the increase in the cost of such new Operating Cost category over the Base Year, as so adjusted. However, if in any calendar year thereafter, such new category item is not included in Operating Costs, then no such addition shall be made to Operating Costs for the Base Year. Conversely, when a category of Operating Costs that was originally included in the Operating Costs during the Base Year is, in any calendar year, no longer included in Operating Costs, then the cost of such item shall be deleted from the calculation of Operating Costs during the Base Year for purposes of determining the amounts payable by Tenant under this Section 12 for such calendar year. The same amount shall continue to be deleted from the calculation of Operating Costs for the Base Year for each calendar year thereafter that the Operating Costs category is so not included. However, if such category of Operating Costs is again included in the Operating Costs for any calendar year, then the amount of any Operating Cost category originally included in the Operating Costs for the Base Year shall again be added back to the Operating Costs for the Base Year.

12.2 Prior to each calendar year, Landlord may reasonably estimate Tenant's Pro Rata Share of Operating Costs due for each calendar year and collect from Tenant on a monthly basis, Tenant's estimated Pro Rata Share of Operating Costs, provided that Landlord's estimate shall not exceed 104% of the previous calendar year's actual Operating Costs, except to the extent that expenses which are uncontrollable cause such estimate to exceed such cap. Landlord may periodically revise the estimate to reflect changed circumstances (but in no event more often than once per annum), and Tenant shall make subsequent Operating Cost payments based upon the revised estimate subject to the annual cap on estimates referred to in the preceding sentence. In the event that Landlord fails to deliver an estimate of Tenant's Pro Rata Share of Operating Costs prior to the beginning of any year, Tenant shall continue making payments based on the previous estimate until the new estimate is delivered to Tenant. Within one hundred twenty (120) days after the end of each year, Landlord shall provide Tenant with a statement of actual Operating Costs, which shall be prepared in accordance with GAAP on a consistent basis and provide supporting documentation, certified by Landlord's independent certified public accountant and in reasonable detail, divided into at least the categories specified in Exhibit O annexed hereto. If the statement indicates that Tenant has made insufficient payments to satisfy Tenant's Pro Rata Share of Operating Costs for the previous year, Tenant shall pay any deficiency to Landlord within thirty (30) days after receipt of Landlord's statement. Notwithstanding any provision to the contrary contained in this Lease, Landlord's failure to deliver to Tenant Landlord's statement of actual Operating Costs within one year after the end of any calendar year for which a deficiency is due shall release Tenant from the obligation to pay the deficiency provided for in

this Section 12.2. Any excess payments indicated by the statement shall be credited to Tenant against future installments of Rent or, at Landlord's option, returned to Tenant within thirty (30) days after delivery of the annual statement.

12.3 Landlord shall keep at the Building or its corporate offices in Hollywood, California, full, accurate, and separate books of account and all supporting documents covering Landlord's Operating Costs; provided, however, that if such books of account and supporting documents covering Landlord's Operating Costs are not kept at the Building, Landlord shall deliver full, accurate, and complete copies of the same electronically to Tenant for review by Tenant and its agents. The books of account and all supporting documents shall be retained by Landlord as set forth in the preceding sentence for at least four (4) years after the expiration of each calendar year. Tenant and its agents shall have the right at all reasonable times during the Term on thirty (30) days' prior notice to inspect or audit the books of account and supporting documents. Upon request by Tenant, Landlord will provide supporting documents.

12.4 Within one year after receipt of the statement of Operating Costs (the "Review Period"), including the statement of Base Year Operating Costs, Tenant, its authorized agents or a certified public accounting firm selected by it may, upon ten (10) days' prior notice, inspect the books of Landlord during business hours to verify information in the statement, provided, however, that Tenant may inspect the books of Landlord to verify the Base Year Operating Costs at the same that that Tenant first inspects the books of Landlord to verify any Operating Cost statement. If Tenant disputes the accuracy of the Operating Costs statement, then Tenant may request an audit to be conducted at Tenant's expense by a certified public accountant of Tenant's selection or Tenant's employee or agent ("Tenant's CPA") on a contingent fee or non-contingent fee basis. As a condition precedent to reviewing Landlord's books, Tenant and Tenant's CPA shall, at Landlord's request, execute a commercially reasonable confidentiality agreement, substantially in the form annexed to this Agreement as Exhibit V. Tenant shall have no right to contest, review or audit such statement if an Event of Default is continuing, or if Tenant fails to give such written notice during the Review Period. Landlord may elect to contest the conclusion of Tenant's CPA by giving a written contest notice (the "Contest Notice") to Tenant within sixty (60) days after receipt of the audit, such Contest Notice containing the name of a firm of certified public accountants appointed by Landlord ("Landlord's CPA"). Landlord's CPA and Tenant's CPA shall meet and confer within 30 days after the Contest Notice is given in an attempt to agree on any disputed items. If Landlord's CPA and Tenant's CPA are unable to agree on all disputed items within 45 days after the Contest Notice, then each of Landlord's CPA and Tenant's CPA shall propose and deliver to each other in writing an amount to be paid by Tenant to Landlord or Landlord to Tenant relating to the Operating Costs being audited. Tenant's CPA and Landlord's CPA shall agree on a third CPA experienced in real estate accounting unaffiliated with Landlord, Tenant and their respective CPA's and who has not worked for Landlord, Tenant or their respective CPA's in the two (2) years preceding the date of the audit. Such third CPA (the "Deciding CPA") shall meet for one day or less with Landlord's CPA and Tenant's CPA within fifteen (15) days after the appointment of such Deciding CPA, and at the end of such meeting the Deciding CPA shall determine the proper amount of Operating Costs, and such decision shall be final, binding and nonappealable. Landlord shall pay for Landlord's CPA, Tenant shall pay for Tenant's CPA, and the cost of the Deciding CPA shall be divided equally among the parties No books and records may be removed from Landlord's office, but Landlord shall permit copies to be made at Tenant's expense. Notwithstanding the foregoing, if it is determined by agreement of

Landlord and Tenant or otherwise that Operating Costs have been overstated by (x) four percent (4%) or more, if Tenant's CPA was hired on a contingent fee basis, or (y) three percent (3%) or more, if Tenant's CPA was hired on a non-contingent fee basis, then, in either such case, Landlord shall pay for the reasonable cost of Tenant's CPA and the Deciding CPA and the cost of the audit conducted by Tenant. If Landlord shall fail to reimburse Tenant for such costs or the amount of costs determined to be overstated within thirty (30) days after delivery of Tenant's demand therefor, accompanied by reasonable supporting documentation, and such failure continues for five (5) Business Days after a second notice from Tenant, Tenant may offset or credit such amount against Base Rent, provided that in any month Tenant shall not be entitled to offset more than fifty percent (50%) of the Base Rent due for that month.

12.5 (a) Adjustments shall be made to the Operating Costs for the Base Year to reflect the costs of service contracts which do not take effect until a later date due to warranties or any similar contractual arrangements. Base Year Operating Costs shall be adjusted to reflect as nearly as possible the Operating Costs that would be incurred in a normal calendar year. If any tenant shall provide its own cleaning or other services which would otherwise form a portion of Operating Costs (so that the cost thereof is reflected in such tenant's basic rent), then Operating Costs for the Base Year shall equitably be adjusted to reflect Operating Costs as though Landlord had provided the services.

(b) Notwithstanding anything to the contrary set forth herein, for any calendar year (including the Base Year) in which less than ninety-five percent (95%) of the rentable space in the Building is leased and occupied during all or a portion of the calendar year or Base Year all "Variable Components", as that term is defined in this Section, below, of Operating Costs for such calendar year or the Base Year, or portion thereof, shall be grossed-up, employing sound accounting and property management principles, to the amount such Variable Components would have been in the event the Building had been ninety-five percent (95%) leased and occupied during all or a portion of the calendar year (including the Base Year), and the adjusted amount of the Variable Components shall be used in determining Operating Costs for such calendar year or the Base Year. Such adjustment, however, shall not result in Landlord receiving from Tenant and other tenants in connection with the Variable Components more than one hundred percent (100%) of the cost of such Variable Components. "Variable Components" shall be those components that vary based upon occupancy levels and shall specifically exclude "Fixed Costs." The term "Fixed Costs" means (a) Real Property Taxes charged against all portions of the Building other than Real Property Taxes charged against Tenant Improvements (which Tenant Improvements do not include base Building improvements), (b) premiums incurred by Landlord for liability insurance and property damage insurance relating to Landlord's ownership and/or operation of the Building, (c) landscaping costs relating to the Building, (d) costs, including janitorial and utility costs, relating to portions of the Common Areas located outside the Building and the portions of the Common Areas locating within the Building, which Common Areas are not located on floors of the Building above the lobby level of the Building, and (e) exterior window washing costs.

12.6 If the Term begins on a date other than the first day of January, or if the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, and Tenant's Pro Rata Share of increases in Operating Costs for such year shall be represented by a fraction,

the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 12.7 shall survive the Expiration Date or any sooner termination provided for in this Lease.

13. **Personal Property Taxes**

Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or elsewhere. Tenant's trade fixtures, furnishings, equipment, and all other personal property shall be assessed and billed separately from the real property of Landlord. If Tenant's personal property is assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant's personal property within thirty (30) days after receipt of a written statement in reasonable detail setting forth the amount of such taxes and evidence demonstrating that Tenant's personal property is assessed with Landlord's real property.

14. **Right to Contest Taxes**

14.1 At Tenant's request, Landlord shall, at Tenant's expense, contest the amount or validity of any Real Property Taxes by appropriate proceedings. After written request (the "Tax Notice") delivered to Landlord by Tenant, Landlord shall, at Landlord's option, either (i) diligently pursue claims with Tenant for reductions in the Real Property Taxes, or (ii) allow Tenant to pursue such claims with Landlord's concurrence, in the name of Landlord. If Landlord agrees to pursue such claims or concurs in the decision to pursue such claims but elects to have them pursued by Tenant, the cost of such proceedings shall be paid by Landlord and included in the Real Property Taxes in the year such expenses are paid. Tenant may give a Tax Notice prior to or after the issuance of the actual tax bill by the taxing authority or receipt by Tenant of a billing from Landlord for Tenant's Pro Rata Share thereof. If Landlord is pursuing a reduction in Real Property Taxes, Landlord shall give Tenant at least ten (10) days prior written notice of any meeting with the tax assessor's office to discuss Real Property Tax assessments and Tenant may elect to attend such meeting. If Landlord does not concur in Tenant's decision to contest the amount or validity of any Real Property Taxes, and Tenant causes an increase in Real Property Taxes by prosecuting such contest, Tenant shall be responsible for any claims, losses, liabilities, costs and expenses incurred by Landlord as the result of such protest, including the amount of any increase in Real Property Taxes.

14.2 In the event it is determined that taxes have been overpaid or that the taxpayer is entitled to a reimbursement or retroactive decrease, then Tenant shall be entitled to receive a refund of any such taxes overpaid or otherwise credited.

15. **Tenant Improvements; ACM Abatement.**

Pursuant to and in accordance with this Section 15, Tenant shall have the right to (i) perform its Tenant Improvements without causing Landlord to perform the ACM Work described in Section 15.2, or (ii) cause Landlord to perform the ACM Work described in Section 15.2, at Landlord's expense, and the Tenant Improvement Work described in Section 15.3, or

(iii) cause Landlord to perform only the ACM Work described in Section 15.2, at Landlord's expense, in which event Tenant shall perform its Tenant Improvements.

15.1 Tenant Improvement Allowance. (a) In consideration of Tenant's performance of Tenant Improvements to be made to any portion of the Premises (which may include ROFO Space if Tenant elects to have Landlord perform the ACM Work on such ROFO Space in accordance with Section 10.2) Landlord shall pay a tenant improvement allowance (the "Tenant Improvement Allowance") equal to up to fifteen dollars ($15) per rentable square foot of the Premises, as such rentable square footage is set forth in Exhibit C, whether Tenant performs its Tenant Improvements before or after the Commencement Date. Subject to the other terms of this Section 15, and whether Tenant applies for the Tenant Improvement Allowance before or after the Commencement Date, the Tenant Improvement Allowance payable to Tenant under this Section 15.1(a) may be used and/or reallocated by Tenant to any portion of the Premises.

(b) If Tenant shall give the ACM Notice, then after Landlord has completed the ACM Work, Tenant may perform Tenant Improvements and in addition to the Tenant Improvement Allowance, Landlord shall pay an additional improvement allowance (the "Additional Allowance") in the amount of up to fifteen dollars ($15) per rentable square foot of the Premises in which the ACM Work is performed (which may include ROFO Space if Tenant elects to have Landlord perform the ACM Work on such ROFO Space in accordance with Section 10.2), as such rentable square footage is set forth in Exhibit C (for a total improvement allowance of up to $30.00 per rentable square foot). The Additional Allowance shall only be used by Tenant to pay for the cost of Tenant Improvements in that portion of the Premises in which the ACM Work is performed, and may not be used or reallocated to any other portion of the Premises. Tenant may draw the Tenant Improvement Allowance and the Additional Allowance before expending any of Tenant's funds.

(c) The Tenant Improvement Allowance and Additional Allowance may be used solely to pay for Tenant's actual costs of performing or installing the Tenant Improvements. For purposes of this Article 15, actual costs of performing or installing Tenant Improvements shall include both so-called "hard" construction costs and so-called "soft" costs. Hard costs shall include, without limitation, the cost of alterations, painting, carpeting, wall covering, telephone systems, data systems, computer systems and cabling and, subject to the limitation in the following sentence, furniture and fixtures. In no event shall more than $4.50 per square foot of the Tenant Improvement Allowance be used to pay for the cost of furniture or fixtures of Tenant. In no event shall any portion of the Additional Allowance be used to pay for the cost of furniture or fixtures of Tenant. Soft costs shall include, without limitation, the cost of architectural, engineering, space planning, permits and moving costs.

(d) Provided that there shall not then be existing an Event of Default under the provisions of this Lease, or, if Tenant is making application for payment prior to the Commencement Date of this Lease, under the Existing Lease, Landlord shall disburse the Tenant Improvement Allowance or Additional Allowance to pay for such costs by paying the contractors, suppliers, architects or consultants designated by Tenant or by reimbursing Tenant (at Tenant's option) from time to time (but not more than monthly) during the progress of such Tenant Improvements within thirty (30) days after receipt from Tenant of the following documentation therefor:

(i) Tenant's application for disbursement of the Tenant Improvement Allowance and/or the Additional Allowance, as applicable, which shall be accompanied by reasonably detailed supporting documentation demonstrating the actual cost of performing and installing the applicable Tenant Improvements; and

(ii) a certification of any architect supervising the Tenant Improvement Work, stating that the Tenant Improvement Work for which Tenant is applying for payment has been completed substantially in accordance with the plans and specifications therefor that have been approved by Landlord in accordance with Exhibit R; and

(iii) properly executed conditional lien waivers in form complying with California Civil Code Section 3262(d)(1) from the general contractor, the mechanical, electrical and plumbing contractors, and all other contractors and subcontractors performing any part of such Tenant Improvement Work where the cost of such contractor's or subcontractor's work exceeds $25,000.

Each disbursement of the Tenant Improvement Allowance or Additional Allowance for hard costs shall be subject to retainage of ten percent (10%) of the amount of such requested disbursement, which amount shall not be duplicative of any retainage to which Tenant is entitled pursuant to the terms of its agreement with its contractor. If Tenant's agreement with its contractor shall permit Tenant to retain any portion of the sums due such contractor, Tenant's application to Landlord for disbursement shall reflect such retainage, and Landlord shall disburse the amount requested without withholding a sum in excess of ten percent (10%). By way of example only, if Tenant shall be entitled to ten percent (10%) retainage under its agreement with its contractor, and if such contractor shall have completed $100 worth of work and be applying for the same, then Tenant shall pay $90 to its contractor and Landlord shall disburse $90 to Tenant. If, on the other hand, Tenant shall be entitled to four percent (4%) retainage under its agreement with its contractor, and if such contractor shall have completed $100 worth of work and be applying for the same, then Tenant shall pay $96 to its contractor and Landlord shall disburse $90 to Tenant. Any retainage held by Landlord hereunder shall be released to Tenant within thirty (30) days after Landlord's receipt of the items described in Section 15.1(e). If there shall be existing an Event of Default at the time Tenant makes application for payment under this Section 15.1, Landlord shall advise Tenant and if Tenant shall cure the same, Tenant shall have the right to reapply to Landlord for payments due Tenant under this Section 15.1. If Landlord fails to pay the Tenant Improvement Allowance and/or the Additional Allowance, as applicable, within the thirty (30) day period set forth above, and such failure continues for five (5) days after a second notice from Tenant, Tenant, upon notice to Landlord, may offset any such unpaid amounts (together with interest at the Applicable Rate per annum calculated from the date such sum was due until the same shall have been applied) against the next installments of Base Rent payable under this Lease or the Existing Lease, provided that in any month Tenant shall not be entitled to offset more than fifty percent (50%) of the Base Rent due for that month. "Applicable Rate" shall mean the interest rate per annum equal to the lesser of (i) two percent (2%) above the highest prime rate of interest of United States money center banks, as published by the Wall Street Journal or any successor publication, and (ii) the maximum rate permitted under federal law or under the laws of the State of California. Any portion of the Tenant Improvement

Allowance or the Additional Allowance that is not disbursed to Tenant prior to the expiration of the Lease Term shall belong to Landlord.

(e) Within ninety (90) days (except as otherwise noted below) after the final completion of any Tenant Improvements, Tenant shall deliver to Landlord:

(i) Reproducible "as-built" plans and specifications for such Tenant Improvements;

(ii) certification of any architect supervising the Tenant Improvement Work, stating that the Tenant Improvement Work has been completed substantially in accordance with the plans and specifications therefor that have been approved by Landlord;

(iii) A copy of a recorded, valid notice of completion complying with California Civil Code Section 3093, within thirty (30) days after the final completion of any Tenant Improvements;

(iv) Copies of signed-off permits or a stamped set of final approved plans evidencing governmental approval of the completion of the Tenant Improvement Work, final permit sign off or other evidence of such governmental approval; and

(v) Properly executed unconditional final lien waivers in form complying with California Civil Code Section 3262(d)(4) from the general contractor, the mechanical, electrical and plumbing contractors, and all other contractors and subcontractors performing any part of such Tenant Improvement Work where the cost of such contractor's or subcontractor's work exceeds $25,000.

15.2 ACM Work. Landlord, upon receipt of Tenant's notice (an "ACM Notice") and at Landlord's sole expense, shall (i) abate, in accordance with all Laws, any asbestos or asbestos-containing materials (collectively, "ACM") in the Premises (including, without limitation, in the elevator lobbies, restrooms and in any other parts of any floor leased to Tenant that Tenant has the right to access (other than Common Areas) during the Term, such as shaftways), and (ii) perform all work necessary to put the ACM Floor in "Warm Shell" condition (as hereinafter defined; the work described in clauses (i) and (ii) being collectively referred to in this Lease as the "ACM Work"). Such election by Tenant may be made as specified in the ACM Notice (any such floor specified in the ACM Notice being referred to as an "ACM Floor"), provided that in no event may Tenant deliver an ACM Notice for any floor that is not fully leased by Tenant (subject to the provisions of Section 10.2). An ACM Notice may include multiple floors, but the ACM Work on such floors shall be staggered so that the Construction Period (as hereinafter defined) for one floor does not overlap the Construction Period for any other floor, and if multiple floors are designated, Tenant shall specify the order in which Landlord shall perform ACM Work on such floors. The ACM Notice shall also specify the date (the "Turnover Date") upon which Tenant shall turn over the ACM Floor to Landlord to perform the foregoing work, which date shall not be less than nine (9) months after the date the ACM Notice is given to Landlord. "Warm Shell" condition shall mean that (x) all of such ACM abatement (including the removal of asbestos-containing fireproofing from accessible and

exposed structures and installation of new fireproofing thereon) shall have been completed by Landlord, Landlord shall have received and delivered copies to Tenant of all required sign-offs or certificates from governmental or public authorities with respect to such work and Landlord shall have provided Tenant with an air-sampling report confirming that the air on the ACM Floor is in compliance with all Laws regulating the levels of airborne ACM for preoccupancy of office space after the abatement of ACM and (y) Landlord shall have performed the work listed on Exhibit S in accordance with all Laws on the ACM Floor.

15.3 ACM/Tenant Improvement Notice. Landlord, upon receipt of Tenant's notice (an "ACM/Tenant Improvement Work Notice") and at Landlord's sole expense, shall perform the ACM Work described in Section 15.2 and, subject to the provisions of this Section 15.3, shall upon completion of such ACM Work for any ACM Floor, in lieu of providing the Tenant Improvement Allowance and Additional Allowance for such ACM Floor described in Sections 15.1 and 15.2, and instead of Tenant performing Tenant Improvements with respect to the ACM Floor, Landlord shall furnish, install and perform in such ACM Floor all of the work (the "Tenant Improvement Work") for such ACM Floor shown in plans and specifications to be prepared by Tenant and approved by Landlord in accordance with Exhibit R. Within five (5) Business Days after approval of such plans and specifications, Landlord shall submit for written bids such plans and specifications to at least three general contractors reasonably approved by Tenant. All such bids shall be sealed and opened only in the presence of Landlord and Tenant unless otherwise instructed by Tenant, Landlord shall engage the lowest qualified bidder to perform the Tenant Improvement Work. Once the plans for the Tenant Improvement Work have been approved by Landlord, Tenant shall make no changes or modifications to the plans without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or notification would delay the completion of the Tenant Improvements unless Tenant agrees that it will bear such delay. Unless specifically noted to the contrary on the Plans, the Tenant Improvements shall be constructed using Building standard specifications and materials as determined by Landlord. Landlord shall be responsible to pay all hard and soft costs of the Tenant Improvement Work, up to the sum of thirty ($30) dollars per rentable square foot of the applicable ACM Floor and Tenant shall be responsible for the cost of the Tenant Improvement Work in excess of such amount (the "Overage"). Prior to commencing the Tenant Improvement Work, Landlord will deliver to deliver to Tenant a good faith estimate of the Overage and obtain Tenant's written approval to proceed with such work. After Landlord shall have paid the sum of $30.00 per rentable square foot for the Tenant Improvements it is performing, Tenant shall reimburse Landlord for the Overage on a monthly basis during the progress of the Tenant Improvements Work within thirty (30) days after Landlord shall have made a payment of any portion of Overage to such general contractor and requested such reimbursement from Tenant, which request shall be accompanied by reasonably detailed supporting documentation similar to documentation required by Tenant in Section 15.1 in order to obtain payment of the Tenant Improvement Allowance and the Additional Allowance. Landlord shall, within thirty (30) days following completion of the Tenant Improvements, submit to Tenant a statement, prepared and certified by Landlord or an authorized agent thereof ("Landlord's Statement of Costs"), setting forth Landlord's actual cost for designing and constructing the Tenant Improvements, which shall be accompanied by reasonably detailed supporting documentation. If Landlord's Statement of Costs shall indicate that Tenant has overpaid or underpaid the Overage, Tenant shall pay any deficiency or Landlord shall return any overpayment within thirty (30) days after Tenant's receipt of Landlord's Statement of Costs.

15.4 Rent Abatement. During the Construction Period (as hereinafter defined), the Base Rent and Tenant's obligation to pay Operating Costs and Real Property Taxes shall abate with respect to the portions of the Premises affected by the ACM Work or Tenant Improvements performed by Landlord. Landlord and Tenant, upon the request of either party, shall execute and deliver an agreement memorializing such dates but their failure to enter into such agreement shall not affect the validity of such dates. If Landlord and Tenant disagree as to the amount of such abatement, then such dispute shall be resolved by expedited arbitration pursuant to Section 56 of this Lease. "Construction Period" shall mean, (i) with respect to any portion of the Premises in which Landlord is performing both the ACM Work and the Tenant Improvements, the period commencing on the later of the Turnover Date or the date on which Tenant actually moves out of such portion of the Premises in contemplation of the performance by Landlord of the ACM Work and the Tenant Improvements and shall end on the date that is sixty (60) days after the applicable Completion Date (as such term is defined in Section 15.5), and (ii) with respect to any portion of the Premises in which Landlord is performing only the ACM Work and Tenant is performing the Tenant Improvements, the period commencing on the later of the Turnover Date or the date on which Tenant actually moves out of such portion of the Premises in contemplation of the performance of the ACM Work by Landlord and shall end on the date that is the earlier to occur of (x) one hundred fifty (150) days after the applicable Completion Date, and (y) the date on which Tenant shall first occupy such portion of the Premises for the normal conduct of Tenant's business.

15.5 Completion Date. (a) Landlord shall notify Tenant at least ten (10) Business Days prior to the date (the "Completion Date") on which Landlord anticipates the completion of the ACM Work (if Landlord is not performing the Tenant Improvement Work) or of the Tenant Improvement Work (if Landlord is performing the same) on an ACM Floor and the delivery of possession of the ACM Floor to Tenant. The Completion Date shall be deemed to have occurred upon the occurrence of all of the following: (1) the delivery of exclusive possession of the ACM Floor to Tenant; (2) Tenant has full access to the ACM Floor, including, without limitation, elevator access; (3) Landlord has provided all services it is required to provide under this Lease and all Building Systems serving the ACM Floor are in proper working order and serve the ACM Floor; (4) if Landlord is performing the Tenant Improvement Work, the Tenant Improvement Work has been substantially completed other than minor or insubstantial "punchlist items" which do not adversely affect (except in a de minimis manner) Tenant's ability to conduct its normal business operations in the ACM Floor (and which punchlist items Landlord shall correct or complete within thirty (30) days thereafter, except that Landlord shall have a longer period to correct or complete any punchlist items that cannot reasonably be corrected or complete within such thirty (30) day period); and (5) if Landlord is performing the Tenant Improvement Work, Landlord has provided Tenant with a valid certificate of occupancy (or its equivalent) issued by the applicable governmental authority, a certification of the supervising architect stating that the Tenant Improvement Work has been completed substantially in accordance with the plans and specifications therefor, or other evidence that Tenant is permitted to lawfully to occupy the ACM Floor for the normal conduct of its business.

(b) Prior to Landlord commencing the ACM Work and, if applicable, the Tenant Improvement Work, Landlord and Tenant shall agree on a mutually acceptable schedule (the "Schedule") for the completion of ACM Work and, if applicable, the Tenant Improvement Work. If the Completion Date has not occurred by the date which is (A) six (6) months after the

later of the Turnover Date or Tenant shall have delivered possession of an ACM Floor to Landlord for the performance of the ACM Work only or (B) two (2) months after the date shown on the Schedule for completion of the ACM Work and the Tenant Improvements Work (as the case may be, the "Outside Completion Date") for any reason other than a Force Majeure Delay or a Tenant Delay (as defined in Exhibit R), then Tenant shall be entitled to a credit against the Base Rent payable under this Lease or the Existing Lease, equal to one (1) day of Base Rent that would, but for the fact the Base Rent is abated during the Construction Period, be payable for the ACM Floor for each day that the Completion Date fails to occur after the Outside Completion Date. In addition, if the Completion Date has not occurred by the date which is two (2) months after the Outside Completion Date for any reason other than Force Majeure or Tenant Delay, then Tenant shall be entitled to a credit against the Base Rent payable under this Lease or the Existing Lease, equal to two (2) days of Base Rent that would, but for the fact the Base Rent is abated during the Construction Period, be payable for the ACM Floor for each day that the Completion Date fails to occur after the date that is two (2) months after the Outside Completion Date. Such credit against Base Rent shall commence upon the Completion Date for the applicable ACM Floor. Finally, if the Completion Date fails to occur within one year after the Outside Completion Date for any reason other than Force Majeure or Tenant Delay, Tenant, upon notice to Landlord, may terminate this Lease with respect to the ACM Floor at any time thereafter (but prior to the occurrence of the Completion Date). In the event of such termination, this Lease shall terminate with respect to the ACM Floor as if such termination date were the Expiration Date and neither party shall have any obligations to the other with respect to such ACM Floor, except that Landlord shall reimburse Tenant for (x) any amounts paid by Tenant to Landlord or the general contractor toward the Overage for such Tenant Improvement Work on the ACM Floor and (y) any other unreimbursed expenses incurred by Tenant with respect to the Tenant Improvements on such ACM Floor, including, without limitation, the cost of architectural, engineering, space planning or other consultants' fees and disbursements, permits and the cost of telephone systems, computer systems and cabling, furniture. Notwithstanding the foregoing, in the event that Tenant does not elect to exercise its right under this Section 15.5(b) to terminate this Lease with respect to an ACM Floor, Tenant shall receive no further credit against Base Rent from and after the first anniversary of the Outside Completion Date. In other words, Tenant shall be entitled to a maximum credit of twenty two (22) months of Base Rent (two months at one-for-one and ten months at two-for-one) for a given ACM Floor under the terms this Section 15.5(b).

15.6 Tenant's Work. Any Tenant Improvements constructed by Tenant shall be performed in accordance with the terms and conditions set forth in Exhibit R. Notwithstanding any provisions to the contrary contained in this Lease, including Exhibit R, Tenant may perform Tenant Improvements and move into or out of the Premises during Operating Hours, provided that Tenant does not disturb other occupants of the Building.

15.7 Performance of Work Prior to Commencement Date. As provided in Section 6.2, (i) if Tenant performs Tenant Improvements prior to the Commencement Date, such performance and all applications for payment of the Tenant Improvement Allowance shall be governed by, and pursuant to, the provisions of this Lease, and not the Existing Lease, or (ii) if Tenant gives the ACM Notice or the ACM/Tenant Improvement Work Notice prior to the Commencement Date, the performance of such work by Landlord shall be governed by, and

pursuant to, the provisions of this Lease, and not the Existing Lease, notwithstanding in either case, that the Commencement Date has not then occurred and the Existing Lease is then in effect.

15.8 Low Rise Premises. Tenant shall not be entitled to receive any Tenant Improvement Allowance or give an ACM Notice or an ACM/Tenant Improvement Work Notice with respect to any floor comprising the Low Rise Premises unless and until either (i) Tenant shall have waived in writing its Reduction Option with respect to such floor or floors or (ii) Tenant's Reduction Option shall have lapsed with respect to such floor or floors without Tenant having exercised its Reduction Option with respect to such floor(s).

16. **Antennae**

16.1 Tenant, at its cost but without payment of a fee to Landlord, may place, construct, and maintain on the Building roof one (1) television antennae and one (1) amateur radio antennae (for emergency use), all referred to as "antennae systems", subject to the following: (i) the right of Landlord to approve (not to be unreasonably withheld, conditioned or delayed) Tenant's plans and specifications therefor and to designate the contractor for any roof penetrations; (ii) compliance with the conditions of any roof bond or warranty maintained by Landlord on the roof of the Building; (iii) Landlord's reasonable right to designate the location of the antennae systems, provided such location enables Tenant to have reception; (iv) the size of the antennae systems shall be subject to Landlord's reasonable approval; (v) the antennae systems shall be solely for Tenant's own use for security and communications purposes; (vi) Tenant shall pay for all costs of the utilities incurred in connection with the operation, repair and maintenance of the antennae systems; (vii) the installation, use and maintenance and repair of the antennae systems shall not interfere with any other tenant or occupant in the Building, including without limitation radio or microwave interference or television reception interference with any installations in place as of the date Tenant installs its antennae systems; and (viii) Tenant shall erect any screening reasonably required for the antennae systems by Landlord, such screening to be consistent with existing Building materials. Tenant shall be responsible for the repair of any damage to any portion of the Premises and the Building caused by Tenant's installation, use or removal of the antennae systems. The antennae systems shall remain the exclusive property of Tenant and Tenant shall remove the same at the expiration or earlier termination of the term of the Lease. Landlord has made no warranty or representation that the antennae systems are permissible under any applicable Laws and Tenant assumes all liability and risk in obtaining all permits and approvals necessary for the installation and use of the antennae systems. In addition, Tenant, at its cost but without payment of a fee to Landlord, may have reasonable and non-exclusive access to, and use of, the shafts, risers, telephone closets, mechanical equipment rooms and all points of entry into the Building as reasonably designated by Landlord for Tenant's installation, removal, replacement, repair, maintenance and operation therein, of lines, cables and other installations for telecommunications, computers and emergency power requirements. No other tenants in the Building shall have access to the telecommunications closets in the Premises, except on a supervised and intermittent basis to the extent required to install cabling.

16.2 Any antennae system must comply with all applicable Laws. Tenant shall obtain all governmental permits or approvals required for the installation or construction of the antennae system. Landlord will cooperate with and assist Tenant in obtaining all necessary governmental permits and approvals.

16.3 In any case under this Article 16 where Landlord's approval is required, Landlord shall give or withhold such approval within ten (10) Business Days after Tenant's submission of all material required under this Article 16. Tenant may send Landlord a notice simultaneously with Tenant's submission to Landlord of Tenant's plans and specifications, which notice shall refer to this Section 16.3 and state the following in bold capital letters: "**IF LANDLORD FAILS TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10) BUSINESS DAYS AFTER SUBMISSION THEREOF TO LANDLORD, TENANT MAY SEND A SECOND (2ND) NOTICE TO LANDLORD FOR APPROVAL, AND IF LANDLORD SHALL FAIL TO RESPOND TO SUCH SECOND (2ND) NOTICE, LANDLORD'S APPROVAL SHALL BE DEEMED GRANTED IN ACCORDANCE WITH SECTION 16.3 OF THE LEASE.**" If Landlord shall fail to respond to Tenant's request for such approval within said ten (10) Business Day period, then, provided that Tenant shall have submitted to Landlord a second (2nd) notice following the expiration of such ten (10) Business Day period, stating the following in bold capital letters: "**IF LANDLORD FAILS TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN FIVE (5) BUSINESS DAYS, THEN LANDLORD'S APPROVAL SHALL BE DEEMED GRANTED IN ACCORDANCE WITH SECTION 16.3 OF THE LEASE,**" and if Landlord continues to fail to respond to the request for such approval, then after the expiration of such additional five (5) Business Day period, Landlord's consent to Tenant's submission shall be deemed to have been given.

16.4 As provided in Section 6.2, this Section 16 shall be applicable as of the date of this Lease and Tenant's antenna rights shall be governed by this Lease, notwithstanding that the Commencement Date under this Lease may not have occurred.

17. **Parking**

17.1 Landlord (or its predecessor-in-interest) has entered into parking leases (the "Parking Leases") with the owners of the parking facilities (the "Parking Facilities") commonly known as Kaiser Center Garage (300 Lakeside), Two Kaiser Plaza Lot and Labor Temple Lot, pursuant to which the owners of the Parking Facilities will make parking spaces available to Landlord to provide its tenants with parking. Landlord shall provide Tenant with up to the number of Parking Spaces set forth in Basic Lease Terms. The Parking Facilities are shown on Exhibit E annexed to this Lease. To the extent available, the Parking Spaces will be located at the Parking Facilities in the following order of priority: First, to the Kaiser Center Garage, next to the Two Kaiser Plaza Lot, and finally, to the Labor Temple Lot. Tenant or its employees shall pay the operators of the Parking Facilities for the use of such Parking Spaces at the rate established by the operator of the Parking Facilities from time-to-time, as additional rent.

17.2 Tenant shall have no obligation to use all of the Parking Spaces allocated to Tenant under this Lease, but only to use such number of Parking Spaces, as Tenant's employees may elect to use on a month to month basis by arrangement with the operator of the Parking Facilities, provided, however, in the event that an owner of one of the Parking Facilities gives Landlord notice that it intends to exercise its right under the applicable Parking Lease to reduce the number of parking spaces available under the Parking Lease because Tenant is not using all of the Parking Spaces allocated to Tenant under this Lease, then, unless Tenant elects to take all of the allocated Parking Spaces, Landlord shall have the right to reduce the number of Parking

Spaces allocated to Tenant under this Lease to the actual number of Parking Spaces being used by Tenant and Tenant shall have no ongoing right to rent such stalls and Landlord shall not be obligated to provide any additional parking stalls except and to the extent then available on a month-to-month basis.

17.3 In the event that the owner of one of the Parking Facilities exercises its right under the applicable Parking Lease to reduce the number of parking spaces available to Landlord because of Tenant's or its employees' failure to pay the monthly parking fees, Landlord shall be allowed to reduce the number of Parking Spaces allocated to Tenant under this Lease to the actual number of Parking Spaces paid for by Tenant or its employees and Landlord shall not be obligated to return the balance of the Parking Spaces unless such Parking Spaces are made available by the owner of the Parking Facilities. Notwithstanding anything to the contrary contained herein, failure by Tenant or Tenant's employees to pay for Parking Spaces shall not constitute a default under this Lease.

17.4 Except at the direction of Landlord, or with the prior written consent of Landlord (which consent Landlord may withhold or withdraw in its sole discretion), Tenant and any subtenant of the Premises (and their respective employees and contractors) shall not contract with any third party for the use of parking spaces within the Parking Facilities, except that Tenant may sublease an allocable share of Tenant's Parking Spaces in connection with a permitted sublease under this Lease.

17.5 In the event that one or more owners of the Parking Facilities exercises its right to relocate parking under the Parking Leases from the Parking Facilities, Landlord shall have the right to relocate the Parking Spaces allocated to Tenant provided such replacement Parking Spaces are of similar nature and quality and within similar proximity to the Building and Tenant's use thereof shall be governed by the terms of this Section 17.

17.6 If Tenant fails to observe the Parking Facilities rules and regulations (as the same may be promulgated and/or amended from time to time), and such failure continues beyond the applicable cure period, Landlord may treat any such failure as a default under this Lease.

17.7 If all or any portion of the Parking Facilities shall be damaged or rendered unusable by fire or other casualty or by any taking pursuant to eminent domain proceedings (or a conveyance in lieu thereof), and as a result thereof Landlord is unable to make available to Tenant the Parking Spaces to which Tenant is entitled to at the time under this Lease, then the number of cars which Tenant shall be entitled to park in the Parking Facilities shall be reduced after the casualty or condemnation in question in proportion to the total reduction in parking made available to Landlord, except that Landlord shall be obligated to use commercially reasonable and diligent efforts to obtain substitute parking of similar nature and quality and within similar proximity to the Building.

17.8 Landlord shall use reasonable good faith efforts to cause the owners of the Parking Facilities to perform their obligations under the Parking Leases to keep the Parking Facilities in good condition and repair.

17.9 As provided in Section 6.2, this Section 17 shall be applicable as of the date of this Lease and Tenant's antenna rights shall be governed by this Lease, notwithstanding that the Commencement Date under this Lease may not have occurred.

18. **Condition of Premises and Building**

18.1 Except as otherwise provided in this Lease, Tenant accepts the Premises, the Common Areas and the Building in their "as-is, where-is" condition. As a material inducement to Tenant to enter into this Lease, Landlord represents and warrants that, except as disclosed to Tenant, Landlord has not received any notice of, and, other than with respect to ACM, has no knowledge or information of, the existence on the Premises, Building, Site or any portion thereof, of any substance, material, or waste that is considered hazardous or toxic or that is regulated by the Federal Clean Air Act and Federal Clean Water Act under any federal, state, or local act, ordinance, rule, or regulation, including without limitation, asbestos, PCB, and lead or substances adverse to indoor air quality or any regulations or amendments thereunder ("Hazardous Material").

18.2 If Hazardous Material is found on or about the Premises or Building or any portion thereof (regardless of whether any Hazardous Materials were disclosed by Landlord to Tenant), Landlord will, notwithstanding any other provision of the Lease, indemnify and hold harmless (and defend with counsel reasonably acceptable to Tenant) Tenant from and against any and all costs, liabilities, response costs and expenses (including all litigation costs, expert witness fees and reasonable attorneys' fees) (i) arising out of the inaccuracy or incompleteness of any representation or warranty made by Landlord with respect to Hazardous Materials under this Lease or (ii) arising out of any claim or lawsuit brought or threatened, settlement reached, or governmental order, relating to the presence, disposal, release, or threatened release of any Hazardous Material on, from or under the Premises, Building or Site caused by (1) Landlord or its agents or contractors, or (2) work by other tenants of the Building that has been expressly authorized by Landlord. Without limiting the generality of the foregoing, Landlord's duty to indemnify, hold harmless and defend shall apply if such presence, disposal, release or threatened release of any Hazardous Material is or was attributable to Landlord's activities or to the activities of its agents or contractors or to work or other activities of other tenants in the Building that was expressly authorized by Landlord, whether such activities occurred prior to or during the time of Landlord's ownership of the Premises, Building, or Site. This duty to indemnify, hold harmless, and defend shall not apply with respect to any Hazardous Material that was first released into the environment by Tenant or its employees, agents or contractors (the "Tenant Parties"). This duty to indemnify, hold harmless and defend shall be in addition to any such other obligations or liabilities Landlord may have to Tenant at common law or otherwise, and shall survive the expiration or termination of this Lease.

18.3 Without limiting the generality of Section 19, Tenant covenants and agrees that Tenant and the Tenant Parties shall not bring into, maintain upon, or use in or about the Site, or transport to or from the Site, any Hazardous Materials, nor shall Tenant or the Tenant Parties release or dispose of any Hazardous Materials in, on, under or about the Site in violation of any Law. Landlord shall have the right on at least twenty four (24) hours prior notice to Tenant to enter and inspect the Premises during Operating Hours to verify Tenant's compliance with, or violations of, the provisions of this Section 18. Furthermore, Landlord may conduct such

investigations and tests as Landlord or Landlord's Lender may require, provided that the same shall not interfere with the conduct of Tenant's business and that Landlord restores the Premises to their condition that existed immediately before such investigations and tests. If as a result of such inspections or tests, Tenant is found to be in breach of the provisions of this Section 18, Tenant, in addition to its other obligations set forth in this Section 18, shall promptly reimburse Landlord for all costs incurred in connection with such test or inspection.

18.4 Tenant shall furnish to Landlord copies of all written notices, claims, reports, complaints, warnings, asserted violations, documents or other communications received or delivered by Tenant, as soon as possible and in any event within five (5) Business Days after such receipt or delivery, with respect to any actual or alleged use, disposal or transportation of Hazardous Materials in or about the Premises or Site.

18.5 If Hazardous Material that was first released into the environment by Tenant or the Tenant Parties is found on or about the Premises or Building or any portion thereof (regardless of whether any Hazardous Materials were disclosed by Landlord to Tenant), Tenant will, notwithstanding any other provision of the Lease, indemnify and hold harmless (and defend with counsel acceptable to Landlord) Landlord from and against any and all costs, liabilities, response costs, and expenses (including all litigation costs, expert witness fees and reasonable attorneys' fees) arising out of any claim or lawsuit brought or threatened, settlement reached, or governmental order, relating to the such Hazardous Material released on, from, or under the Premises, Building, or Site. This duty to indemnify, hold harmless, and defend shall be in addition to any such other obligations or liabilities Tenant may have to Landlord at common law or otherwise, and shall survive the expiration or termination of this Lease. Tenant's obligations hereunder shall include, without limitation, all costs of any required or necessary testing, investigation, studies, reports, repair, clean-up, detoxification or decontamination of the Premises Building and/or Site, and the preparation and implementation of any closure, removal, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term.

19. **Compliance With Laws**

Tenant shall not use the Premises for any purpose that is prohibited by any law, statute, ordinance or governmental rule or regulation now in force, or that may be enacted or promulgated in the future. Tenant shall, at its expense, comply with all laws, statutes, ordinances, rules, regulations, or requirements of any duly constituted governmental or public authority now in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted (collectively "Laws") relating to the operation of Tenant's business at the Premises; provided that Tenant shall not be required to comply with any laws requiring any alterations, structural modifications, seismic upgrades, removal, remediation, or other actions with respect to Hazardous Material (unless caused by Tenant), capital repairs or capital expenditures to the Premises, Building, or Site, unless the same are triggered by Tenant's particular use of the Premises (as opposed to mere office use) or Tenant Improvements or other alterations, additions or improvements constructed by or on behalf of Tenant. Landlord, at its expense and without reimbursement as an Operating Cost (except to the extent specifically permitted in Section 12.1), shall cause (1) the Premises and Common Areas to comply with the requirements of the Americans with Disabilities Act of 1990, as amended ("ADA") or other laws

relating to handicapped access, except that Tenant shall comply with ADA requirements within the Premises resulting from Tenant's alterations, additions or improvements; and (2) the Building to comply with all Laws requiring: capital repairs or improvements; structural modifications; seismic or life safety additions, improvements or upgrades; the removal, remediation and other actions related to Hazardous Materials, except to the extent that such Hazardous Materials have been first released into the environment by Tenant and except to the extent the need for such compliance is triggered by Tenant's particular use of the Premises (as opposed to mere office use) or Tenant Improvements or other alterations, additions or improvements constructed by or on behalf of Tenant. Notwithstanding the foregoing, in no event shall Landlord be deemed to be in breach of its obligation to cause the Premises and Common Areas to so comply with Laws unless such failure to comply would (i) prohibit Tenant from obtaining or maintaining a certificate of occupancy or final permit sign off or other government approval permitting lawful occupancy by Tenant for the Premises, (ii) adversely affect the safety of Tenant or Tenant's employees or create a significant health hazard for Tenant or Tenant's employees, (iii) otherwise adversely interfere (by more than a *de minimis* amount) with or affect Tenant's use of the Premises, or (iv) prohibit Tenant from obtaining or maintaining a building permit to make alterations to the Premises.

20. **Utilities and Services; Rent Abatement**

20.1 Landlord shall, at its expense, operate the Building and the Site in a first-class manner consistent with first-class office buildings, and shall furnish the following services to the Premises: elevator service permitting twenty four (24) hour access to the Premises, seven (7) days per week, with at least two (2) elevators serving each of the Low Rise Premises, Mid Rise Premises and High Rise Premises operating at all times and, in any event, complying with the Building elevator performance specifications set forth in Exhibit U; electricity for customary lighting and commercially reasonable business machines and such additional electrical requirements as Tenant may require for its use, but in any event at least six (6) watts per rentable square foot of the Premises, on a demand load basis; lighting replacement for all lights located within the Premises and Common Areas; customary and reasonable life safety and security system, including security equipment, procedures and systems, and security guard service as specified in Section 20.10; during Operating Hours, heat, ventilation and air conditioning ("HVAC") required for the comfortable use and occupancy of the Premises and, in any event, meeting the performance specifications set forth in Exhibit Q; and at all times, water and sewer service to the Premises, including to the restrooms, and to the extent consistent with other first-class office buildings in the area in which the Building is located, all subject to any applicable policies or regulations adopted by any utility or governmental agency. Landlord also shall maintain and keep lighted at all times the common stairs, entries and restrooms in the Building and the Common Areas generally.

20.2 Operating Hours are specified in Section 1.17. Access to the Building and Parking Facilities shall be available to Tenant, Tenant's employees, and invitees all hours of each day of the week, provided that Landlord shall install key-card or similar systems to limit access outside of Operating Hours. Notwithstanding the foregoing, Tenant shall have the right, at its expense, to install a key-card system in the Building that is compatible with Landlord's system to enable Tenant and its employees and invitees to use one card to gain access to the Building and to the Premises and, in such event, Landlord shall not require Tenant or its employees or invitees

to use Landlord's key-card. If Tenant requires extended hours of HVAC services beyond Operating Hours (as the same may be established pursuant to Section 1.17), Landlord shall provide such services at its actual out of pocket cost on a marginal basis, without markup for profit or overhead, to the Premises and to the Common Areas generally; provided, however, that the charge to Tenant therefor shall not exceed (x) $250.00 per hour per floor for HVAC services or (y) $75.00 per hour per floor for ventilation only; and provided further, however, that Tenant shall only be required to pay such charges for the specific floor or floors on which Tenant has requested such services.

20.3 Landlord shall not be liable for failure to furnish utilities or other services to the Premises when such failure is caused by casualties, accidents, breakage, repairs, strikes, lockouts or other labor disturbances of any character, or other events beyond the reasonable control of Landlord and not caused by the act or omission of Landlord, but in case of such failure, Landlord will take all reasonable steps to restore the interrupted utilities and services as soon as possible. Notwithstanding any other provision of this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof as the result of the unavailability of any utility or service to be provided to the Premises under this Section 20 where such unavailability is due to (i) the negligence or willful misconduct of Landlord or its agents or contractors, or (ii) Landlord's failure to repair or maintain where Landlord is required by this Lease to repair or maintain, or (iii) Landlord's act of repairing or maintaining, or (iv) a default by Landlord in the performance of its obligations to provide the services required to be provided by this Lease to the Premises or to Tenant (including access to the Premises) for more than two (2) consecutive Business Days (or seven (7) consecutive days if the unavailability of any utility or service results from reasons other than those described in clauses (i) to (iv) above, including occurrences outside of the Building and the control of Landlord), then Tenant shall give Landlord prompt notice of the same and Base Rent and Operating Costs, and other recurrent charges payable under this Lease shall abate for such time as Tenant continues to be prevented from using, and does not use, the Premises or portion thereof in proportion that the rentable area of the Premises that the Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Such right to abate Base Rent and Operating Costs, and other recurrent charges payable under this Lease shall be Tenant's sole and exclusive remedy at law or in equity. Notwithstanding anything to the contrary in this Section 20, if the Premises are rendered unusable in whole or in part due to a casualty or an exercise of eminent domain, the provisions of Sections 35 or 36 of the Lease, as the case may be, shall control.

20.4 On Business Days, Landlord shall provide cleaning and janitorial services in and about the Building and Premises as specified in Exhibit J and in accordance with standards in first-class office buildings in Oakland, California. If Tenant elects to provide its own janitorial service, Tenant shall notify Landlord and the costs of janitorial services shall not be included as an Operating Cost for the Base Year and any subsequent year and the Base Rent shall be reduced by an amount equal to Landlord's cost to provide such service as of the date of this Lease.

20.5 Tenant shall pay all charges for utilities or other systems which are separately metered to the Premises. Charges for separately metered utilities or other systems shall not be included as an Operating Cost.

20.6 Landlord shall institute and maintain equipment and procedures to monitor the proper operation of all equipment located in the telephone equipment rooms servicing the Premises (including HVAC equipment) so that, upon the failure of any such equipment, an alarm will so notify Building security and the Building engineer. Tenant shall coordinate with Landlord a protocol of actions to be taken upon the occurrence of any such event.

20.7 Landlord acknowledges that communication terminal rooms containing Tenant's equipment are presently located in Common Areas in portions of the Building. Landlord shall use good faith, commercially reasonable efforts to conduct its leasing program in the Building to enable such equipment to remain where presently located. However, if despite the exercise of such good faith, commercially reasonable efforts, Landlord must relocate such rooms and equipment to enable Landlord to lease space to third party tenants, then Landlord shall so notify Tenant and, after consultation with Tenant to coordinate such work (which shall be done on an overtime basis with as minimal interference to the conduct of Tenant's business as practicable), Landlord, at its expense, may relocate such rooms and reinstall such equipment to other locations in the Building reasonably acceptable to Tenant. Tenant, at its option, may relocate its equipment in such rooms to the Premises, at Tenant's expense.

20.8 At all times during the Term, Landlord, at its expense (subject to reimbursement as part of Operating Costs), shall maintain security guard service 24 hours per day, 7 days per week, with a security desk located in the ground floor lobby of the Building. Such security shall be determined by Landlord in its good faith judgment from time to time, provided that during Operating Hours such security shall include the presence of at least two persons with one security guard at the first floor security desk at all times. Notwithstanding the provision of such services, Tenant acknowledges that Landlord does not guarantee absolute security to Tenant or its employees. Tenant, at its own cost, may provide any additional security services required for the Premises which shall not interfere with Building life-safety and other mechanical and utility systems. Tenant shall have the right, at Tenant's cost, to interface its security systems with the Building's security panel. Any security guards retained by Tenant shall have the right to patrol the Common Areas of the Building, including the grounds outside the Building, provided that such guards shall not be permitted to carry firearms.

20.9 Until the fifth anniversary of the date of this Lease, Landlord shall be obligated to maintain, at its sole cost and expense (subject to reimbursement as part of Operating Costs as provided in Section 12.1(a)), an on-site property management office in the Building staffed during Operating Hours, at least by a (i) property manager, (ii) an assistant property manager, (iii) a property administrator (or receptionist) and (iv) a chief engineer.

20.10 Tenant may, at its option and expense, install new Building standard window coverings in the Premises.

21. **Maintenance and Repair**

21.1 During the term of this Lease, Tenant shall, at Tenant's expense, maintain the Premises in a neat and orderly condition, ordinary wear and tear and damage from any casualty excepted. The cost of repairing damage to other parts of the Building caused by Tenant or the Tenant Parties, or the failure of Tenant or the Tenant Parties to comply with this Lease, shall be

paid by Tenant within thirty (30) days of receipt by Tenant of written request therefor and copies of invoices in connection therewith (subject to the waiver of subrogation contained in this Lease). Landlord may make any repairs which are not made by Tenant after ten (10) days prior notice (provided no notice shall be required in the case of an emergency), and charge Tenant for the actual cost thereof (without an administrative charge, profit or overhead), together with interest thereon at the Applicable Rate.

21.2 Landlord, at its expense, subject to reimbursement to the extent such expenses are Operating Costs under Section 12, shall, in a manner consistent with first-class office buildings: repair and maintain the exterior of the Building, including without limitation, the roof, floors, structural portions of the Building, including exterior walls (including painting), foundations, exterior glass (including the windows bounding the Premises), exterior drainage systems, all exterior walkways and Common Areas, landscaped areas surrounding the Building, private roads and other avenues of ingress and egress, interior and exterior structural portions of the Premises, windows, the Building heating, ventilating and air conditioning systems, plumbing, electrical and lighting systems, fire and life safety systems, and fixtures and all other mechanical portions of the Premises and Building (but not any systems installed by Tenant or Landlord to exclusively serve the Premises).

21.3 In addition to Landlord's repair obligations pursuant to Articles 36 and 37, Landlord shall repair the Premises if they are damaged by: (1) the negligence or willful misconduct of Landlord, its employees, agents, contractors or authorized representatives; or (2) Landlord's failure to perform its obligations under this Section 21. All repairs which Landlord is required to make shall be prosecuted diligently, continuously, and as speedily as possible and done in such manner as to minimize interference with the conduct of Tenant's business. Landlord shall not leave any equipment, tools or parts in the Premises overnight.

21.4 (a) If Landlord shall fail to perform any repairs or services required under the terms of this Lease, and if Tenant shall give Landlord notice of such failure, Landlord shall promptly commence to effect the same and continuously pursue them to completion with reasonable diligence. If Tenant provides notice to Landlord of Landlord's failure to conduct repairs required to be performed by Landlord under this Section 21, which failure materially and adversely affects the conduct of Tenant's use of or access to the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than seven (7) Business Days after receipt of such notice for non-emergencies and as soon as reasonably possible in the case of emergencies, then Tenant may deliver an additional notice to Landlord specifying the required repair. If Landlord has not commenced the required repair within three (3) Business Days after Tenant's additional notice and thereafter diligently and continuously pursued such repair to completion, Tenant shall have the right to conduct such repair, and Tenant thereafter shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action. Promptly following completion of any work taken by Tenant pursuant to the provisions of this Section 21.4, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto and Landlord shall pay the same within thirty (30) days after receipt. If Landlord fails to reimburse Tenant for such costs within twenty days after receipt of Tenant's detailed invoice, and such failure continues for ten (10) days after a second notice from Tenant, without limiting Tenant's other rights and remedies under the Lease, Tenant shall be

entitled to offset up to $500,000.00 of such amount as a credit against the next installments of Base Rent payable under the Lease (together with interest at the Applicable Rate), provided that in any month Tenant shall not be entitled to offset more than fifty percent (50%) of the Base Rent due for that month, but nothing contained in this Section 21.4(a) shall be deemed to limit Tenant's right to seek reimbursement for such costs by means other than by offset against Base Rent. The term "emergency" or "emergencies" means those situations which, in Tenant's good faith judgment, represent an imminent threat to the life, health, safety of Tenant or Tenant's employees or invitees of such significance that immediate steps are necessary to remove the threat.

(b) Except as set forth in this Section 21, Tenant waives all rights to make repairs to the Premises at the expense of Landlord, or to offset the cost thereof from Rent.

21.5 Landlord shall use its commercially reasonable efforts to make any repairs, additions, or alterations required or permitted by this Lease to be made to, about, or affecting the Premises or adjoining premises, during non-business hours and with as little interference to Tenant as practicable, and Landlord shall promptly restore the Premises following any such work or activity. Notwithstanding any other provision of this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof as the result of any repair, maintenance or alteration to the Premises or the Building, including, without limitation, Common Areas or other portions of the Building performed by Landlord (unless the same is required due to the actions or omissions of Tenant or any of the Tenant Parties) which interferes with Tenant's ability to operate its normal business from the Premises to a degree that it is not reasonable for Tenant to operate from the Premises for more than two (2) consecutive Business Days, then Tenant shall give Landlord prompt notice of the same and Base Rent and Operating Costs, and other recurrent charges payable under this Lease shall abate for such time as Tenant continues to be prevented from using, and does not use, the Premises or portion thereof in proportion that the rentable area of the Premises that the Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Such right to abate Base Rent and Operating Costs, and other recurrent charges payable under this Lease shall be Tenant's sole and exclusive remedy at law or in equity. Notwithstanding anything to the contrary in this Section 21, (a) if the Premises are rendered unusable in whole or in part due to a casualty or an exercise of eminent domain, the provisions of Sections 35 or 36 of the Lease, as the case may be, shall control, and (b) such right to Rent abatement shall not apply to the ACM Work or Tenant Improvement Work to be performed by Landlord pursuant to Section 15, which shall be governed by Section 15.

21.6 Except as otherwise provided, upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in good, neat and orderly condition, ordinary wear and tear and damage by casualty, acts of God, or the elements and taking by condemnation excepted, and shall remove its personal property, trade fixtures and equipment (including its data/telecom infrastructure). Tenant shall have no obligation to remove any Alterations or leasehold improvements in the Premises or to restore them to any particular condition except as otherwise provided in this Lease.

21.7 Except as otherwise required by Laws, Landlord shall maintain exterior lighting on the Building that is at least equivalent to the lighting in place as of the date of this Lease.

22. **Alterations and Modifications**

22.1 Tenant shall not make any improvement, alteration or modification ("Alteration(s)") to the Premises that (a) is visible from outside the Premises, (b) affects the structural, electrical, plumbing, mechanical or life safety systems of the Building, or (c) that would involve or cause the release of asbestos-containing materials, without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld, conditioned or delayed if the proposed Alteration is consistent with Tenant's permitted use under this Lease and does not adversely affect the proper functioning of the structural, electrical, plumbing, mechanical or life safety systems of the Building. If Tenant requests Landlord's approval and Landlord fails to respond to Tenant's request within twenty (20) Business Days after Landlord's receipt of plans and specifications for the proposed Alteration (except as otherwise set forth in Exhibit R), Tenant may deliver a second request to Landlord requesting approval of the proposed Alteration. If Landlord fails to respond to Tenant's second notice within five (5) Business Days, Tenant's request for approval shall be deemed to have been given. All Alterations shall be constructed in accordance with the plans and specifications approved by Landlord. All Alterations installed by Tenant shall be the property of Landlord on the expiration or termination of this Lease, and at the expiration or earlier termination of this Lease, shall remain upon and be surrendered with the Premises; provided that Landlord reserves the right to require Tenant to remove any Alterations that are not generally customary for the Use in other first class office buildings in Oakland, California and that are unusually expensive to demolish or remove (such Alterations, "Specialty Alterations"). At the time Tenant delivers Tenant's plans and specifications to Landlord, if Landlord shall approve such plans and specifications, Landlord shall, at the time it gives such approval, notify Tenant of those Alterations which shall constitute Specialty Alterations under this Lease and whether Tenant will be required to remove the same upon expiration or earlier termination of the Term. If Landlord shall fail to so notify Tenant, then Tenant shall have no obligation to remove or restore any such Alterations, whether or not such Alterations shall be Specialty Alterations, upon expiration or earlier termination of the Term. Any dispute arising between Landlord and Tenant as to whether any particular Alteration shall be a Specialty Alteration shall be determined by expedited arbitration pursuant to Section 56 of this Lease. All Alterations and modifications shall be done in a good and workmanlike manner, and diligently prosecuted to completion. All Alterations, including Tenant Improvements paid for with Tenant Improvement Allowance or the Additional Allowance or any work allowance paid in respect of ROFO Space or ROFR Space shall be deemed to be owned by Landlord for purposes of income taxes, and Landlord shall have the right to depreciate the cost of same. Landlord, at Tenant's cost, shall cooperate with Tenant in securing building or other permits or authorizations required from time to time for any work permitted under this Lease. If Tenant is not able to obtain a building permit, final permit sign off or any certificate of occupancy or similar document to enable Tenant to make its Alterations, including, without limitation, the Tenant Improvements, or to legally occupy the Premises due to any violation of Law noted against the Building or the Site other than violations triggered by the acts of Tenant or violations that Tenant is obligated to remove pursuant to Section 19, (i) Landlord shall promptly take all necessary steps to cause such violation to be removed, and (ii) if such violation continues for more than (x) two (2) consecutive Business Days after notice to Landlord, if Tenant has completed its Tenant Improvements or other Alterations and Tenant cannot lawfully reoccupy all or a portion of the Premises because of such violation, or (y) ninety (90) days after notice to Landlord, if Tenant cannot obtain a building permit or similar permits necessary to commence the performance of

any Alterations (other than the Tenant Improvements pursuant to Article 15), or (z) thirty (30) days after notice to Landlord, if Tenant cannot obtain a building permit or similar permits necessary to commence the Tenant Improvements, then, in any such case, Base Rent and Operating Costs shall abate with respect to the portion of the Premises with respect to which Tenant cannot obtain a building permit or certificate of occupancy or equivalent.

22.2 Any Alterations made by Tenant shall comply with the following: (i) all work shall be in compliance with all Laws and any permits governing such work; (ii) any work not acceptable to any governmental authority or agency having jurisdiction over such work shall be promptly corrected by Tenant at Tenant's expense; (iii) Tenant shall not install plumbing, mechanical, electrical wiring or fixtures, ceilings, partitions, or other Alterations which, in Landlord's reasonable judgment, may adversely affect the proper functioning of any of the Building systems or their performance (including, but not limited to, the heating, ventilating and air-conditioning systems); (iv) all work by Tenant shall be performed diligently and in a good workmanlike manner until completed and pursuant to any reasonable scheduling requirements imposed by Landlord, provided, however, that Tenant may perform Alterations during Operating Hours so long as such Alterations shall not disturb other occupants of the Building.

22.3 Notwithstanding any other provision of this Lease, at the expiration or termination of this Lease, Tenant may remove all trade fixtures and other items of Tenant's personal property, including, but not limited to, computer terminals and equipment, telephone, telecommunications, life safety and security equipment, custom cabinetry, lockers, signage, medical equipment, systems or modular furniture (e.g. Steelcase™ furniture, partitions) whether or not bolted or otherwise attached to the Premises, provided all resultant damage or injury to the Premises is repaired.

22.4 Landlord shall not charge Tenant a supervisory fee during the performance of Tenant Improvements, nor shall Landlord charge Tenant for the use of the Building freight elevator during the performance of such work or in moving from floor to floor of the Premises.

23. **Liens**

23.1 Tenant shall keep the Premises and the Building free of all liens resulting from or arising out of construction or other work done, materials furnished, or obligations incurred by or for Tenant. This obligation does not apply to Tenant Improvement Work to be constructed by Landlord or to any other work performed on the Premises by or for Landlord. Tenant agrees to indemnify and hold Landlord harmless from and to defend Landlord against any liabilities, liens, claims, demands, costs or expenses, including court costs and attorneys' fees, arising from Tenant's failure to pay its contractors for Tenant's construction of the Tenant Improvements or other Alterations performed by Tenant. Tenant shall give Landlord at least five (5) days notice prior to commencing any work in the Premises and Landlord shall have the right to post notices of nonresponsibility in or upon the Premises, as provided by law. If a mechanic's or other lien is filed against the Premises or the Building as a result of a claim arising through Tenant's own activities, Tenant shall cause such lien to be released of record within twenty (20) days after the same is filed. No action to remove a lien, as provided herein, shall affect Tenant's right to contest the legitimacy of the lien and seek appropriate legal remedies against the party placing such lien on the Premises or Building.

23.2 Landlord agrees to indemnify and hold Tenant harmless from and to defend Tenant against any liabilities, liens, claims, demands, costs or expenses, including court costs and attorneys' fees, arising from Landlord's failure to pay any contractors for Landlord's construction of the Tenant Improvement Work or other work performed by Landlord.

24. **Assignment and Subletting**

24.1 Except as expressly set forth herein, Tenant shall not, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, without the prior written consent of Landlord in each such instance, which consent shall not be unreasonably withheld, conditioned or delayed, provided that Landlord may withhold its consent in its sole discretion to any mortgage, pledge, encumbrance or transfer made for security purposes. Except as otherwise provided in this Section 24, the Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, except with Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to any proposed assignment or subletting by Tenant, Tenant shall pay Landlord on demand, as additional Rent, Landlord's reasonable attorneys' fees in connection with such transaction, regardless of whether such transaction is consummated, in an aggregate amount not to exceed Three Thousand Dollars ($3,000.00).

24.2 (a) If Tenant is a corporation, limited liability company, partnership or similar entity, Landlord's consent shall not be required with respect to a subletting to, or the use of all or any portion of the Premises by, any corporation or limited liability company, partnership or similar entity which is an Affiliate (as hereinafter defined) of Tenant, provided that (A) on the date the sublease is entered into, Tenant shall not then be in default under this Lease beyond expiration of any applicable notice, grace or cure period, and (B) such subletting shall in no manner relieve Tenant of any of the obligations undertaken by it under this Lease. The term "Affiliate" shall mean any entity which controls or is controlled by or is under common control with Tenant, and the term "control" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of more than fifty percent (50%) of all the voting stock, and in case of a joint venture, limited liability company, partnership or similar entity, ownership, directly or indirectly, of more than fifty percent (50%) of all the general or other partnership, membership (or similar) interests therein. An Affiliate shall also mean Kaiser Foundation Hospitals, The Permanente Medical Group, Inc., or Southern California Permanente Medical Group.

(b) If Tenant is a corporation, limited liability company, partnership or similar entity, Landlord's consent shall not be required with respect to an assignment of this Lease to (i) an Affiliate, or (ii) any entity (a "Successor Entity") into or with which Tenant may merge or be consolidated or which purchases all or substantially all of Tenant's assets, including this Lease, provided that (A) unless such assignment and assumption is by operation of law, an instrument, duly executed by the assignee, in which such assignee assumes observance and performance of, and agrees to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed and observed from and after the effective date of the assignment, shall have been delivered to Landlord not more than ten (10) days after the effective date of such assignment, (B) Tenant shall not then be in default under this Lease beyond expiration of any applicable notice, grace or cure period; (C) in the case of a merger where

Tenant is not the surviving entity, or a sale of all or substantially all of Tenant's assets, the Successor Entity has a tangible net worth of not less than One Billion Dollars ($1,000,000,000), determined in accordance with generally accepted accounting principles; and (D) such assignment or transfer shall in no manner relieve Tenant of any of the obligations undertaken by it under this Lease.

(c) The sale or other transfer of Tenant's stock, membership interests, partnership interests or other indicia of ownership shall not constitute an assignment of this Lease.

24.3 If Tenant desires to assign this Lease or sublet all or any part of the Premises in a transaction for which Landlord's consent is required, Tenant shall give Landlord written notice at least twenty (20) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or subtenant, (b) in the case of a proposed sublease, the rentable square footage and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date of the assignment or subletting (and, in the case of a subletting, the duration thereof), and (d) the proposed rent or consideration to be paid to Tenant by such assignee or subtenant. If available from the assignee or subtenant, Tenant shall promptly supply Landlord with such entity's financial statements as Landlord may reasonably request to enable Landlord to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 24.2 hereof, Landlord shall have ten (10) Business Days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) in the case of a proposed sublet of all of the Premises or of any portion of the Premises for all or substantially all of balance of the Term of this Lease (i.e., the balance of the Term of this Lease, less some period of time not in excess of six (6) months), to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, or in the case of a proposed assignment of this Lease, to terminate this Lease, and in either such event, as of the effective date of termination, Tenant shall be relieved of all further obligations hereunder as to such space, or under this Lease if this Lease shall have been terminated in the case of a proposed assignment, except for obligations with respect to such space or this Lease which expressly survive the termination hereof, or (ii) to permit Tenant to assign this Lease or sublet such space in accordance with Section 24.4, or (iii) to refuse to consent to Tenant's assignment or subleasing of such space, and to continue this Lease in full force and effect as to the entire Premises. If Landlord shall fail to notify Tenant in writing of such election within the aforesaid ten (10) Business Day period, time being of the essence with respect to Landlord's obligation to give such notice, and failure continues for five (5) Business Days after a second notice from Tenant to Landlord, Landlord shall be deemed to have elected option (ii) above. Tenant shall deliver to Landlord for Landlord's approval copies of all documents executed in connection with any assignment or subletting permitted under this Lease, to confirm that such documents require any assignee to assume performance of all prospective terms of this Lease to be performed by Tenant or any subtenant to use the subleased space as so not to cause a default under this Lease. Landlord shall notify Tenant of any objections to such documents within five (5) Business Days after receipt thereof.

24.4 With respect to any assignment of this Lease or subletting of all or any part of the Premises where Landlord's consent is required, Landlord shall not unreasonably withhold, delay

or condition its consent. So long as the following requirements are satisfied, Landlord's consent shall not be withheld to such transaction:

(a) The proposed assignee or subtenant is not a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, school, or any user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a first class office building and such use will not impose an excessive demand on or use of the facilities or services of the Building;

(b) The use of the Premises (or any portion proposed to be sublet) by the proposed assignee or subtenant will not violate any Law;

(c) In the case of a subletting of less than the entire Premises, the subletting would not require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises, unless such issues are remedied by the terms of the sublease;

(d) In the case of an assignment, the proposed assignee has sufficient net worth for the proposed assignee to meet its obligations under this Lease, taking into account the fact that Tenant remains liable under this Lease; and

(e) There does not exist a default by Tenant under this Lease that is continuing beyond notice and any applicable grace or cure period.

24.5 Tenant shall pay to Landlord 50% of any Bonus Rent (as hereinafter defined) received by Tenant under any sublease or assignment. "Bonus Rent" shall mean any consideration received from an assignee and any rental received from a subtenant in excess of the Base Rent and Operating Costs payable by Tenant for the subleased space under this Lease for the same period (pro-rated on a rentable square foot basis), after Tenant shall have fully recouped the following expenses in connection with such transaction: market brokerage fees, free rent and tenant improvement allowances, the cost of work to prepare the Premises for the assignee or the subleased space for the subtenant, legal fees and disbursements, any costs or fees paid pursuant to Section 24.1 in connection with obtaining Landlord's consent and the then unamortized cost of Tenant's Improvements paid by Tenant, excluding the Tenant Improvement Allowance and, in portions of the Premises in which Tenant received the Additional Allowance, the Additional Allowance.

24.6 Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 24 shall be void and shall constitute a breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, unless otherwise specifically agreed to by Landlord in writing, Tenant shall in no way be released from the full and complete performance of all the terms hereof.

24.7 If Landlord shall be entitled, pursuant to any lease with another tenant of the Building, to prohibit such other tenant from subletting any space in the Building or assigning its lease to Tenant by reason of the fact that Tenant is an occupant of the Building, Landlord will not exercise such right unless Landlord reasonably expects that ROFO Space comparable to the

space offered by such other tenant will become Available within the six (6) month period after receipt of such other tenant's request to assign its lease or sublet all or a portion of its premises. Any ROFO Space which Landlord expects will become Available shall be deemed comparable to the space offered by such other tenant if both spaces contain substantially the same RSF and are for substantially the same term. Within fifteen (15) days of Tenant's request therefor, Landlord agrees to give Tenant notice if any such ROFO Space will become Available. If no such ROFO Space is Available, then Landlord agrees that (i) Tenant shall have the right to enter a sublease or assignment transaction with such other tenant and (ii) Landlord shall not unreasonably withhold or delay its consent thereto.

25. **Holding Over**

If Tenant holds over in any portion of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, such tenancy shall be at sufferance, at a rental rate equal to one hundred twenty-five percent (125%) of the Rent (the "Holdover Rent") in effect upon the date of such expiration or termination, and otherwise subject to the terms, covenants and conditions herein specified. In addition, if such holdover continues for more than one hundred eighty days (180) days after the expiration or earlier termination of the Term and Landlord has provided Tenant with notice that Landlord has leased all or a portion of the Premises to a new tenant (the "New Tenant"), Tenant shall be liable for (1) any payment or rent concession which Landlord may be required to make in order to induce such New Tenant not to terminate its lease by reason of the late delivery of its premises due to Tenant's holdover, and/or (2) if such New Tenant terminates its lease on account of Tenant's holdover, the loss of the benefit of the bargain and other damages incurred by Landlord by reason of such termination. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this Section 25 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise available to Landlord as a matter of law nor shall the foregoing be construed as consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord upon the expiration or other termination of this Lease. Notwithstanding the foregoing, in the event that Tenant holds over in only a portion of the Premises constituting a full floor or a separately demised portion of a floor, Tenant shall not be required to pay Holdover Rent for those portions of the Premises that have been properly surrendered to Landlord (the "Surrendered Space") so long as the build-out or occupancy of the Surrendered Space is not delayed or otherwise affected by such holding over.

26. **Insurance**

26.1 During the Term of this Lease, Landlord shall, at Landlord's expense, obtain and keep in force a policy or policies of (1) commercial general liability insurance covering bodily injury and property damage with a combined single liability limit of not less than Five Million Dollars ($5,000,000), and (2) fire and extended coverage insurance, with vandalism, malicious mischief, and all-risk endorsements, for the full replacement value of the Building excluding the value of the Tenant Improvements and Alterations (without exclusions for terrorism insurance). All insurance under this Section 26 may be subject to reasonable and customary deductibles and shall be issued by insurers qualified to do business in the state in which the Premises are located. The limits of these insurance policies shall not limit the liability of Landlord under this Lease.

Landlord shall deliver to Tenant prior to the Commencement Date certificates of insurance and endorsements evidencing the existence and amounts of such insurance. No such policy shall name Tenant as an additional insured. Landlord may, but shall not be required to, carry earthquake insurance.

26.2 During the Term of the Lease, Tenant shall carry the following insurance at its own cost and expense:

(a) Policies of insurance covering all Tenant Improvements, Alterations and any and all of its personal property, in an amount not less than 100% of their actual replacement cost from time to time, providing protection against any peril included within the classification "special form" (formerly known as "all risk"), including fire, extended coverage, sprinkler damage (including earthquake sprinkler damage), vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property insured. The policy required under this Section 26.2(a) shall contain a loss payable endorsement (form 438BFU or an alternative acceptable to Landlord in its sole discretion) requiring all proceeds to be paid to Landlord or to a Lender designated by Landlord.

(b) ISO "occurrence form" commercial general liability insurance for injury to or death of any person in connection with the construction of improvements on the Premises and with Tenant's use of the Premises. Such insurance shall have limits of not less than $5,000,000 each occurrence for bodily injury or property damage; except that the limits of liability may be adjusted from time to time during the Term (but not more than once every three years) to such higher limits as Landlord may reasonably require under then current conditions, provided landlords of comparable first class office buildings in the vicinity of the Building are generally requiring such limits. Limits may be satisfied by primary and excess insurance as necessary.

(c) Tenant shall also carry such additional insurance as Landlord may require from time to time, but in no event in excess of the types and amounts of insurance being required by landlords of comparable first class office buildings in the area of the Building. Tenant's liability insurance may be carried under a blanket policy covering the Premises and other locations of Tenant so long as Tenant has excess/umbrella policies reasonably acceptable to Landlord.

26.3 All insurance required to be carried by Tenant hereunder shall be issued by insurance companies authorized to do business in the State of California and rated A:VIII or better in the most current issue of "Best's Key Rating Guide." Current, original certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least thirty (30) days prior to Tenant's taking occupancy of the Premises, and prior to the expiration of any policy required hereunder. All policies of commercial general liability insurance shall name Landlord, any designated Lender and the property manager as additional insureds by ISO endorsement form CG2011 (Additional Insured Managers or Lessors of Property). All insurance policies carried by Tenant shall bear an endorsement providing that the same shall not be subject to cancellation or reduction in coverage except after not less than thirty (30) days' written notice to Landlord and the other additional insureds, and an Accord 27 endorsement naming Landlord and the other additional insureds. It is agreed that all insurance

coverage maintained by Tenant under this Lease with respect to the Premises shall be primary and that any similar insurance maintained by Landlord or the other named additional insureds for its and/or their own protection shall be secondary or excess and not contributing insurance

26.4 So long as Tenant's tangible Net Worth (including, without limitation, those organizations commonly known as the Kaiser Permanente Medical Care Program, provided the same is an Affiliate of Tenant's) is at least Five Hundred Million Dollars ($500,000,000), Tenant shall be entitled to provide any of the insurance required by this Section 26 through alternative risk management programs, including self-insurance, and Landlord hereby consents thereto. No such risk management or self-insurance shall diminish the rights and privileges to which Landlord would otherwise have been entitled to under the terms of this Lease had there been a third party insurer, e.g. waiver of subrogation. Notwithstanding the foregoing, the terms of this Section 26.4 shall apply only to the originally named Tenant, Kaiser Foundation Health Plan, Inc., its Affiliates, and any Successor Entity.

26.5 If Tenant fails to maintain any insurance required by this Lease, Tenant shall be liable for any loss or cost resulting from such failure. Landlord may, but shall not be obligated to, provide for such insurance at Tenant's cost. This Section 26.5 shall not waive any of Landlord's other rights and remedies under this Lease.

27. **Indemnity**

27.1 Subject to Section 28, Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold Landlord and Landlord's managing agent, employees, directors, officers, partners, members, managers and trustees (collectively, the "Landlord Parties") harmless from all liabilities, claims, demands, losses, costs, and expenses, including reasonable attorneys' fees, which arise out of injuries to any person or property damage occurring on the Premises or the Building arising out of or in connection with (i) the negligence or willful misconduct of Tenant and the other Tenant Parties, (ii) the use by Tenant and the Tenant Parties of the Premises, (iii) the conduct of Tenant's business, any activity, work or things done, permitted or suffered by Tenant in or about the Premises or the Site, or (iv) the breach by Tenant or the Tenant Parties of any of the terms and conditions of this Lease, except to the extent caused by the negligence or willful misconduct of the Landlord Parties.

27.2 Subject to Section 28, Landlord will indemnify, defend and hold Tenant, its officers, directors, partners, members, managers, trustees, and employees (collectively, the "Tenant Parties") harmless from and against any and all liabilities, claims, demands, losses, costs and expenses, including reasonable attorneys' fees which arise out of injuries to any person or property damage occurring on the Premises or the Building arising from may suffer or incur arising out of or in connection with (i) the use, operation or maintenance of the Common Areas by Landlord or the Landlord Parties, (ii) the negligence or willful misconduct of Landlord or the Landlord Parties, or (iii) the breach by Landlord of any of the terms and conditions of this Lease, except to the extent caused by the negligence or willful misconduct of Tenant or the Tenant Parties.

28. **Waiver of Claims and of Subrogation**

(a) Landlord releases Tenant from and shall cause its insurers to waive as against Tenant all claims and demands for damage, loss, or injury to the Premises, or to furnishings, business machines, equipment, and other property in and upon the Premises and the Building, which damage results from fire and other perils, events or happenings to the extent of the property insurance coverage required under this Lease.

(b) Tenant releases Landlord from and shall cause its insurers to waive as against Landlord all claims and demands for damage, loss, or injury to the Building and Landlord's property in the Building, which damage results from fire and other perils, events or happenings to the extent of the property insurance coverage required under this Lease.

29. **Entry by Landlord**

Landlord may enter the Premises, except for Tenant's security areas, at all reasonable times, and upon reasonable prior notice, which shall be not less than 24 hours (except in the case of emergency), to: (a) perform maintenance or repairs required by this Lease; (b) post notices to protect Landlord's rights; (c) show the Premises to prospective purchasers, lenders, or tenants during the last nine (9) months of the Term or any extension thereof; (d) determine whether Tenant is complying with all Tenant's obligations hereunder, and (e) supply janitorial service and any other service to be provided by Landlord to Tenant hereunder. Landlord entry under this Section 29 shall be made with reasonable efforts to minimize interference with Tenant's use of the Premises and the conduct of its business. Landlord shall at all times have a key to all doors providing entry to the Premises, but excluding Tenant's security areas (as to which Tenant shall provide Landlord with prompt supervised access). Landlord shall have the right to use any and all means that Landlord may deem proper to open any doors to or within the Premises in the event of an emergency, without liability to Tenant except for any failure by Landlord to exercise due care for Tenant's property under the circumstances. Landlord will, in connection with any entry by Landlord into any security areas, abide by such reasonable rules, regulations and procedures as Tenant may from time to time establish with respect to entry, including limitation as to time of entry, purpose of entry, and controls by Tenant with respect to the conduct of such entry (including accompaniment by designated representatives of Tenant), provided, however, that Tenant hereby waives any liability of Landlord or right to abatement of Rent resulting from Landlord's inability to gain access to any security areas of the Premises.

30. **Quiet Enjoyment**

Tenant, by paying Rent and performing all terms and conditions of this Lease, shall peaceably and quietly have, hold, and enjoy the Premises with all appurtenances thereto for the Term of this Lease and any extensions thereof, without any manner of hindrance of or interference with its quiet possession, enjoyment, or use by Landlord or any other party claiming under or through Landlord.

31. **Nondisturbance and Subordination**

31.1 Landlord represents that, other than Landlord, the only lenders or ground lessors having an interest in the Premises, the Building or the Site are specified in Exhibit B and that there are no other liens or encumbrances on the Site, the Building, or the Premises.

31.2 Subject to the provisions of Sections 31.3 and 31.4, this Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate at all times to any mortgage, deed of trust or similar encumbrance ("Mortgage") now or hereafter existing, and to all advances made or hereafter to be made against or to protect the security thereof. If requested by Landlord, Tenant agrees to execute and deliver to Landlord, within twenty (20) Business Days after written demand therefor, an agreement in form and substance reasonably acceptable to Tenant confirming the subordination of this Lease to any Mortgage. Any failure or refusal of Tenant to execute such an agreement within twenty (20) Business Days shall constitute a default. However, no such additional agreement shall be necessary to effectuate such subordination.

31.3 In the event of the foreclosure of any Mortgage, Tenant, shall attorn to and recognize the successor as Landlord under this Lease, and lender or its designee or purchaser at a foreclosure sale shall recognize Tenant under the then existing terms of this Lease. Tenant hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any Mortgage termination or foreclosure. Tenant also agrees that the holder of any Mortgage may, at its option, unilaterally elect to fully subordinate its Mortgage to this Lease.

31.4 Concurrently with the execution and delivery of this Lease, Landlord shall obtain and deliver to Tenant an executed and acknowledged Subordination, Non-Disturbance and Attornment Agreement in form and substance acceptable to Tenant in Tenant's sole discretion (the "NDA") from Metropolitan Life Insurance Company, the holder of the Mortgage which, as of the date hereof, is the sole superior interest to the lien of this Lease.

31.5 Notwithstanding the provisions of Section 31.2, Landlord shall cause any future lender or ground lessor, as a condition precedent to the subordination of this Lease to such lender's Mortgage or to such lessor's ground lease, to execute, acknowledge and deliver to Tenant a recordable NDA in form and substance reasonably acceptable to Tenant, which Tenant shall execute and deliver to any future lender or ground lessor within twenty (20) Business Days after written demand therefor.

31.6 In the event that any Lender or its respective successor in title shall succeed to the interest of Landlord hereunder, the liability of the Lender or successor shall exist only so long as it is the owner of the Building. No Base Rent or any other Rent charge shall be paid more than 30 days prior to the due date thereof, and payments made in violation of this provision shall be a nullity as against any Lender, except to the extent that those payments are actually received by the Lender.

32. **Transfer of Landlord's Interest**

If Landlord sells or conveys its interest in the Premises or the Building, this Lease shall not be affected by any such sale and Tenant shall attorn to any purchaser or assignee. Landlord

shall be relieved from and after the date specified in any notice of transfer of all obligations and liabilities accruing thereafter on the part of Landlord. This Section 32 is contingent upon the assumption by such purchaser or transferee of all of Landlord's obligations under this Lease and Landlord's delivery of all funds in which Tenant has an interest to the transferee and does not apply to a transfer for security purposes only.

33. **Estoppel Certificate**

Landlord or Tenant, as the case may be, shall from time to time within twenty-five (25) days after receipt of request from the other party, execute, acknowledge, and deliver to such party a statement in writing, substantially in the form attached as Exhibit I, certifying that: (a) this Lease is unmodified and in full force and effect (or, if modified, stating the date and nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the date to which the Rent and other sums payable under this Lease, have been paid; and (c) acknowledging that there are not, to the knowledge of the party delivering the certificate, any uncured defaults on the part of the other party, or specifying such defaults if any are claimed. Any such statement may be relied upon by the party requesting the certificate and by any prospective purchaser or Lender of the Building or the Premises and by any sublessee of the Premises (or portion thereof) or any assignee of this Lease. If the party being requested to sign such statement shall not have executed, acknowledged and delivered the same to the requesting party within such twenty-five (25) day period, the requesting party may send a second request for such statement, and if the party being requested to provide the statement shall not have responded within five (5) days after such second request, the contents of the statement presented to such party shall be deemed true and such failure shall also be deemed a default under this Lease (without additional time, despite any other provision of this Lease).

34. **Default**

34.1 Any of the following shall constitute an Event of Default under this Lease by Tenant:

(a) Tenant's failure to pay Rent or to make any payment of money required under this Lease within seven (7) Business Days after Tenant's receipt of written notice from Landlord specifying such failure;

(b) Tenant's failure to observe and perform any other provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, except that if the nature of the default is such that the same cannot be reasonably be cured within thirty (30) days, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

Any notice given pursuant to this Section 34.1 is in lieu of any written notice required by statute or law, including any notice required under Sections 1161 and 1161.1 of the California Code of Civil Procedure (or any similar or successor law), and Tenant waives (to the fullest extent permitted by law) the giving of any notice other than that provided for in this Section 34.1. To

the extent the foregoing is not permitted by law, any notice under this Section 34.1 shall run concurrently with, and not in addition to, any similar time periods prescribed by applicable law.

34.2 In the event of any failure by Landlord to perform any of Landlord's obligations under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default; provided, however, that if the nature of the Landlord's default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion. Tenant shall give any mortgagee a copy, by certified mail, of any notice of default served upon Landlord, provided that Tenant previously has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagee. If Landlord fails to cure such default within the time provided in this Lease, any such mortgagee shall have an additional forty-five (45) days within which to cure such default by Landlord, or if such default cannot be cured within that time, then such additional time as may be necessary if within that forty-five (45) day period the mortgagee has commenced and is pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), but in no event more than 150 days from the default, provided that within thirty (30) days after Tenant shall have given such notice to mortgagee, accompanied by a statement **IN BOLD CAPITAL LETTERS THAT MORTGAGEE MUST INFORM TENANT IN WRITING WITHIN THIRTY (30) DAYS IF MORTGAGEE INTENDS TO CURE SUCH DEFAULT,** mortgagee shall have notified Tenant that mortgagee intends to cure the same. Notwithstanding the foregoing, nothing in this Section 34.2 shall be interpreted to require Tenant to wait for the expiration of such periods prior to exercising any right to arbitrate pursuant to Article 56 of this Lease or any right to rent abatement, self-help, deemed consent, reimbursement or rent offset expressly specified elsewhere in this Lease that arises due to failure by Landlord to perform any of Landlord's obligations under this Lease, provided that Tenant's exercise of any of such rights is in accordance with, and subject to the terms of, the provision that expressly provides such right. In the event that Landlord (or such mortgagee) fails to cure such default within the aforementioned cure periods, and if the nature of Landlord's default is such that Tenant would be entitled under California law to terminate this Lease, Tenant shall not exercise any such right to terminate this Lease while such remedies are being so pursued. Unless and until Landlord (or such mortgagee) fails to so cure any default within the cure periods set forth in this Section 34.2, Tenant shall not have any remedy or cause of action by reason thereof except as otherwise specified in this Lease. Except as expressly set forth in, and limited by, the terms of this Lease, Tenant hereby waives and relinquishes any and all rights which Tenant may have to terminate this Lease, to exercise self-help or to withhold Rent for any reason whatever, including without limitation on account of any default by Landlord of its obligations under this Lease, and any damage to, or condemnation, destruction or state of disrepair of, the Premises (specifically including but not limited to, those rights under California Civil Code Sections 1932, 1933(4), 1941, 1941.1 and 1942).

35. Landlord Remedies On Default

If an Event of Default occurs and is continuing, in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the option to:

35.1 Maintain this Lease in full effect and recover the Rent and other monetary charges as they become due, without terminating Tenant's right to possession, as set forth in Section 1951.4 of the California Civil Code or any other applicable code section. Acts of maintenance, preservation or efforts to lease the Premises, or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease, shall not constitute an election to terminate Tenant's right to possession in the absence of written notice to the contrary. If Landlord elects not to terminate this Lease, Landlord may attempt to relet the Premises at such Rent and upon such conditions and for such a term and to do all acts necessary to relet the Premises, including removal of all persons and property from the Premises, without being deemed to have elected to terminate this Lease; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. If any such reletting occurs, this Lease shall terminate automatically at the time the new tenant takes possession of the Premises.

35.2 Terminate this Lease by any lawful means, in which case this Lease shall terminate and Tenant shall surrender possession of the Premises to Landlord and Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code or any successor code section. If Landlord elects to terminate this Lease, then Landlord may recover from Tenant:

35.2.1 The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

35.2.2 The worth at the time of award of the amount by which any unpaid Rent which had been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

35.2.3 The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

35.2.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such Event of Default, recovering possession of the Premises, expenses of reletting the Premises to a new tenant, (including necessary renovations, alterations and improvements to the Premises, and leasing commissions incurred), and all attorneys' and other professional and paraprofessional fees and other costs and expenses incurred in good faith in connection with any of the foregoing.

35.2.5 As used in Sections 35.2.1 and 35.2.2, the "worth at the time of the award" is computed by allowing interest at the lawful rate. As used in Section 35.2.3, the "worth at the time of the award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Building is located at the time of award plus one percent (1%).

35.2.6 The term "Rent" as used in this Section shall be deemed to mean the scheduled Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

36. **Damage or Destruction**

36.1 Except as otherwise provided in this Section 36, if the Premises or Building are partially destroyed or damaged by fire or other casualty, rendering the Premises totally or partially inaccessible or unusable, Landlord shall promptly restore the shell and core of the Premises and the Building to substantially the same condition as they were in immediately before the destruction, including modifications required to comply with then effective building codes and other applicable laws and regulations, and such destruction shall not result in a termination of this Lease. If any part of the Premises is rendered untenantable by reason of damage, then the Base Rent and Operating Costs payable by Tenant shall abate in proportion to the rentable area of the Premises rendered untenantable until the earlier of (i) the date that is one hundred fifty (150) days after the date when Landlord completes such restoration and affords to Tenant access to the Premises with all services required to be provided under this Lease being provided to the Premises and (ii) the date when Tenant first occupies such area for the normal conduct of its business.

36.2 Notwithstanding Section 36.1, this Lease may be terminated by Landlord in any of the following situations, provided that Landlord has also terminated all of the other leases for space located above the ground floor of the Building:

(a) If the Building must be demolished as a result of damage by fire or other casualty or if the Estimated Repair Period (as defined below) exceeds three hundred sixty-five (365) days from the date of damage; or

(b) If all available insurance proceeds (or the amount of insurance proceeds that would have been available had Landlord maintained the insurance required of Landlord by this Lease), plus applicable deductibles, are less than the cost of restoration; or

(c) If existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before the destruction.

Any such election to terminate this Lease shall be exercised by notice from Landlord to Tenant served within ninety (90) days after the date of the damage, time being of the essence. The notice shall specify the date of termination, which shall be at least thirty (30) days after notice is given. In the event Landlord gives such notice of termination, this Lease shall terminate as of the date specified, and all Rent (to the extent not otherwise abated) shall be prorated as of the later of the date of termination or Tenant's vacation of the Premises and both parties shall thereafter be released of all obligations under the Lease, except those which survive the Expiration or earlier termination of this Lease.

36.3 If the Premises or any portion thereof are rendered unusable for the conduct of Tenant's business by reason of a fire or other casualty, Landlord shall obtain from a licensed reputable independent contractor and deliver to Tenant a reasonable estimate of the time required for repair as soon as practicable (such estimate is hereinafter referred to as the "Estimated Repair

Period"). This Lease may be terminated by Tenant following a casualty in the following situations: (i) if the Estimated Repair Period exceeds three hundred sixty-five (365) days from the date of damage and Tenant gives notice of its election to terminate within sixty (60) days after receipt of Landlord's estimate, such cancellation to be effective thirty (30) days after such notice of cancellation is given; or (ii) the repair or restoration work is not actually completed by the later of (subject to Force Majeure Delays) (a) three hundred sixty-five (365) days from the date of damage or (b) the expiration of the Estimated Repair Period, and such failure continues for an additional thirty (30) days after the expiration of such period and notice from Tenant, such cancellation to be effective at the end of such thirty (30) day period. Further, if less than the entire Premises shall have been damaged by reason of a fire or other casualty, but a substantial portion thereof has been so damaged such that Tenant cannot reasonably conduct its business in the undamaged portion, if, with respect to the damaged portion, the Estimated Repair Period will exceed three-hundred sixty-five (365) days from the date of damage or if the time period described in clause (ii) of the preceding sentence shall have been exceeded, Tenant shall have the right to terminate this Lease with respect to the entire Premises.

36.4 If the Lease is terminated under this Section 36, (a) Landlord shall, within thirty (30) days after the termination date, refund to Tenant the prorated Base Rent and Operating Costs for the remainder of the month in which the destruction occurred, any prepaid Base Rent and Operating Costs, and all other monies advanced by Tenant, and (b) Tenant shall be entitled to keep for its own benefit all insurance proceeds maintained by Tenant on all tenant or leasehold improvements and personal property.

36.5 Notwithstanding anything to the contrary contained in this Section 36, Landlord shall not be obligated to repair, reconstruct or restore the Premises or Building when the damage or destruction occurs during the last twelve (12) months of the Term of this Lease and the time to repair such damage is in excess of sixty (60) days. In such event, each Landlord and Tenant shall have the option to terminate the Lease by giving written notice to the other within thirty (30) days after the date of damage, in which event all Rent (to the extent not otherwise abated) shall be prorated as of the later of the date of termination or Tenant's vacation of the Premises and both parties shall thereafter be relieved of all obligations under the Lease except for those which survive the Expiration Date or earlier termination of the Lease.

36.6 If Landlord is required or elects to restore the Premises as provided in this Section 36, Landlord shall, at its expense, restore the structural elements and the shell of the Premises at Landlord's expense, and the repair and restoration of the Tenant Improvements, any Alterations and Tenant's trade fixtures and other personal property shall be the sole obligation of Tenant. Tenant shall commence restoration of the Tenant Improvements (or the installation of comparable Alterations) promptly upon delivery to it of possession of the Premises and shall diligently prosecute any such work and installation to the extent necessary to prepare the Premises for Tenant's conduct of business therein.

36.7 If Tenant shall have the right to elect to terminate this Lease in accordance with Section 36.3, Tenant, in lieu of terminating this Lease with respect to the entire Premises, may terminate this Lease as to one or more full, contiguous floors affected by the Casualty (except in the event that Tenant leases only a portion of a floor, in which case Tenant may terminate this Lease with respect to such partial floor).

36.8 Landlord and Tenant hereby waive the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute relating to termination of leases when the thing leased is destroyed, and agree that such event shall be governed by the terms of this Lease.

37. **Condemnation**

37.1 If any substantial part of the Building shall be taken for public or quasi-public use by the right of eminent domain, or if the same is transferred by agreement in connection with such public or quasi-public use or under threat of eminent domain (collectively, a "Taking"), Landlord shall have the option, exercisable within thirty (30) days after the effective date of the Taking, to terminate this Lease as of the date possession is acquired by the condemning authority, as long as Landlord also terminates all of the other leases for space located above the ground floor of the Building. Tenant may terminate this Lease by reason of a Taking if, and only if, (a) there is a Taking of all or a portion of the Premises or of the Building and the area remaining cannot be reasonably used by Tenant without frustrating or impeding Tenant's intended use of the Premises in Tenant's reasonable judgment, or (b) there is a Taking which materially reduces the total number of parking spaces available to Tenant at the Parking Facilities, unless Landlord provides mutually acceptable replacement parking for the spaces lost in the Taking. Tenant shall have no right to terminate this Lease following any Taking except as set forth in the preceding sentence. Tenant hereby waives the benefit of California Code of Civil Procedure Section 1265.130 and any successor statute or other statute of similar import, it being the intent of the parties hereto that the terms of this Lease shall govern in the event of any Taking. If neither Tenant nor Landlord exercises their respective right to terminate this Lease following a Taking, then this Lease shall remain in full force and effect, except that Tenant's Base Rent, Operating Costs and other charges under this Lease based on the square footage of the Premises shall be reduced proportionately (based on the rentable square footage of the area rendered unusable by the Taking).

37.2 If either Landlord or Tenant shall give a termination notice as aforesaid by which this Lease shall be terminated with respect to the entire Premises, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease in its entirety, (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date, (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (including Tenant's Improvements) as nearly as practicable to its condition prior to such taking and (iii) the Base Rent and Tenant's Pro Rata Share shall be reduced and, to the extent appropriate in the year of the taking, the Operating Costs shall be equitably adjusted in the proportion that the rentable area of the remaining Premises bears to the total (as such rentable area is determined after the taking) of the Premises.

37.3 In the event of any Taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceedings, and Tenant hereby assigns to Landlord, any and all right, title and interest of Tenant in or to any such award, and Tenant shall be entitled to receive no part of such award. Despite the foregoing, to the extent the same does not reduce the amount of the award payable to Landlord, Tenant shall be entitled to receive

the part of the award attributable to or prosecute a direct claim against the condemning authority, if necessary, for: (a) Tenant's loss of business; (b) the cost of Alterations or Tenant Improvements paid for by Tenant in excess of any Tenant Improvement Allowance or other amounts paid by Landlord; (c) the cost of removal of trade fixtures, furniture and other personal property belonging to Tenant; (d) relocation costs; and (e) compensation for loss of goodwill.

37.4 In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. For purposes of this Section 37.3, a temporary taking shall be defined as a taking for a period of twelve (12) months or less.

38. **Attorneys' Fees and Costs**

If either party commences an action or proceeding to determine or enforce its rights under this Lease, the prevailing party shall be entitled to recover from the losing party all expenses reasonably incurred, including court costs, reasonable attorneys' and accountant's fees and costs of suit as determined by the court.

39. **Remedies Cumulative**

All remedies of Landlord and Tenant under this Lease are cumulative.

40. **Consequential Damages**

Notwithstanding anything to the contrary contained in this Lease, nothing contained in this Lease shall impose any obligation on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from, all liabilities for consequential damage, except for holdover damages as provided in Section 25 hereof.

41. **Memorandum of Lease**

If requested by Tenant at any time after the execution and delivery of this Lease, Landlord shall execute and deliver to Tenant a short form or memorandum of this Lease, which shall set forth the ROFO Space Option, the ROFR Space Option and the Renewal Options, in the form attached hereto as Exhibit F-1 suitable for recording in the Office of the County Recorder of the County in which the Building is located. As a condition precedent to Landlord's obligation to execute a short form or memorandum of this Lease, Tenant's shall provide an executed discharge of such memorandum, suitable for recording in the form attached hereto as Exhibit F-2. Such discharge instrument shall have no force or effect, and Landlord agrees not to record the same, until the expiration or earlier termination of the Lease. Landlord and Tenant further agree that, in the event the provisions of this Lease summarized in the short form or memorandum are amended, upon the request of either party, Landlord and Tenant shall execute, acknowledge and deliver to the other a memorandum of any amendment to this Lease. Tenant may, at Tenant's sole cost and expense, record such memorandum or amendment to this Lease. Landlord and Tenant agree to execute any other documents as may be reasonably necessary to record any such memorandum of lease or any memorandum of amendment.

42. **Brokers**

Landlord shall pay all brokerage fees or commissions arising from this Lease ("Commissions") which are payable to the Brokers named in Section 1.16, as set forth in separate agreements between Landlord and said Brokers. Landlord has informed Tenant that Landlord has agreed to pay, and the Brokers have agreed to accept, Commissions only with respect to the initial term of this Lease. Landlord and Tenant represent and warrant that neither party has had any dealings with any real estate broker or agent in connection with the negotiation of this Lease except for the Brokers specifically named in Section 1.16. Tenant and Landlord agree to indemnify, defend and hold the other party harmless from and against all claims, demands, causes of action, liabilities and expenses (including reasonable attorneys' fees) arising from any breach of the representations, warranties and agreements set forth in this Section 42 and Landlord shall indemnify, defend and hold Tenant harmless from and against all claims, demands, causes of action, liabilities and expenses (including reasonable attorneys' fees) arising from any claim by the Brokers against Tenant for that portion of the Commissions due to Tenant's Broker under the Commission Agreement (as hereinafter defined).

Landlord shall pay the commission due Tenant's Broker in accordance with Landlord's separate agreement (the "Commission Agreement") with Tenant's Broker in certain installments as specified in the Commission Agreement. In the event Landlord fails to pay when due any installment of the commission due Tenant's Broker, Tenant or Tenant's Broker may give Landlord notice of such failure(the "Initial Commission Notice"). In the event that Landlord fails to pay any such installment of the commission due to Tenant's broker within thirty (30) days after the delivery of the Initial Commission Notice to Landlord, Tenant or Tenant's Broker may give Landlord a second notice (the "Second Commission Notice") (which Second Commission Notice shall specify in bold and capitalized lettering or 14-point font that if Landlord fails to pay such commission to Tenant's Broker within five (5) Business Days after the Second Commission Notice shall have been given to Landlord, then Tenant shall be entitled to pay to Tenant's Broker the installment of the commission then due) and if Landlord fails to pay such commission to Tenant's Broker within five (5) Business Days after the Second Commission Notice shall have been given to Landlord, then Tenant shall be entitled to pay to Tenant's Broker the installment of the commission then due. Landlord shall reimburse Tenant the commission paid to Tenant's Broker within five (5) days after notice to Landlord that Tenant has paid Tenant's Broker, and if Landlord shall fail so to reimburse Tenant within such period, then Tenant may thereafter offset the amount of such commission, with interest thereon at the Applicable Rate from the date Tenant shall have paid the same to Tenant's Broker to the date such commission shall have been recovered by Tenant, against Tenant's next monthly installment(s) of Base Rent under this Lease and the Existing Lease until such amounts are fully recovered by Tenant. This Article 42 shall be applicable upon the execution and delivery of this Lease.

43. **Notices**

All notices or demands to be given by either party to the other shall be in writing and shall be deemed sufficiently given either when delivered in person (with receipt acknowledged) or three (3) days after being sent by certified mail, return receipt requested, postage prepaid, or when delivered by a nationally recognized courier company that provides signature verification

of delivery to recipient, to the respective parties at the addresses provided in Section 1.15 of this Lease. The address to which any notice or demand may be given to either party may be changed from time to time by written notice to the other. Notices for a party may be given by counsel to such party.

44. Reasonableness

The parties shall at all times act prudently, fairly, equitably, reasonably, promptly and in good faith in dealing with one another under this Lease and shall not in bad faith withhold or delay any consents, approvals, authorizations, exercises of discretion, exercises of judgment or the like provided in this Lease.

45. Nondiscrimination and Medicare

Landlord recognizes that, as a government contractor, Tenant is subject to various federal laws, executive orders and regulations regarding equal opportunity and affirmative action which may also be applicable to subcontractors. Landlord, therefore, agrees that all applicable equal opportunity and affirmative action clauses shall be incorporated herein as required by federal laws, executive orders, and regulations, which include the following: (a) the nondiscrimination and affirmative action clauses contained in: Executive Order 11246, as amended, relative to equal opportunity for all persons without regard to race, color, religion, sex or national origin; the Vocational Rehabilitation Act of 1973, as amended, relative to the employment of qualified handicapped individuals without discrimination based upon their physical or mental handicaps; the Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended, relative to the employment of disabled veterans and veterans of the Vietnam Era, and the implementing rules and regulations prescribed by the Secretary of Labor in Title 41, Part 60 of the Code of Federal Regulations (CFR); (b) the utilization of small and minority business concerns clauses contained in: the Small Business Act, as amended; Executive Order 11625; and the Federal Acquisition Regulation (FAR) at 48 CFR Chapter 1, Part 19, Subchapter D, and Part 52, Subchapter H, relative to the utilization of minority business enterprises, small business concerns, and small business concerns owned and controlled by socially and economically disadvantaged individuals, in the performance of contracts awarded by federal agencies; and (c) the utilization of labor surplus area concerns clauses contained in: the Small Business Act, as amended; Executive Order 12073; 20 CFR Part 654, Subpart A; and the FAR at 48 CFR Chapter 1, Part 20 of Subchapter D and Part 52 of Subchapter H, relative to the utilization of labor surplus area concerns in the performance of government contracts. If this Lease is determined to be subject to the provisions of Section 952 of P.L. 96-499, which governs access to books and records of subcontractors of services to Medicare providers where the cost or value of such services under this Lease exceeds $10,000.00 over a 12-month period, then Landlord agrees to permit representatives of the Secretary of the Department of Health and Human Services and of the Comptroller General to have access to this Lease and the books, documents, and records of Landlord, as necessary to verify the costs of this Lease, in accordance with the criteria and procedures contained in applicable Federal regulations.

46. **Waiver**

No covenant, term, or condition of this Lease may be waived except by written consent of the party against whom the waiver is claimed and the waiver of any term, covenant, or condition of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, or condition of this Lease.

47. **Days**

As used in this Lease, the term "day" shall mean calendar day unless specifically indicated otherwise. The term "Business Day" or "Business Days" shall mean Monday to Friday, except the Building Holidays listed in Exhibit L.

48. **Binding on Successors**

Except as otherwise provided, this Lease is binding on, and will inure to the benefit of, the respective successors and assigns of Landlord and Tenant.

49. **Rules of Construction**

This Lease is to be construed as a whole, according to its fair meaning, and not strictly for or against either Tenant or Landlord and notwithstanding which party may have drafted this Lease. The Section headings are for convenience only and are not a part of this Lease and do not limit or amplify its provisions. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

50. **Applicable Law**

The existence, validity, and construction of this Lease shall be determined in accordance with the laws of the State of California without reference to its conflicts of laws or principles; provided, that (i) any provision which may be held invalid shall be ineffective only to the extent of such invalidity and shall not invalidate any of the remaining provisions, (ii) this Lease shall not be construed as creating either a partnership, joint venture, an agency or an employment relationship between the parties, and (iii) the failure of any party to insist at any time upon the strict performance of any provision or to act upon any right or remedy available to such party, whether under this Lease or as a matter of law, shall not be interpreted as a waiver or a relinquishment of any such right or remedy unless specifically expressed in writing, signed by such party and neither the receipt, acceptance nor application of any payment shall, without more, constitute such a writing.

51. **Counterparts**

This Lease may be executed in several counterparts and all such executed counterparts shall constitute one agreement binding on all of the parties in spite of the fact that all of the parties have not signed the same counterpart.

52. <u>Headings and Gender</u>

The Section headings are for convenience only and shall have no legal significance. The masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates or requires. The term "including" shall be deemed to mean "including, but not by way of limitation,".

53. <u>Representations of Authority</u>

The execution, delivery and performance of this Lease by Landlord and Tenant have been duly and validly authorized by all necessary action and proceedings, and no further action or authorization is necessary on the part of either Landlord or Tenant in order to consummate the transactions contemplated herein.

54. <u>Submission of Lease</u>

The submission of this Lease by Tenant to Landlord shall not constitute an offer to lease. Nothing in this Lease shall be binding upon Tenant or Landlord until Landlord and Tenant have each executed and delivered this Lease.

55. <u>Cumulative Remedies</u>

Except as may otherwise be provided in <u>Section 56</u>, the various rights, options, elections, powers and remedies contained in this Lease shall be construed as cumulative, and no one of them shall be exclusive of any of the others or of any other legal or equitable remedy which either party might otherwise have in the event of a breach or default in the terms of this Lease. The exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations imposed on the other party have been fully performed.

56. <u>Certain Remedies; Arbitration.</u>

(a) All disputes relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration in accordance with this <u>Section 56</u>, except for (i) Events of Default and the exercise of remedies resulting therefrom, which shall be determined by litigation, and (ii) a claim by Tenant of constructive eviction or other claims by Tenant that Landlord has breached this Lease and, as a result thereof, Tenant is entitled to terminate this Lease, which shall be determined by litigation.

(b) Except with respect to disputes over any Operating Costs, such dispute or question shall be determined in accordance with the following procedures:

(i) The party desiring arbitration shall appoint a disinterested person as arbitrator on its behalf and shall give notice thereof to the other party who shall, within twenty (20) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party. The two arbitrators thus appointed shall together appoint a third disinterested person within twenty (20) days after the appointment of the second arbitrator, and said three arbitrators shall as promptly as possible determine the matter which is the subject of the arbitration. The concurrence of

any two of said arbitrators shall be binding upon Landlord and Tenant or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant.

(ii) If any party who shall have a right pursuant to Section 56(b)(i) hereof to appoint an arbitrator shall fail or neglect to do so within the time permitted, then the other party (or if the two arbitrators appointed by the parties shall fail to appoint a third arbitrator when required hereunder, then either party) may apply to the American Arbitration Association to appoint such arbitrator.

(iii) Arbitration shall be conducted in the City of Oakland, in the County of Alameda, of the State of California, and to the extent applicable and consistent with this Section 56(b), shall be in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (or any successor body of similar function). The expenses of arbitration and the fees and disbursements of the third arbitrator shall be shared equally by Landlord and Tenant, and each party shall be responsible for the fees and disbursements of the arbitrator it appoints, its own attorneys and the expenses of its own proof.

(iv) Landlord and Tenant agree to, and hereby do: (i) waive any and all rights either of them at any time may have to revoke their agreement hereunder to submit to arbitration; (ii) consent to the entry of judgment in any court upon any award rendered in any arbitration held pursuant to this Article 56; (iii) acknowledge that any award rendered in any arbitration held pursuant to this Article 56, whether or not such award has been entered for judgment, shall be final and binding upon Landlord and Tenant.

(v) No arbitrators shall have any power to vary or modify any of the provisions of this Lease and their jurisdiction is hereby limited accordingly.

(vi) The two arbitrators to be selected by the parties shall be persons having at least ten (10) years' experience in the subject matter of the arbitration.

(c) Any dispute relating to uses permitted under Section 1.14 and Article 4 hereof, which relate to the use of the Premises or a portion thereof by a proposed assignee or subtenant, Landlord's denial of its consent to a proposed assignment or sublease pursuant to Section 24.4, Landlord's reasonableness relating to approvals of Tenant Improvements or Alterations, where Landlord has agreed to be reasonable, or any other dispute in this Lease expressly stated to be resolved by expedited arbitration (including any disputes under Sections 15.2 and 24 of this Lease), may be determined, at Landlord's or Tenant's option, under the expedited provisions of the Commercial Dispute Resolution Procedures of the American Arbitration Association (presently rules E 1 through E 10) in lieu of the procedures set forth in Section 56(b) hereof.

57. **Complete Agreement**

This Lease and the attached exhibits contain the entire agreement between the parties and supersede all prior agreements or understandings between the parties (other than the Existing Lease) and may not be amended except by a written agreement signed by the parties.

58. **Intentionally Deleted.**

59. **Measurement of Space**

With respect to any space in the Building where the rentable square foot area is not specified in this Lease or in any Exhibit to this Lease, if such space is required to be measured pursuant to this Lease or if the parties need to determine the rentable area or rentable square footage of such space, then the rentable square footage shall be as determined pursuant to the same methodology used to determine the rentable square footage specified in Exhibits C and M. In no event shall there be any remeasurement of the Premises for a Renewal Term, or of any Contraction Space or ROFO Space or ROFR Space.

60. **Incentives**

Tenant shall be entitled to receive the full value of any governmental incentives and benefits in connection with its occupancy of the Building and/or Site.

61. **Counterclaim and Jury Trial; Judicial Reference**

In the event that Landlord commences any summary proceedings or action for non-payment of rent or other charges provided in this lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action. To the full extent permitted under applicable Laws, Tenant and Landlord both waive a trial by jury of any and all issues arising in any action or proceeding between the parties hereto or their affiliates, under or connected with this lease, any of its provisions, or any transactions or agreements set forth herein or contemplated hereby (collectively, a "Dispute"). To the extent that the foregoing waiver of jury trial is unenforceable, the parties agree that any Disputes (other than unlawful detainer and other summary proceedings) arising our of or relating to this lease shall be resolved by a judicial reference pursuant to California Code of Civil Procedure § 638. The judicial referee appointed to decide the judicial reference proceeding shall be empowered to hear and resolve any or all issues in the proceeding, whether fact or law. If Landlord and Tenant are unable to agree upon a referee within ten (10) days of a written request to do so by either party, either party may thereafter seek to have a referee appointed by the court pursuant to the procedures set forth in California Code of Civil Procedure § 640.

62. **OFAC List Representations**

(a) As of the date of Tenant's execution of this Lease, Tenant hereby represents and warrants to Landlord that to the best of Tenant's actual knowledge without inquiry, neither Tenant nor any of its Affiliates is an entity or person: (A) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 ("EO 13224"); (B) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (C) who commits, threatens to commit or supports "terrorism," as that term is defined in EO 13224.

(b) As of the date of Landlord's execution of this Lease, Landlord hereby represents and warrants to Tenant, that to the best of Landlord's actual knowledge without inquiry, neither Landlord nor any of its Affiliates is an entity or person: (A) that is listed in the annex to, or is otherwise subject to the provisions of EO 13224; (B) whose name appears on the OFAC most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (C) who commits, threatens to commit or supports "terrorism," as that term is defined in EO 13224.

63. **No Light And Air Easement**

Any diminution, restriction, or shutting off of light, or air, or view from the Premises, by any structure or improvement that may at any time be erected on the Building, Site and/or lands adjacent to or in the vicinity of the Building shall in no way affect this Lease, abate any Rent, or otherwise impose any cost, liability or obligation upon Landlord and shall not result in and/or constitute a breach of the covenant of quiet enjoyment and/or amount to a constructive eviction, provided that nothing contained in this Section 63 shall give Landlord the right to block, darken or cover any windows of the Premises, except for such temporary periods as may be necessary to make a repair to the Building permitted or required by this Lease to be made .

64. **Time of the Essence**

Time is of the essence of this Lease and each of the provisions hereof with respect to the time periods or dates by which Landlord or Tenant may or must perform any of its obligations under this Lease.

65. **Landlord's Liability**

65.1 Landlord or any successor in interest of Landlord (whether one or more individual(s), a partnership, a joint venture, a corporation, a trustee or other fiduciary, or the trust or other entity or organization for which any fiduciary acts) shall have no direct or personal liability with respect to any term or requirement of this Lease beyond Landlord's or its successor's interest in the Building and the Site, including the proceeds thereof from rents, conveyance or other transfer, insurance and condemnation awards. Tenant shall look solely to the estate of Landlord and its successor in the Building and the Site, including the proceeds thereof from rents, conveyance or other transfer, insurance and condemnation awards, for the satisfaction of any claim by Tenant against Landlord or the other Landlord Parties.

65.2 Tenant shall not be entitled to any damages because of Landlord's failure or refusal to consent or approve of any matter requested by Tenant, unless Landlord shall have been found by a court or an arbitrator to have acted in bad faith. Except where Landlord has acted in bad faith, Tenant's sole remedy shall be an action for specific performance or injunction or the arbitration described in Article 56.

66. **Premises Generator**

66.1 Generator. Tenant shall have the right, at its sole cost and expense, to install in the area shown hatched on Exhibit P annexed to this Lease one emergency generator or multiple

emergency generators, in either case, to serve the Premises only (the "Premises Generator"), and a fuel oil storage tank and transfer pumps for the Premises Generator. If the Premises Generator is comprised of multiple emergency generators, the size and capacity of such generators shall be limited by the space Landlord is making available to Tenant as shown hatched on Exhibit P. Tenant shall also have the right to install a transfer switch and all associated equipment in the Building switchboard room or such other location as determined by Landlord in its reasonable judgment for the purpose of tying in the Premises Generator. The Premises Generator, the fuel oil storage tank, transfer pumps, the transfer switch and all related equipment installed by Tenant are collectively referred to hereinafter as the "Premises Generator Equipment." Tenant may not remove the Premises Generator Equipment except to replace any component thereof as may be necessary or desirable, and after the Expiration Date, the Premises Generator Equipment shall belong to Landlord. During the Term, Tenant shall, at its sole cost, operate, repair, maintain, replace (if necessary) and test the Premises Generator Equipment. The type and means of installation of the Premises Generator Equipment shall be subject to Landlord's reasonable approval.

66.2 Installation. If Tenant installs the Premises Generator Equipment, Tenant hereby covenants and agrees that: (i) such installation shall be performed in accordance with all applicable Laws and with all of the provisions of this Lease, including, without limitation, Section 22, and shall not cause structural damage to the Building, (ii) any pad or structure reasonably required by Landlord and/or the City of Oakland to support or screen the Generator shall be installed and removed at Tenant's sole cost and expense, and (iii) Tenant shall promptly repair any damage caused to any portion of the Building by reason of such installation, including, without limitation, any repairs, restoration, maintenance, renewal or replacement thereof necessitated by or in any way caused by or relating to such installations.

66.3 Access. Tenant, its contractors, agents or employees shall have access to those portions of the Building outside the Premises in which the Premises Generator Equipment is located in order to install the Premises Generator Equipment, upon reasonable advance notice to Landlord and upon the following terms and conditions:

(a) Any damage to the Building or to the personal property of Landlord or any other tenant of the Building arising as a result of such access shall be repaired and restored, at Tenant's sole cost, to the condition existing prior to such access.

(b) Landlord shall have the right to assign a Building representative to be present for the duration of Tenant's access to such portions of the Building outside the Premises.

66.4 Use. Tenant may use the Premises Generator Equipment to provide backup electricity only for the Premises in case of an interruption or disruption of regular electric service to or within the Building.

66.5 Fees. Tenant shall not be obligated to pay any fee to Landlord for any additional space occupied by the Premises Generator.

66.6 UPS System. Tenant shall have the right to install in the Premises an uninterrupted power supply system.

67. **Rules and Regulations**

Tenant shall abide by and observe the rules and regulations attached to this Lease as Exhibit K. Tenant shall abide by and observe such other rules and regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building, provided that the new rules or regulations are reasonable and not inconsistent with the provisions of this Lease. Any dispute relating to the reasonableness of a modification of or addition to the rules and regulations may be submitted by either Landlord or Tenant to arbitration in accordance with Section 56. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to comply with any modified or additional rule and regulation if the reasonableness of such modified or additional rule and regulation has been submitted by either party to arbitration. To the extent any rules and regulations conflict with the provisions of this Lease, the provisions of this Lease shall govern. Landlord shall ensure that (i) the rules and regulations for the Building, applicable to all users and occupants of the Building, prohibit smoking by such users and occupants in the Building and (ii) designated smoking areas (if any) shall not be within twenty-five (25) feet of any entrances to the Building, operable windows or air intakes. Landlord shall not discriminate against Tenant in the enforcement of any rule or regulation.

68. **Changes to the Building**

68.1 Except as otherwise limited by the terms of this Lease, Landlord reserves the right, in its sole discretion, at any time to make permanent or temporary changes or replacements to the Building (other than the Premises), including but not limited to the Common Areas, provided any such change does not adversely affect the first-class nature of the Building or the Site, including, without limitation, the lobby of the Building and other Common Areas of the Building or the Site or access thereto. Without limiting the generality of the foregoing but subject to the other terms and conditions of this Lease, Landlord may convert space on the ground floor and the second floor of the Building to retail use. Landlord's activities may require the temporary alteration of means of ingress and egress to the Building or the Site and the installation of scaffolding and other temporary structures while the work is in progress, provided that Landlord shall at all times provide Tenant with reasonable and safe ingress and egress to the Building and the Premises. Such work shall be performed in a manner reasonably designed to minimize interference with Tenant's conduct of business from the Premises. None of the same shall be considered to be a constructive eviction of Tenant from the Premises, create any liability on the part of Landlord, or, except as otherwise provided in this Lease, give Tenant any right to rent abatement or otherwise alter the rights or obligations (including Rent) of Tenant under this Lease subject to Landlord's compliance with the foregoing.

68.2 Landlord shall not change the name or address by which the Building is known.

69. **Prohibited Uses**

69.1 From and after the date of this Lease and for so long as Tenant shall be in Occupancy (as hereinafter defined) of space in the Building, Landlord covenants and agrees that Landlord shall not enter into any lease that would permit any retail space in the Building to be used (a) by a Competitor (as hereinafter defined) of Tenant, and/or (b) for any of the uses listed

on Exhibit M (the "Prohibited Uses"), unless Landlord first obtains Tenant's consent, which consent may be withheld in Tenant's sole discretion.

69.2 From and after the date of this Lease and for so long as Tenant shall be in Occupancy of at least one hundred fifty thousand (150,000) rentable square feet in the Building, Landlord covenants and agrees that Landlord shall not enter into any lease with a Competitor of Tenant for any office or other non-retail space in the Building, unless Landlord first obtains Tenant's consent, which consent may be withheld in Tenant's sole discretion.

69.3 As used herein, (i) "Occupancy", when used with respect to a portion of the Premises, shall mean that such portion of the Premises shall not then be subleased to a third party which is not an Affiliate of Tenant's, and (ii) "Competitor of Tenant" shall mean any entity identified from time to time by Tenant in a notice to Landlord as being a competitor of Tenant, provided that in no event may Tenant have identified more than ten (10) such Competitors of Tenant at any one time. As of the date of this Lease, Tenant identifies each of the entities listed in Exhibit T annexed as a Competitor of Tenant. The rights granted under this Section 69 shall be personal to the originally named Tenant, its Affiliates and any Successor Entity.

70. **Signage**

70.1 Landlord shall, at its cost, maintain a directory in the lobby of the Building exclusively for the display of the names of tenants in the Building and their respective suite numbers. The directory shall also display Tenant's offices by major offices and categories. Tenant may also install directional and identifying signs in the interior of the Building.

70.2 Upon receiving Landlord's prior approval, which shall not be unreasonably conditioned, withheld or delayed, Tenant may, at Tenant's cost, paint, attach, or affix reasonable signs identifying Tenant using Tenant's standard corporate name and logo, to the exterior of the Building and to the entrances to the Building and the Premises, provided that Tenant's right to install and maintain exterior signage on the Building shall (a) be subject to Tenant obtaining all necessary governmental approvals, and (b) only apply so long as Tenant shall be in Occupancy of at least one hundred fifty thousand (150,000) rentable square feet in the Building.

70.3 For so long as Tenant shall be in Occupancy of any space in the Building, Landlord shall not place the name of any Competitor on any exterior signage on the Building, provided that this prohibition shall not prevent Landlord from erecting and maintaining one or more monument sign(s) that may list tenants of the Building (including tenants which are Competitors if Competitors are not prohibited by Section 69 of this Lease).

70.4 For so long as Tenant shall be in Occupancy of at least one hundred fifty thousand (150,000) rentable square feet in the Building, (a) Landlord shall not place any Building top or eyebrow signage on the Building, provided that this prohibition shall not prevent Landlord from erecting and maintaining customary storefront signage for any retail tenants of the Building not prohibited by Section 69, and (b) Tenant shall have the right to erect and maintain at its cost an outdoor plaza level monument sign ("Monument Sign"), subject to Landlord's approval and to any City of Oakland codes and restrictions imposed by covenants, conditions and restrictions governing the Site.

70.5 Any sign installed by Tenant or Landlord must comply with all applicable Laws. Tenant shall obtain all governmental permits or approvals required for the installation or construction of its signs. Landlord will cooperate with and assist Tenant in obtaining all necessary governmental permits and approvals. Tenant shall be responsible for the costs associated with installation, maintenance, removal and repair of Tenant's exterior and monument signs. If Tenant fails to remove any such sign(s) upon expiration or earlier termination of the Lease (or termination of Tenant's right to signage as provided above) and repair any damage caused by such removal, Landlord may do so at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord within thirty (30) days after demand for all costs incurred by Landlord to effect any removal on Tenant's account, which amount will be deemed additional rent.

70.6 The rights granted under Sections 70.2 through 70.4, inclusive, shall be personal to the originally named Tenant, its Affiliates and any Successor Entity.

70.7 In any case under this Article 70 where Landlord's approval is required, Landlord shall give or withhold such approval within ten (10) Business Days after Tenant's submission of a request therefor. Tenant may send Landlord a notice simultaneously with Tenant's submission to Landlord of Tenant's signage designs and specifications, which notice shall refer to this Section 70.7 and state the following in bold capital letters: **"IF LANDLORD FAILS TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN TEN (10) BUSINESS DAYS AFTER SUBMISSION THEREOF TO LANDLORD, TENANT MAY SEND A SECOND (2ND) NOTICE TO LANDLORD FOR APPROVAL, AND IF LANDLORD SHALL FAIL TO RESPOND TO SUCH SECOND (2ND) NOTICE, LANDLORD'S APPROVAL SHALL BE DEEMED GRANTED IN ACCORDANCE WITH SECTION 70.7 OF THE LEASE."** If Landlord shall fail to respond to Tenant's request for such approval within said ten (10) Business Day period, then, provided that Tenant shall have submitted to Landlord a second (2nd) notice following the expiration of such ten (10) Business Day period, stating the following in bold capital letters: **"IF LANDLORD FAILS TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN FIVE (5) BUSINESS DAYS, THEN LANDLORD'S APPROVAL SHALL BE DEEMED GRANTED IN ACCORDANCE WITH SECTION 70.7 OF THE LEASE,"** and if Landlord continues to fail to respond to the request for such approval, then after the expiration of such additional five (5) Business Day period, Landlord's consent to Tenant's submission shall be deemed to have been given.

70.8 As provided in Section 6.2, this Section 70 shall be applicable as of the date of this Lease and Tenant's signage rights shall be governed by this Lease, notwithstanding that the Commencement Date under this Lease may not have occurred.

71. Nondiscrimination Covenant.

71.1 Tenant covenants by and for itself, and its successors and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, religion, race, color, creed, national origin or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises, nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or

practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the Premises.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year indicated.

AGREED:	AGREED:
Landlord:	**Tenant:**
CIM/OAKLAND 1 KAISER PLAZA, LP a Delaware limited liability company	**KAISER FOUNDATION HEALTH PLAN, INC.**, a California nonprofit public benefit corporation
By: CIM/Oakland Office Properties, GP, LLC, its General Partner	
By: ______________	**By:** ______________
Name: Nicholas V. Morosoff	**Name:** George C. Halvorson
Title: Secretary	**Title:** Chairman and Chief Executive Officer

EXHIBIT A-1

THE PREMISES


CITY VIEW
336
305
330
301
355
350
340
CORRIDOR
HR ELEVATOR LOBBY
CORRIDOR
LR ELEVATOR LOBBY
CORRIDOR
LAKE VIEW
FLOOR: 3
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-2

THE PREMISES



CITY VIEW
401
405
415
420
430
435
480
470
455
445
CORRIDOR
HR ELEVATOR LOBBY
CORRIDOR
LR ELEVATOR LOBBY
CORRIDOR
LAKE VIEW
FLOOR: 4
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

EXHIBIT A-3

THE PREMISES


CITY VIEW
505
CORRIDOR
HR ELEVATOR LOBBY
CORRIDOR
LR ELEVATOR LOBBY
CORRIDOR
580
LAKE VIEW
FLOOR: 5
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-4

THE PREMISES


CITY VIEW
601
610
625
CORRIDOR
HR ELEVATOR LOBBY
CORRIDOR
LR ELEVATOR LOBBY
CORRIDOR
675
650
LAKE VIEW
FLOOR: 5
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-5

THE PREMISES


CITY VIEW
801
850
CORRIDOR
HR ELEVATOR LOBBY
LR ELEVATOR LOBBY
LAKE VIEW
FLOOR: 8
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-6

THE PREMISES


CITY VIEW
1010
1015
1025
1030
1050
CORRIDOR
HR ELEVATOR LOBBY
LR ELEVATOR LOBBY
LAKE VIEW
FLOOR: 10
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-7

THE PREMISES



CITY VIEW
1200
HR ELEVATOR LOBBY
LR ELEVATOR LOBBY
LAKE VIEW
FLOOR: 12
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

EXHIBIT A-8

THE PREMISES


CITY VIEW
1305
1333
CORRIDOR
HR ELEVATOR LOBBY
LR ELEVATOR LOBBY
1350
1340
LAKE VIEW
FLOOR: 13
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-9

THE PREMISES


CITY VIEW
1585
1515
1520
1545
1540
CORRIDOR
HR ELEVATOR LOBBY
LR ELEVATOR LOBBY
1550
LAKE VIEW
FLOOR: 15
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-10

THE PREMISES


CITY VIEW
LAKE VIEW
1600
1675
1650
CORRIDOR
HR ELEVATOR LOBBY
ELEVATOR SHAFT
CORRIDOR
FLOOR: 16
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

EXHIBIT A-11

THE PREMISES


CITY VIEW
LAKE VIEW
1700
1725
1750
1775
CORRIDOR
CORRIDOR
FLOOR: 17
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-12

THE PREMISES



CITY VIEW
1801
1800
1899
1898
CORRIDOR
CORRIDOR
CORRIDOR
LAKE VIEW
FLOOR: 18
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

EXHIBIT A-13

THE PREMISES


CITY VIEW
1900
CORRIDOR
LAKE VIEW
FLOOR: 19
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

EXHIBIT A-14

THE PREMISES


CITY VIEW
2000
CORRIDOR
LAKE VIEW
FLOOR: 20
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

EXHIBIT A-15

THE PREMISES


CITY VIEW
2100
CORRIDOR
CORRIDOR
CORRIDOR
LAKE VIEW
FLOOR: 21
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-16

THE PREMISES


CITY VIEW
LAKE VIEW
2201
2245
2250
2298
CORRIDOR
HR ELEVATOR LOBBY
FLOOR: 22
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-17

THE PREMISES


CITY VIEW
LAKE VIEW
2300
2360
2398
2399
2340
CORRIDOR
HR ELEVATOR LOBBY
FLOOR: 23
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-18

THE PREMISES


CITY VIEW
2400
CORRIDOR
LAKE VIEW
FLOOR: 24
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-19

THE PREMISES


CITY VIEW
2500
CORRIDOR
CORRIDOR
CORRIDOR
LAKE VIEW
FLOOR: 25
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

EXHIBIT A-20

THE PREMISES


CITY VIEW
2600
CORRIDOR
CORRIDOR
CORRIDOR
LAKE VIEW
FLOOR: 26
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

Approved by KP Legal on 7/3/09

EXHIBIT A-21

THE PREMISES


CITY VIEW
2700
CORRIDOR
HR ELEVATOR LOBBY
2700-STORAGE
LAKE VIEW
FLOOR: 27
THE ORDWAY BUILDING
1 KAISER PLAZA

DISCLAIMER: Exhibit A is to show the approximate location of the Premises in the "Building" and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas" or the access ways to the Premises.

EXHIBIT A-22

SITE PLAN

THE ORDWAY - PROPERTY

Site Plan



Glass @ Ground Floor
Property Line
ONE KAISER PLAZA
Ordway Building
21st STREET

55 LAZARD

CBRE

EXHIBIT A-23

LEGAL DESCRIPTION

REAL PROPERTY IN THE CITY OF OAKLAND, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS;

PARCEL A:

BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF TWENTY- SECOND (22ND) STREET WITH THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE FROM SAID POINT OF BEGINNING, ALONG SAID SOUTH LINE, SOUTH 76° 56' 58" EAST, 220.99 FEET; THENCE DEPARTING SAID SOUTH LINE, SOUTH 13° 02' 54" WEST, 262.00 FEET TO THE NORTH LINE OF TWENTY-FIRST (21ST) STREET; THENCE ALONG SAID NORTH LINE, NORTH 76° 56' 58" WEST, 210.00 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 11.00 FEET, CONCAVE TO THE NORTHEAST, THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 17.28 FEET, TO THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE ALONG SAID EAST LINE, NORTH 13° 03' 02" EAST, 56.87 FEET; THENCE NORTH 39° 37' 39" EAST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 98.27 FEET; THENCE NORTH 13° 30' 09" WEST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 63.88 FEET TO THE POINT OF BEGINNING.

PARCEL B:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO PARCEL A HEREINABOVE, FOR THE SOLE PURPOSE OF PEDESTRIAN INGRESS AND EGRESS OVER, ALONG AND ACROSS A STRIP OF LAND HEREINAFTER DESCRIBED AND LYING WITHIN PARCEL 1 OF PARCEL MAP 6031, FILED MARCH 04, 1991, IN BOOK 196 OF PARCEL MAPS, PAGES 41-42, ALAMEDA COUNTY RECORDS, AS SUCH EASEMENT WAS GRANTED BY AHMANSON COMMERCIAL DEVELOPMENT COMPANY, A CALIFORNIA CORPORATION, TO ORDWAY ASSOCIATES, AN ILLINOIS PARTNERSHIP, BY INSTRUMENT DATED MARCH 6, 1992, RECORDED JULY 13, 1992, SERIES NO 92-225712, OFFICIAL RECORDS OF ALAMEDA COUNTY, STATE OF CALIFORNIA:

COMMENCING AT THE MOST NORTHEAST CORNER OF PARCEL 1 OF SAID PARCEL MAP 6031, THENCE ALONG THE NORTHERN BOUNDARY LINE OF SAID PARCEL (AND SOUTH LINE OF GRAND AVENUE), NORTH 76° 57' 48" WEST, 46.40 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 13° 03' 02" WEST, 179.33 FEET, TO ANON-TANGENT CURVE, HAVING A RADIUS OF 25 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 142° 07' 14", A DISTANCE OF 62.01 FEET; THENCE LEAVING SAID CURVE, SOUTH 13° 03' 02" WEST, 28.86 FEET, TO THE SOUTHERN BOUNDARY LINE OF SAID PARCEL 1; THENCE ALONG SAID SOUTHERN LINE NORTH 76° 56' 58" WEST 6.00

FEET; THENCE NORTH 13° 03' 02" EAST, 24.50 FEET, TO A NON-TANGENT CURVE, HAVING A RADIUS OF 31.00 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 125° 47' 10", A DISTANCE OF 68.06 FEET; THENCE NORTH 13° 03' 02" EAST, 175.76 FEET TO SAID NORTHERN LINE; THENCE SOUTH 76° 57' 48" EAST, 6.00 FEET TO THE TRUE POINT OF BEGINNING.

APN: 008-0653-019-03

EXHIBIT B

SUPERIOR INTERESTS

1. General and special taxes and assessments for the fiscal year 2008-2009, a lien not yet due or payable.

2. The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code as a result of the transfer of title to the vestee named in Schedule A.

3. Resolution granting Kaiser Center Properties, a Partnership and owner of that certain real property located at 2150 Valdez Street and known as The Ordway Building, Oakland, a conditional revocable permit to encroach and occupy certain portions of the public sidewalk and street area on the Eastern Side of Valdez Street, between 21st Street and 22nd Street; and on the Northern side of 21st Street, approximately 206 feet Southeasterly from the Eastern property line of Valdez Street; and on the Southern side of 22nd Street, approximately 206 feet Southeasterly from the Eastern property line of Valdez Street, adjacent to said property, executed by City of Oakland, recorded April 29, 1970, Book/Reel 2607, Page/Image 452, Instrument No. 70-43970, Official Records.

4. Covenants, conditions, restrictions and easements in the document recorded December 30, 1983 as Instrument No. 83-244959 of Official Records, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

   The terms, provisions, covenants and conditions contained in that certain Easement Agreement, executed in reference to the above Covenants, Restrictions and Right of First Refusal Agreement, dated March 6, 1992, by and between Ahmanson Commercial Development Company, a California Corporation and Ordway Associates, an Illinois Partnership, recorded July 13, 1992, Instrument No. 92-225712, Official Records.

   A Partial Termination of Agreement dated May 20, 1998 by and between Kaiser Center Properties, a California partnership and Ordway Associates, an Illinois general partnership recorded May 21, 1998, Instrument No. 98170665, Official Records.

   Modification of Covenants, Restrictions and Right of First Refusal Agreement recorded December 5, 2003 as Instrument No. 2003-710022 of Official Records.

   (Affects: the land herein and other property)

5. A Deed of Trust to secure an original indebtedness of $49,500,000.00 recorded August 1, 2000 as Instrument No. 2000228199 of Official Records.

Dated:	July 28, 2000
Trustor:	Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership
Trustee:	Chicago Title Company
Beneficiary:	Metropolitan Life Insurance Company, a New York corporation

A document recorded January 5, 2006 as Instrument No. 2006003114 of Official Records, provides that the obligation secured by the deed of trust was assumed by Brandywine Ordway, LLC, a Delaware limited liability company.

A document entitled "Assignment of Leases" recorded August 1, 2000 as Instrument No. 2000228200 of Official Records, as additional security for the payment of the indebtedness secured by the deed of trust.

A document entitled "Collateral Assignment of Parking Leases" recorded August 1, 2000 as Instrument No. 2000228202 of Official Records, as additional security for the payment of the indebtedness secured by the deed of trust.

A document recorded October 8, 2008 as Instrument No. 2008-295376 of Official Records, provides that the obligation secured by the deed of trust was assumed by CIM/Oakland 1 Kaiser Plaza, LP, a Delaware limited partnership.

6. The fact that the land lies within the boundaries of the Central District Redevelopment Project Area, as disclosed by the document recorded December 3, 2007 as Instrument No. 2007409569 of Official Records.

7. The terms and provisions contained in the document entitled "Restrictive Covenant" recorded May 9, 2008 as Instrument No. 2008-153998 of Official Records.

8. Rights of tenants, as tenants only, without options to purchase, rights of first refusal, under the leases described in the rent roll provided to the Company, the names of the lessees to said leases being as follows:

T. Klein Associates, Inc.
American Express Financial
Eden Plaza Cafe
Aiken & Welch, Inc.
Brandywine Ordway LLC
Sitzman Morriss & Lavis
Encinal Real Estate, Inc.
Kaiser Foundation Health Plan
David I. Fischer
Sack Rosendin LLP
Accenture LLP
The Cambrian Group
The KPA Group
Wells Fargo Bank, N.A.
Akawie & LaPietra
Armstrong & Associates
Henderson Capital Partners
Swinerton, Inc.
Chicago Title Company
The Lakeside Group
Washington Mutual

Morgan Stanley & Co., Inc.
L. Randolph Harris & Bridget McInerney Harris
Medlin & Hargrave
AIS
Law Office of Michael Gardner
Hendricks & Partners
Rainin Group, Inc.
Robert J. Beles
James R. Moren
National Jury Project/West
Law Offfices of Herman Trutner
Law Offices of Richard J. Baskin
Greene Construction
Dang & Trachuk
Roundstone Systems Corp.
Law Offices of Clarence L. Livingston Jr.
A.S.F. Electric

EXHIBIT C

BASE RENT

Premises

High Rise Premises (Floors 24-27)

Period	Monthly Base Rent (Per RSF)	Annual Base Rent (Per RSF)	Annual Base Rent
3/1/2011 – 2/29/2012	$3.32	$39.84	$3,334,448.64
3/1/2012 – 2/28/2013	$3.42	$41.04	$3,434,883.84
3/1/2013 – 2/28/2014	$3.52	$42.24	$3,535,319.04
3/1/2014 – 2/28/2015	$3.63	$43.56	$3,645,797.76
3/1/2015 – 2/29/2016	$3.74	$44.88	$3,756,276.48
3/1/2016 – 2/28/2017	$3.85	$46.20	$3,866,755.20
3/1/2017 – 2/28/2018	$3.96	$47.52	$3,977,233.92

For purposes of this Lease, each full floor leased to Tenant in the High Rise Premises contains 20,924 rentable square feet ("RSF") for a total of 83,696 RSF.

Mid Rise Premises (Floors 15-23)

Period	Monthly Base Rent (Per RSF)	Annual Base Rent (Per RSF)	Annual Base Rent
3/1/2011 – 2/29/2012	$3.15	$37.80	$6,405,399.00
3/1/2012 – 2/28/2013	$3.24	$38.88	$6,588,410.40
3/1/2013 – 2/28/2014	$3.34	$40.08	$6,791,756.40
3/1/2014 – 2/28/2015	$3.44	$41.28	$6,995,102.40
3/1/2015 – 2/29/2016	$3.55	$42.60	$7,218,783.00

For purposes of this Lease, the floors (or portions thereof) leased to Tenant in the Mid Rise Premises contains the following rentable square feet:

Floor	RSF
15th floor	19,626
16th floor	16,484
17th floor	19,626
18th floor	9,806
18th floor	9,749
19th floor	19,841
20th floor	20,924
21st floor	20,924
22nd floor	16,069
22nd floor	3,473
23rd floor	12,933
Total:	169,455

Low Rise Premises

Period	Monthly Base Rent (Per RSF)	Annual Base Rent (Per RSF)	Annual Base Rent
3/1/2011 – 2/29/2012	$3.00	$36.00	$2,993,220.00
3/1/2012 – 2/28/2013	$3.09	$37.08	$3,083,016.60
3/1/2013 – 2/28/2014	$3.18	$38.16	$3,172,813.20
3/1/2014 – 2/28/2015	$3.28	$39.36	$3,272,587.20
3/1/2015 – 2/29/2016	$3.38	$40.56	$3,372,361.20

For purposes of this Lease, the floors (or portions thereof) leased to Tenant in the Low Rise Premises contain the following rentable square feet **(subject to final verification)**:

Floor	RSF
3rd floor	6,790
3rd floor	3,612
4th floor	1,976
5th floor	9,732
6th floor	7,648
8th floor	9,765
10th floor	14,158
12th floor	19,651
13th floor	3,193
13th floor	6,620
Total:	83,145

EXHIBIT D

CONFIRMATION OF LEASE TERMS

This Confirmation of Lease Terms is made as of ________, 20___, between ________, a _____ ("Landlord"), and **KAISER FOUNDATION HEALTH PLAN, INC.**, a California nonprofit public benefit corporation, ("Tenant") who agree as follows:

1. Landlord and Tenant entered into a Lease dated _________ ___, 2009 (the "Lease"), for the Premises described in Section 1.1 of the Lease (the "Premises").

2. Landlord and Tenant confirm the items marked below:

_____ a. The Commencement Date is March 1, 2011.

_____ b. For the Low Rise Premises, the Rent Commencement Date shall be the first day of the fifth (5th) month of the Term. For the balance of the Premises, the Rent Commencement Date shall be the Commencement Date.

_____ c. The Lease term will expire on February 29, 2016, except with respect to the 24th – 27th floors with respect to which the Lease term will expire on February 28, 2018, unless extended under the terms of the Lease.

_____ d. The Rentable Square Footage of the Premises contains 336,321 square feet. The Rentable Square Footage of the Building consists of 515,070 square feet.

AGREED:

CIM/OAKLAND 1 KAISER PLAZA, L.P.
a Delaware limited liability company

By:____________________________
Name:__________________________
Title:___________________________

AGREED:

KAISER FOUNDATION HEALTH PLAN, INC.,
a California nonprofit public benefit corporation

By:____________________________
Name:__________________________
Title:___________________________

EXHIBIT E

PARKING

1 Kaiser Plaza
Oakland, CA 94612



Labor Temple Lot
Two Kaiser Plaza Lot
Ordway Building
Kaiser Garage
Merrimac St
Telegraph Ave
Summit St
Webster St
Broadway
Bay Pl
27th St
28th St
Northgate Ave
Sycamore St
26th St
25th St
24th St
Valdez St
Harrison St
Fairmount Ave
Grand Ave
23rd St
W Grand Ave
Valley St
Waverly St
Adams Park
22nd St
21st St
Kaiser Plaza
Thomas L Berkley Way
Franklin St
William St
20th St
19th St
Oakland BART
Lakeside Dr
17th St
Snow Park
Bellevue Ave
Park View Terrace
Montecito Ave
Vernon St
Garland Ave
©2009 Google
Map data ©2009

EXHIBIT F-1

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Raymond A. Sanseverino, Esq.

MEMORANDUM OF LEASE

This Memorandum of Lease ("Memorandum") is entered into as of June 29, 2009, by and between **CIM/OAKLAND 1 KAISER PLAZA, L.P.**, a Delaware limited liability company ("Landlord"), and **KAISER FOUNDATION HEALTH PLAN, INC.**, a California nonprofit public benefit corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease of even date herewith for three hundred forty-one thousand three hundred ninety-seven (341,397) rentable square feet of space (the "Premises") in the office building (the "Building") located at One Kaiser Plaza, Oakland, California 94612. A legal description of the property on which the Building is located is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the facts hereinabove set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Demise of Premises. Landlord leases to Tenant, and Tenant leases from Landlord, subject to the terms and conditions set forth in the Lease, the Premises. The Commencement Date of the Lease is March 1, 2011, and the Term of the Lease shall continue (i) with respect to that portion of the Premises located on floor 24 through and including floor 27 of the Building, until February 28, 2018, and (ii) with respect to all other parts of the Premises, until February 29, 2016.

2. Option to Extend the Term. Landlord has granted to Tenant, subject to the terms and conditions set forth in the Lease, two (2) options of five (5) years each to extend the term of the Lease, provided each such option is exercised in writing at least twelve (12) months prior to the originally scheduled expiration date of the then current term, as applicable.

3. Option to Expand the Premises. Landlord has granted to Tenant, subject to the terms and conditions set forth in the Lease, a right of first offer and a right of first refusal to expand the Premises to include all leasable space within the Building.

4. Provisions Binding on Landlord. The provisions of the Lease to be performed by Landlord, whether affirmative or negative in nature, are intended to and shall bind Landlord and its successors and assigns, and shall inure to the benefit of Tenant and its successors and assigns.

5. Incorporation by Reference; No Modification of Lease. The terms and conditions of the Lease are incorporated herein by this reference. This Memorandum is prepared and recorded for the purpose of putting the public on notice of the Lease, and this Memorandum in no way modifies the terms and conditions of the Lease. In the event of any inconsistency between the terms and conditions of this Memorandum and the terms and conditions of the Lease, the terms and conditions of the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the day and year first set forth above.

Landlord:	Tenant:
CIM/OAKLAND 1 KAISER PLAZA L.P., a Delaware limited liability company	**KAISER FOUNDATION HEALTH PLAN, INC.,** a California nonprofit public benefit corporation
By:____________________ **Name:**__________________ **Title:**___________________	**By:**____________________ **Name:** George C. Halvorson **Title:** Chairman and Chief Executive Officer

LANDLORD

Acknowledgement

State of California

County of ______________________

On ________________, 2009, before me, ________________________________, a notary public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________ (Seal)

TENANT

Acknowledgement

State of California

County of ______________________

On ________________, 2009, before me, ________________________________, a notary public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________ (Seal)

Exhibit A

Legal Description of the Property

REAL PROPERTY IN THE CITY OF OAKLAND, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS;

PARCEL A:

BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF TWENTY- SECOND (22ND) STREET WITH THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE FROM SAID POINT OF BEGINNING, ALONG SAID SOUTH LINE, SOUTH 76° 56' 58" EAST, 220.99 FEET; THENCE DEPARTING SAID SOUTH LINE, SOUTH 13° 02' 54" WEST, 262.00 FEET TO THE NORTH LINE OF TWENTY-FIRST (21ST) STREET; THENCE ALONG SAID NORTH LINE, NORTH 76° 56' 58" WEST, 210.00 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 11.00 FEET, CONCAVE TO THE NORTHEAST, THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 17.28 FEET, TO THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE ALONG SAID EAST LINE, NORTH 13° 03' 02" EAST, 56.87 FEET; THENCE NORTH 39° 37' 39" EAST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 98.27 FEET; THENCE NORTH 13° 30' 09" WEST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 63.88 FEET TO THE POINT OF BEGINNING.

PARCEL B:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO PARCEL A HEREINABOVE, FOR THE SOLE PURPOSE OF PEDESTRIAN INGRESS AND EGRESS OVER, ALONG AND ACROSS A STRIP OF LAND HEREINAFTER DESCRIBED AND LYING WITHIN PARCEL 1 OF PARCEL MAP 6031, FILED MARCH 04, 1991, IN BOOK 196 OF PARCEL MAPS, PAGES 41-42, ALAMEDA COUNTY RECORDS, AS SUCH EASEMENT WAS GRANTED BY AHMANSON COMMERCIAL DEVELOPMENT COMPANY, A CALIFORNIA CORPORATION, TO ORDWAY ASSOCIATES, AN ILLINOIS PARTNERSHIP, BY INSTRUMENT DATED MARCH 6, 1992, RECORDED JULY 13, 1992, SERIES NO 92-225712, OFFICIAL RECORDS OF ALAMEDA COUNTY, STATE OF CALIFORNIA:

COMMENCING AT THE MOST NORTHEAST CORNER OF PARCEL 1 OF SAID PARCEL MAP 6031, THENCE ALONG THE NORTHERN BOUNDARY LINE OF SAID PARCEL (AND SOUTH LINE OF GRAND AVENUE), NORTH 76° 57' 48" WEST, 46.40 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 13° 03' 02" WEST, 179.33 FEET, TO ANON-TANGENT CURVE, HAVING A RADIUS OF 25 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 142° 07' 14", A DISTANCE OF 62.01 FEET; THENCE LEAVING SAID CURVE, SOUTH 13° 03' 02" WEST, 28.86 FEET, TO THE SOUTHERN BOUNDARY LINE OF SAID PARCEL 1; THENCE ALONG SAID SOUTHERN LINE NORTH 76° 56' 58" WEST 6.00 FEET; THENCE NORTH 13° 03' 02" EAST, 24.50 FEET, TO A NON-TANGENT CURVE,

HAVING A RADIUS OF 31.00 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 125° 47' 10", A DISTANCE OF 68.06 FEET; THENCE NORTH 13° 03' 02" EAST, 175.76 FEET TO SAID NORTHERN LINE; THENCE SOUTH 76° 57' 48" EAST, 6.00 FEET TO THE TRUE POINT OF BEGINNING.

APN: 008-0653-019-03

EXHIBIT F-2

DISCHARGE OF MEMORANDUM OF LEASE

CIM/OAKLAND 1 KAISER PLAZA, L.P., Landlord

KAISER FOUNDATION HEALTH PLAN, INC., Tenant

County: Almeda
Block: ______
Lot: ______

<u>RECORD AND RETURN TO</u>:

FRAGNER SEIFERT PACE & WINOGRAD, LLP
300 S. Grand Avenue, 14th Floor
Los Angeles, California 90071

Attention: Terrence R. Pace, Esq.

DISCHARGE OF MEMORANDUM OF LEASE

NAME AND ADDRESS OF LANDLORD:	CIM/Oakland 1 Kaiser Plaza, L.P. 6922 Hollywood Blvd, 9th Floor Los Angeles, CA 90028 Attn: General Counsel
NAME AND ADDRESS OF TENANT:	Kaiser Foundation Health Plan, Inc. Real Estate Department 1800 Harrison, 25th Floor Oakland, CA 94612 Attn: Lease Administration
DATE OF EXECUTION OF LEASE:	As of June 29, 2009
DATE OF LEASE EXPIRATION /TERMINATION	______________, ________

MEMORANDUM:

This Discharge of Memorandum of Lease (this "Discharge") relates to that certain Memorandum of Lease between Landlord and Tenant, recorded with the Office of the Almeda County Clerk/Recorder on ________________, as Document No. _______ (the "Memorandum").

DESCRIPTION OF LEASED PREMISES:

The leased premises consist of the premises leased to Tenant by Landlord at the building commonly known as The Ordway Building, having an address at One Kaiser Plaza, Oakland, California 94612 (the "Building"), a legal description of which is annexed hereto as Exhibit A, pursuant to that certain Lease Agreement made by and between Landlord and Tenant, dated as of June 29, 2009 (the "Lease").

DISCHARGE:

This Discharge shall constitute affirmative notice to whosoever it may concern that (i) the term of the Lease has expired or the Lease has been terminated in accordance with its terms. Without limiting the generality of the foregoing, Landlord and Tenant hereby agree that the Memorandum is hereby terminated and nullified and shall hereafter be of no further force or effect, and shall be deemed stricken and removed and shall be discharged from the real property records affecting the Building.

This Discharge shall be binding on, and inure to the benefit of Landlord, Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Discharge of Memorandum of Lease as of the day and year first set forth above.

Landlord:

CIM/OAKLAND 1 KAISER PLAZA L.P., a Delaware limited liability company

By:____________________________
Name:__________________________
Title:___________________________

Tenant:

KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation

By:____________________________
Name: George C. Halvorson
Title: Chairman and Chief Executive Officer

LANDLORD

Acknowledgement

State of California

County of ____________________

On ____________________, 2009, before me, ________________________________, a notary public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________ (Seal)

TENANT

Acknowledgement

State of California

County of ____________________

On ____________________, 2009, before me, ________________________________, a notary public, personally appeared ________________________________, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________ (Seal)

Exhibit A

Legal Description of the Property

REAL PROPERTY IN THE CITY OF OAKLAND, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS;

PARCEL A:

BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF TWENTY- SECOND (22ND) STREET WITH THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE FROM SAID POINT OF BEGINNING, ALONG SAID SOUTH LINE, SOUTH 76° 56' 58" EAST, 220.99 FEET; THENCE DEPARTING SAID SOUTH LINE, SOUTH 13° 02' 54" WEST, 262.00 FEET TO THE NORTH LINE OF TWENTY-FIRST (21ST) STREET; THENCE ALONG SAID NORTH LINE, NORTH 76° 56' 58" WEST, 210.00 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 11.00 FEET, CONCAVE TO THE NORTHEAST, THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 17.28 FEET, TO THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE ALONG SAID EAST LINE, NORTH 13° 03' 02" EAST, 56.87 FEET; THENCE NORTH 39° 37' 39" EAST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 98.27 FEET; THENCE NORTH 13° 30' 09" WEST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 63.88 FEET TO THE POINT OF BEGINNING.

PARCEL B:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO PARCEL A HEREINABOVE, FOR THE SOLE PURPOSE OF PEDESTRIAN INGRESS AND EGRESS OVER, ALONG AND ACROSS A STRIP OF LAND HEREINAFTER DESCRIBED AND LYING WITHIN PARCEL 1 OF PARCEL MAP 6031, FILED MARCH 04, 1991, IN BOOK 196 OF PARCEL MAPS, PAGES 41-42, ALAMEDA COUNTY RECORDS, AS SUCH EASEMENT WAS GRANTED BY AHMANSON COMMERCIAL DEVELOPMENT COMPANY, A CALIFORNIA CORPORATION, TO ORDWAY ASSOCIATES, AN ILLINOIS PARTNERSHIP, BY INSTRUMENT DATED MARCH 6, 1992, RECORDED JULY 13, 1992, SERIES NO 92-225712, OFFICIAL RECORDS OF ALAMEDA COUNTY, STATE OF CALIFORNIA:

COMMENCING AT THE MOST NORTHEAST CORNER OF PARCEL 1 OF SAID PARCEL MAP 6031, THENCE ALONG THE NORTHERN BOUNDARY LINE OF SAID PARCEL (AND SOUTH LINE OF GRAND AVENUE), NORTH 76° 57' 48" WEST, 46.40 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 13° 03' 02" WEST, 179.33 FEET, TO ANON-TANGENT CURVE, HAVING A RADIUS OF 25 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 142° 07' 14", A DISTANCE OF 62.01 FEET; THENCE LEAVING SAID CURVE, SOUTH 13° 03' 02" WEST, 28.86 FEET, TO THE SOUTHERN BOUNDARY LINE OF SAID PARCEL 1; THENCE ALONG SAID SOUTHERN LINE NORTH 76° 56' 58" WEST 6.00 FEET; THENCE NORTH 13° 03' 02" EAST, 24.50 FEET, TO A NON-TANGENT CURVE,

HAVING A RADIUS OF 31.00 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 125° 47' 10", A DISTANCE OF 68.06 FEET; THENCE NORTH 13° 03' 02" EAST, 175.76 FEET TO SAID NORTHERN LINE; THENCE SOUTH 76° 57' 48" EAST, 6.00 FEET TO THE TRUE POINT OF BEGINNING.

APN: 008-0653-019-03

EXHIBIT G

TENANT'S PRO RATA SHARE

Floor	Pro Rata Share
3	2.02%
4	0.38%
5	1.89%
6	1.48%
8	1.90%
10	2.75%
12	3.82%
13	1.91%
14	0.00%
15	3.81%
16	3.20%
17	3.81%
18	3.80%
19	3.85%
20	4.06%
21	4.06%
22	3.79%
23	2.51%
24	4.06%
25	4.06%
26	4.06%
27	4.06%

EXHIBIT H

INTENTIONALLY DELETED

EXHIBIT I

ESTOPPEL CERTIFICATE

Tenant: ____________________________________

Landlord: ____________________________________
Lease Dated: ________________________________

Premises: ______________________, Suite _____
__________________City, State _____

Security Deposit: __________Dollars ($__________)

____("Tenant") and
_______________, a ____________________________ ("Landlord") entered into a written Lease agreement dated __________, 20__ (the "Lease"), under which Tenant leased from Landlord the Premises located at ______________________________, ________, [state, zip] and further described in Exhibit A to the Lease (the "Premises").

Tenant **[Landlord]** certifies that:

1. A correct copy of the Lease and all amendments and modifications to it are attached to this certificate as Exhibit 1.

2. The term of the Lease began on ______________________, 20__, and will expire on ________________, 20__.

3. Tenant has no right or option to renew or extend the Lease, or to expand the Premises, except as set forth in the Lease and ________________.

4. The address for notices to be sent to Tenant is set forth in the Lease.

5. The Lease is unmodified and in full force and effect, and there are no other agreements between Landlord and Tenant with respect to the Lease, the Premises, the Building or the Site except: ____.

6. Tenant has accepted possession of the Premises, and any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant and all tenant improvement allowances owing to Tenant have been paid except: ____.

7. Tenant is now in sole possession of the entire Premises and Tenant has not granted any other person, partnership, corporation, or other entity any right to the possession or use of the Premises, except for ____.

8. Tenant has not assigned any of its interest in the Lease or sublet all or any portion of the Premises.

9. Base Rent and other amounts billed to Tenant under the Lease have been paid to the date of Tenant's execution of this certificate.

10. **[For certificate to be signed by Tenant:]** As of the date of this certificate and to the best of Tenant's knowledge, Landlord is not in default under any of the terms of the Lease. **[For certificate to be signed by Landlord :]** As of the date of this certificate, there is no Event of Default outstanding and, to the best of Landlord's knowledge, Tenant is not in default under any of the terms of this Lease.

11. Tenant has no right of offset under the Lease or against Rent or other charges due or to become due under the Lease except as specifically set forth in the Lease.

12. The amount of any security or other deposit returnable to Tenant pursuant to the Lease, if any, is set forth above.

13. No Rent or other amounts under the Lease have been paid by more than thirty (30) days prior to the date on which they are due under the Lease.

14. Tenant has no right or option to purchase the Premises, the Building, or the Site.

Tenant **[Landlord]** has executed this certificate as of ___________, 20__.

TENANT [LANDLORD]:

BY: ______________________
NAME: ___________________
TITLE: ___________________

STATE OF CALIFORNIA)
:ss
COUNTY OF __________________)

On this _______ day of _____________, 20___, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________, personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

____
NOTARY PUBLIC in and for said State

EXHIBIT J

MINIMUM JANITORIAL SERVICE

Janitorial Service shall include but shall not be limited to the following:

(a) Restrooms in Premises, nightly, Monday-Friday

1. Empty all receptacles--waste, sanitary napkins, ashtrays, etc.

2. All dispensers to be filled--toilet paper toilet seat covers, hand towels, soap, sanitary napkins, including Tenant's hand soap dispensers in breakrooms.

3. Clean all shelves, dispensers, sinks, mirrors, fixtures wiped dry.

4. Clean with disinfectant all toilet seats, bowls, urinals.

5. Floors to be swept and kept free of any paper scraps, ashes, etc., that might collect in corners, behind bowls, etc. Floors to be mopped with disinfectant.

6. Entry doors spot cleaned--free of finger marks.

(b) Vinyl Floors in Premises

1. Vacuum or dust and wet mop nightly, Monday-Friday.

2. Buff nightly, Monday-Friday, corridors only.

3. Remove old wax and newly wax every six (6) months for corridors and bathrooms, and once annually for other vinyl flooring.

(c) Medical Examination rooms: Clean sinks and mirrors, fixtures wiped dry.

(d) The cleaning and maintenance of Tenant eating facilities including the removal of refuse and garbage therefrom.

(e) The cleaning and maintenance of Tenant computer centers, including peripheral areas, and removal of waste paper therefrom.

(f) The cleaning and maintenance of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers, and large scale duplicating rooms.

(g) The cleaning and maintenance in areas of special security such as storage units.

(h) The provision of consumable supplies for private toilet rooms.

EXHIBIT K

RULES AND REGULATIONS

Tenant shall abide by and observe the following rules and regulations. Tenant shall abide by and observe such other rules and regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building, provided that the new rules or regulations are reasonable and not inconsistent with the provisions of the Lease. Any dispute relating to the reasonableness of a modification of or addition to the rules and regulations may be submitted by either Landlord or Tenant to arbitration in accordance with Section 56 of the Lease.

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant's premises. Landlord shall have the right to control and operate the Common Areas of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4. Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents or licensees shall have caused same.

5. Except as permitted by the Lease, no tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6. Tenants shall not construct or maintain, use or operate in any part of the Building any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7. No mopeds, skateboards, bicycles, scooters or other vehicles and no animals, fish, fish tanks, birds or other pets of any kind (other than service dogs) shall be brought into or kept in or about the Building, provided, however, that segway vehicles, wheelchairs and

other vehicles used by mobility challenged individuals shall be allowed to be brought into the Building and kept in a Tenant's premises.

8. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9. No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10. No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Rollerblading and Rollerskating shall not be permitted in the Building or in the Common Areas.

11. No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

12. Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machines, microwave ovens, toasters, space heaters, fans and/or vending machines), or place or use in or about the Premises or Building any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13. No smoking is permitted in the Building including but not limited to the Premises, rest rooms, hallways, balconies, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area, which shall not be within twenty five (25) feet of the perimeter of the Building. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building's rest rooms.

14. Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15. All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16. Tenant shall not use the name of the Building in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17. Tenants must be responsible for all security access cards issued to them, and to secure the return of same from any employee terminating employment with them. Tenant shall pay to Landlord the actual out-of-pocket replacement cost of each lost security access card, without markup for profit or overhead. As of the date of this Lease, the actual replacement cost of a lost security access card is $25.00. No person/company other than Project tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18. All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the freight elevator and none of such carts, trucks, equipment or devices shall be allowed in the ground floor lobby of the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building, subject to any waiver of subrogation contained in the Lease. Tenant shall procure and deliver a certificate of insurance from tenant's movers which certificate shall name Landlord as an additional insured.

19. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord's management or security personnel.

22. Landlord may require, at its sole option, all persons entering the Buildings after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23. No space within the Building or in the Common Areas may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

24. No employees or invitees of tenant shall use the hallways, stairs, lobby, or other Common Areas of the Building as lounging areas during "breaks" or during lunch periods.

25. No canvassing, soliciting or peddling is permitted in the Building or Common Areas by tenants, their employees, or other persons.

26. No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other Common Areas of the Building.

27. Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant's space. Removal of these recyclable items will be by Landlord's janitorial personnel.

28. Intentionally omitted.

29. Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, when necessary.

30. No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31. Tenant or tenant's employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees or agents.

33. No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior Common Areas by other tenants.

34. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35. Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the maintenance of the heating, air conditioning and ventilation facilities and equipment.

36. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant's area or Common Areas of the Building regardless of whether such loss occurs when area is locked against entry or not.

37. Landlord will not permit entrance to tenant's Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38. Tenant and its agents and employees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39. Tenant and its employees and agents shall not enter other separate tenants' hallways, restrooms or premises unless they have received prior approval from Landlord's management.

40. Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.

EXHIBIT L

BUILDING HOLIDAYS

Presidents Day
Memorial Day
Independence Day
Labor Day
Thanksgiving
Christmas
New Year's Day

EXHIBIT M

PROHIBITED USES

"Prohibited Uses" shall mean any one or more of the following uses:

(a) a bar, pub, nightclub, music hall or disco serving alcohol without food service;

(b) a medical, dental, veterinary, chiropractic or physical or occupational therapy clinic or office

(c) a laboratory;

(d) a billiard or bingo parlor;

(e) a flea market;

(f) a fast food restaurant which is considered to serve unhealthy foods;

(g) massage parlor;

(h) a store selling primarily tobacco products;

(i) a funeral home;

(j) a facility for the sale of paraphernalia for use with illicit drugs;

(h) a facility for the sale or display of pornographic material;

(k) an off-track betting parlor;

(l) a skating rink;

(m) an arcade, pinball or computer game room;

(n) political campaign offices; or

(o) a tattoo parlor.

EXHIBIT N

INTENTIONALLY DELETED

EXHIBIT O

CATEGORIES OF OPERATING COSTS

1. Cleaning
2. General & Administrative
3. Insurance
4. Management Fees
5. Professional Fees
6. Repairs & Maintenance
7. Labor
8. Security
9. Electricity
10. Steam
11. Water & Sewer & Steam Condensate
12. Capital Expenditures (which are permitted to be passed on to tenants)
13. Payments to Affiliates

EXHIBIT P

PREMISES GENERATOR


THE ORDWAY
One Kaiser Plaza
Oakland CA 94612
N
Floor Overview
BASEMENT ONE
AIR SHAFT
MECHANICAL SHOP
UPPER MECHANICAL ROOM
AIR SHAFT
COMPUTER ROOM
CORRIDOR
JANITOR STORAGE
199
Bike room
Gen
Suggested location of the backup Emergency Generator on the 1st basement level.
TUNNEL
Diesel Tank

Approved by KP Legal on 7/3/09

EXHIBIT Q

HVAC PERFORMANCE SPECIFICATIONS

The building is supplied by outside air that is either heated or cooled and sent to the corresponding zones. All fans are constant volume and here are some brief descriptions.

1. Supply Fans 1&2 supply conditioned air to all 4 sides of the building through the induction units on floors 3-26. Secondary chilled water provides the cooling through coils at the induction units that are controlled by unit thermostats.

2. Supply Fans 3&4 supply cooling at the fans and the air is sent to all the interior zones from floors 11-26. Heating is achieved by zone re-heats on the floors that are controlled by 2 zone thermostats on each side – bayside and lakeside.

3. Supply Fan 5 supplies cooling at the fan and the air is sent to all the interior zones from floors 3-10. Heating is achieved by zone re-heats on the floors that are controlled by 2 zone thermostats on each side – bayside and lakeside.

4. Supply Fan 6 is a dual duct system which provides both heating and cooling to individual zones on the 27th floor only. Mixing boxes are controlled by thermostats in the offices.

5. Supply Fan 7 supplies air to the 2nd floor induction units only and it has 4 separate zones. Heating is supplied to each zone when needed and the cooling is provided by the secondary chilled water coils at each unit controlled by the unit's thermostat.

6. Supply Fan 8 supplies cooling at the fan and the air is sent to the 2nd floor interiors only. Heating is achieved by the re-heat units controlled by zone thermostats.

7. Supply Fan 9 supplies air to the bridge only. Heating and cooling is achieved at the fan units above the ceiling.

8. Supply Fan 10 supplies conditioned air to the 1st floor only.

9. Supply Fan 11 supplies conditioned air to the 2 basement floors

All fans have return fans that draw off the ceiling plenums except SF7 and SF9.

Heating is provided through hot water that is heated by any of the 3 – 350 hp each Cleaver-Brooks natural gas boilers and is sent by circulating pumps to the associated fans and re-heat coils on the floors.

Cooling is provided by any of the 3 centrifugal chillers on the roof. 2- Carrier 850 ton and 1 York 675 ton units. Each chiller has associated chilled water and condenser water pumps. A 300

ton Plate/Frame heat exchanger provides cooling when temperatures are below 63 degrees outside air.

All the valves on the equipment and coils are pneumatically controlled.

The Building's HVAC system is designed to be capable of maintaining inside space conditions of 74 degrees Fahrenheit, plus or minus 2 degrees, when outside conditions are 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb and inside space conditions of 70 degrees Fahrenheit, plus or minus 2 degrees, when the outside temperature is not lower than 5 degrees Fahrenheit.

The Building's HVAC system shall provide fresh air as per code requirements, and Landlord covenants that the N.C. (noise criteria) shall be no greater than 40 dB within 15 feet of a mechanical equipment room and 35 dB beyond such 15 feet.

EXHIBIT R

TERMS AND CONDITIONS FOR TENANT IMPROVEMENT WORK

A. Construction By Tenant. Tenant Improvements constructed by Tenant shall be subject to the following terms and conditions:

1. Approval Process for Plans.

1.1 Approval of Preliminary Plans. Prior to commencing any Tenant Improvements, Tenant shall submit to Landlord preliminary plans and specifications for such Tenant Improvements to Landlord for approval (the "Preliminary Plans"). The Preliminary Plans shall be prepared by an architect selected and paid by Tenant who is licensed by the State of California.

1.2 Landlord's Response. Within ten (10) Business Days after Landlord's receipt of the Preliminary Plans, Landlord shall notify Tenant in writing of its approval or of any reasonable objections thereto. Within five (5) Business Days after the receipt by Tenant of a timely objection of Landlord, Tenant shall cause the Preliminary Plans to be modified and shall thereafter deliver the modified plans to Landlord for its approval. Landlord shall have five (5) Business Days from its receipt thereof to approve such modified Preliminary Plans in the same manner as set forth above. This procedure shall be followed until all reasonable objections have been resolved and the Preliminary Plans have been approved.

1.3 Approval of Permit Drawings. Following Landlord's approval of the Preliminary Plans, Tenant shall prepare and deliver to Landlord engineering working drawings for all mechanical, electrical, plumbing and fire sprinkler systems (the "Permit Drawings") for Landlord's approval.

1.4 Landlord's Response. Landlord shall approve or disapprove the Permit Drawings within ten (10) Business Days after Landlord's receipt thereof, provided that Landlord's approval shall not be unreasonably withheld. Landlord's disapproval shall be effected by Landlord's delivery to Tenant, within such ten (10) Business Day period, of a writing setting forth with specificity the reasons for such disapproval. Within five (5) Business Days of the receipt by Tenant of Landlord's objections, Tenant shall cause the Permit Drawings to be modified and shall deliver the modified Permit Drawings to Landlord for its approval. Landlord shall have five (5) Business Days from its receipt thereof to approve such modified Permit Drawings in the same manner as set forth above. This procedure shall be followed until all reasonable objections have been resolved and the Permit Drawings have been approved.

2. Limitation on Tenant's Improvements. In no event shall the improvements to be made by Tenant to the Premises exceed the Building's systems limits or capacities, including the limits applicable to plumbing, electrical, HVAC, and load bearing systems, unless (x) Tenant shall agree to pay for the work necessary to increase such limits or capacities and (y) such work shall not disrupt Landlord's provision of utilities to other tenants in the Building.

3. Plan Check. Following Landlord's approval of the Permit Drawings, Tenant shall submit the Permit Drawings to the Department of Building and Safety for the City of Oakland ("DBS") for necessary plan checks and approvals. Any and all plan check corrections shall be made by Tenant.

4. Change Orders. In the event Tenant desires to change any item of the Permit Drawings or the Preliminary Plans following approval by Landlord, Tenant, and DBS, then Tenant shall submit a change order detailing the desired change (the "Change Order Request") to Landlord for Landlord's approval. Within three (3) Business Days after receipt of the Change Order Request from Tenant, Landlord shall notify Tenant in writing if Landlord approves or disapproves the Change Order Request, which approval shall not be unreasonably withheld. The latest Permit Drawings and preliminary Plans (including changes thereto pursuant to an approved Change Order Request) as approved by Landlord are herein referred to as the "Approved Plans".

5. Approval of Tenant's Contractors and Subcontractors. Prior to hiring any contractors or subcontractors, or entering into agreements with any of them, Tenant shall deliver to Landlord for Landlord's reasonable approval a list of the contractors and subcontractors Tenant proposes to hire to perform the Tenant Improvements in the Premises. Landlord's approval shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to withhold approval based on the proposed contractor's or subcontractor's inadequate financial status, reputation for poor quality work, lack of insurance, union/non-union status, or lack of experience with projects like the Building in Oakland, California. As a condition to its approval, Landlord may require the employment of only union or non-union personnel and subcontractors. In any event, Landlord shall have the right to designate the subcontractors to perform work in the Premises which could reasonably affect the systems (or warranties concerning such systems) of the Building, including but not limited to the elevator (if any), roof, HVAC, methane detection, fire/life safety, plumbing, exterior, foundation, and load bearing elements.

6. Quality of Design and Construction. Tenant's Tenant Improvements shall be of the highest quality workmanship and standards.

7. Construction. The Tenant Improvements set forth in the Approved Plans shall be performed in accordance with the following:

7.1 Tenant shall diligently prosecute such construction to completion. Tenant shall have the work performed in such a manner so as not to (a) obstruct the access of any other tenant or occupant in the Building, (b) damage any portion of the Building, including Common Areas, or (c) create dust or dirt in any Common Areas. Tenant shall cause the work areas to be cleaned on a daily basis.

7.2 All Tenant Improvement work in the Premises shall be performed by Tenant's contractors and subcontractors strictly in accordance with the Approved Plans, the provisions of Title 24 of the California Administrative Code, the Americans with Disabilities Act, and all other applicable Laws, and shall satisfy the requirements of all carriers of insurance on the Premises and the Building, and the Board of Underwriters Fire Rating Bureau or similar organization.

7.3 All Tenant Improvements in the Premises shall be performed in accordance with the reasonable scheduling requirements and rules and regulations of Landlord.

7.4 Prior to the commencement of the Tenant Improvements in the Premises, Tenant shall notify Landlord in writing of the anticipated date of the commencement of construction to enable Landlord to post a notice of non-responsibility.

7.5 Prior to the commencement of the Tenant Improvements in the Premises, Tenant shall furnish a copy of the building permit to Landlord.

7.6 Prior to and continuing during the period of Tenant's construction, Tenant's contractors and subcontractors shall procure and maintain builder's risk and commercial general liability insurance during the period of their performance of labor or the furnishing of materials to the Premises from an insurance company satisfactory to Landlord. Said insurance shall be in such amounts and in form satisfactory to Landlord, and shall name Landlord and, at Landlord's request, any Lenders of Landlord, as additional insureds, as their respective interests may appear. Tenant shall also require each contractor and subcontractor employed to perform labor or furnish materials to the Premise to procure and maintain, during the performance of the labor or the furnishing of the materials, a policy of workers' compensation or employer's liability insurance issued by an insurance company acceptable to Landlord for the protection of the employees of the contractors and subcontractors, including executive, managerial, and supervisorial employees engaged in any Tenant Improvements to be performed in the Premises. Copies of the policies or certificates evidencing the existence and amounts of such insurance, and renewals or binders, shall be delivered to Landlord by Tenant at least ten (10) days prior to (a) the commencement of Tenant Improvements, or (b) the expiration of any such policy, as the case may be.

7.7 Tenant shall be solely responsible for security in the Premises during the period of construction. None of Landlord, Landlord's contractor, or their agents or employees shall have any responsibility whatsoever for the safety of any equipment, tools, materials, fixtures, merchandise, or other personal property located in the Premises during the period of construction except to the extent damage is caused by the gross negligence or willful misconduct of Landlord, Landlord's contractor, or their agents or employees.

7.8 Landlord and Landlord's Lender shall have access to the Premises for purposes of inspection at all times during the period of construction subject to the provisions of the Lease.

7.9 In constructing its Tenant Improvements, Tenant hereby certifies that it will comply with the Responsible Contractor Program Policy summarized ***Schedule 1*** attached hereto (the "RCP"), and agrees to provide Landlord with documentation using the forms approved by Landlord to certify responsible contractors and establish compliance or good-faith efforts to comply with the RCP.

B. Construction by Landlord. Tenant Improvements constructed by Landlord following a ACM/Tenant Improvement Work Notice shall be subject to the following terms and conditions:

1. Approval Process for Plans.

1.1 Approval of Preliminary Plans. Within thirty (30) days after delivery of its ACM/Tenant Improvement Work Notice, Tenant shall submit to Landlord preliminary plans and specifications for such Tenant Improvements to Landlord for approval (the "Preliminary Plans"). The Preliminary Plans shall be prepared by an architect selected by Tenant who is licensed by the State of California.

1.2 Landlord's Response. Within ten (10) Business Days after Landlord's receipt of the Preliminary Plans, Landlord shall notify Tenant in writing of its approval or specify any reasonable objections thereto. Within ten (10) Business Days after the receipt by Tenant of a timely objection of Landlord, Tenant shall cause the Preliminary Plans to be modified and shall thereafter deliver the modified plans to Landlord for its approval. Landlord shall have five (5) Business Days from its receipt thereof to approve such modified Preliminary Plans in the same manner as set forth above. This procedure shall be followed until all reasonable objections have been resolved and the Preliminary Plans have been approved.

1.3 Approval of Permit Drawings. Following Landlord's approval of the Preliminary Plans, Landlord shall prepare and deliver to Tenant engineering working drawings for all mechanical, electrical, plumbing and fire sprinkler systems (the "Permit Drawings") for Tenant's approval.

1.4 Tenant's Response. Tenant shall approve or disapprove the Permit Drawings within ten (10) Business Days after Tenant's receipt thereof, provided that Tenant's approval shall not be withheld so long as the Permit Drawings are consistent with the Preliminary Plans. Tenant's disapproval shall be effected by Tenant's delivery to Landlord, within such ten (10) Business Day period, of a writing setting forth with specificity the reasons for such disapproval. Within five (5) Business Days of the receipt by Landlord of Tenant's objections, Landlord shall cause the Permit Drawings to be modified and shall deliver the modified Permit Drawings to Tenant for its approval. Tenant shall have five (5) Business Days from its receipt thereof to approve such modified Permit Drawings in the same manner as set forth above. This procedure shall be followed until all reasonable objections have been resolved and the Permit Drawings have been approved.

2. Limitation on Tenant's Improvements. In no event shall the improvements to be made by Landlord to the Premises exceed the Building's systems limits or capacities, including the limits applicable to plumbing, electrical, HVAC, and load bearing systems, unless (x) Tenant shall agree to pay for the work necessary to increase such limits or capacities and (y) such work shall not disrupt Landlord's provision of utilities to other tenants in the Building. Unless otherwise specifically noted in the Preliminary Plans, the Tenant Improvements shall be constructed by Landlord using Building standard specifications and materials as determined by Landlord.

3. Plan Check. Following Tenant's approval of the Permit Drawings, Landlord shall submit the Permit Drawings to the Department of Building and Safety for the City of Oakland ("DBS") for necessary plan checks and approvals. Any and all plan check corrections shall be made by Landlord.

4. Change Orders. In the event Tenant desires to change any item of the Permit Drawings or the Preliminary Plans following approval by Landlord, Tenant, and DBS, then Tenant shall submit a change order detailing the desired change (the "Change Order Request") to Landlord for Landlord's approval. Within three (3) Business Days after receipt of the Change Order Request from Tenant, Landlord shall notify Tenant in writing if Landlord approves or disapproves the Change Order Request, which approval shall not be unreasonably withheld so long as the Change Order Request will not increase the cost of the Tenant Improvements or delay the completion of the Tenant Improvements, unless Tenant agrees to pay the cost of such delay or incremental cost of the Tenant Improvements. The latest Permit Drawings and preliminary Plans (including changes thereto pursuant to an approved Change Order Request) as approved by Landlord are herein referred to as the "Approved Plans".

5. Construction. The Tenant Improvements set forth in the Approved Plans shall be diligently prosecuted by Landlord to completion.

6. Tenant Delay. If there shall be a delay or there are delays in the Completion Date for the Tenant Improvements in the Premises as a result of the following (collectively, "Tenant Delays"):

6.1 Tenant's failure to timely submit the Preliminary Plans;

6.2 Tenant's failure to timely approve any matter requiring Tenant's approval within the required time periods herein;

6.3 Tenant's request for changes in the Approved Plans; or

6.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated Completion Date, or not included in, Landlord's standard improvement package items for the Building; or

6.5 Any other act of Tenant, or its agents, or employees that would delay the Completion Date and that continues for two (2) Business Days after notice from Landlord to Tenant;

then, notwithstanding anything to the contrary set forth in the Lease or this Exhibit R and regardless of the actual Completion Date of the Tenant Improvements in the Premises, the Completion Date be deemed to be the date that the Completion Date would have occurred if no Tenant Delay had occurred.

SCHEDULE 1 TO EXHIBIT R

SUMMARY OF THE RESPONSIBLE CONTRACTOR PROGRAM POLICY

Fair Wage & Fair Benefits--Tenant hereby certifies that all subcontractors and employees retained to perform work under this Lease receive a "fair wage" and "fair benefits". Fair benefits are evidenced by some of the following: employer-paid family health care coverage, pension benefits, apprenticeship programs and benefits paid for comparable work on comparable projects. Fair wage does not require the payment of "prevailing wages," as defined by government surveys and laws. Instead, fair wage is evidenced by some of the following: local practices with regard to type of trade and type of project, local wage practices and labor market conditions.

Competitive Bidding/Disadvantaged Businesses--Tenant hereby certifies that all subcontractors retained to perform construction, maintenance or services contracted under this Lease shall be selected through a competitive bidding and selection process designed to seek bids from a broad spectrum of qualified Service-Disabled Veteran Business Enterprises ("SDV/BE"), Minority/Women Owned Business Enterprises ("MBE/WBE") and Small Business Enterprises ("SBE"). The competitive bidding process shall include notification and invitations to bid that target responsible contractors, MBE/WBE, SDV/BE and SBE contractors with experience, honesty, integrity, and dependability. A complete copy of the RCP shall be attached to all requests for proposal and invitations to bid.

Definitions--A SBE is defined as a business with 100 or fewer employees and less than $10 million annual average gross receipts over the previous three tax years. A MBE/WBE must be at least 51% owned by a minority or minorities, or a woman or women, who exercise the power to make policy decisions and who are actively involved in the day-to-day management of the business. A SDV/BE must be at least 51% owned by a disabled veteran and a disabled veteran must be involved in the day-to-day management of the business. Tenant shall meet or exceed a goal of 3% SDV/BE participation or make a good-faith effort to achieve such participation.

Local, State and National Laws and Requirements--Tenant and its subcontractors shall observe all local, state, and national laws (including by way of illustration those pertaining to insurance, withholding taxes, minimum wage, health and occupational safety), and this RCP.

Complete Copy--A complete copy of the RCP is available upon request from the Landlord and at www.calpers.ca.gov/invest/policies/other-investment-policies/responsible-contractor.htm. Related information regarding SBE compliance is available at www.pd.dgs.ca.gov/smbus/default.htm. Related information regarding MBE/WBE compliance is available at www.pd.dgs.ca.gov/smbus/mwbepp.htm. Related information regarding SDV/BE compliance is available at www.calpers.ca.gov/contracts/veteran.htm and at www.pd.dgs.ca.gov/dvbe/default.htm. This summary of the RCP shall not, in any way, constitute a substitution for the RCP. Tenant shall comply with all of the terms contained in the complete copy of the RCP and as it may be updated from time to time by CalPERS.

EXHIBIT S

ACM WORK

In connection with the ACM Work, Landlord shall perform the following work on each ACM Floor:

(a) Install two(2) ADA compliant Building standard restrooms and Building-standard elevator lobbies.

(b) All interior walls, ceilings, finishes and fixtures, other than ceramic titles at restroom walls and floors, will be removed and the space will be turned over to Tenant in shell condition. (No alterations will be made to building core shaft walls)

(c) All abandoned pipes, conduit and low-pressure distribution ductwork will be removed.

(d) ACM will be removed from all surfaces and trenches.

(e) Asbestos containing fireproofing will be removed from all accessible and exposed structures.

(f) The existing HVAC main duct loops will be cleaned and re-insulated where needed.

(g) The fire sprinkler main loop will be installed along building core walls. (no branch or distribution pipes or fire sprinkler heads will be provided).

(h) Access to the life safety system will be provided via a pull box at the life safety riser.

(i) Temporary smoke detectors, fire alarm pull stations and exit signs will be provided by Landlord to meet minimum requirements during Tenant Improvement work.

(j) All aluminum column covers and perimeter induction units will be cleaned upon completion of abatement work.

(k) Remove, clean and reinstall Building Standard window coverings or, subject to Tenant's reasonable approval, new window coverings.

EHXIBIT T

COMPETITORS OF TENANT

HealthNet

Aetna

Wellpoint

United Healthcare

Blue Cross/Blue Shield

Sutter Health and its affiliates

Catholic Healthcare West and its affiliates

John Muir

Stanford

University of California San Francisco

EXHIBIT U

BUILDING ELEVATOR PERFORMANCE SPECIFICATIONS AND OPERATING SPECIFICATIONS

1. Passenger elevators shall be maintained to meet the following performance criteria:

   (1) Speed within 5% of the rated speed under any loading condition.

   (2) Leveling within a 1/2" under any loading condition.

   (3) Typical floor to floor time (recorded from the doors start to close on one floor until they are 3/4 open at the next floor): 9.0 to 9.3 seconds.

   (4) Door Operating Times:

Opening:	Closing:
1.7 to 2.0 seconds	2.7 to 3.0 seconds

   (5) Door dwell times for hall and car calls shall be set to meet the minimum ADA door times, as of the date of the Lease to which this Exhibit is attached, which are not less than 5.0 seconds for hall calls and 3.0 seconds for car calls.

   (6) Reduced non interference door dwell time: 1.0 second

2. Noise levels inside the car shall not exceed the following:

   (1) Car running at high speed, fan off - 50 dba

   (2) Door operation - 60 dba

3. Traffic handling capabilities shall be maintained to ensure the following standards are provided:

   (1) Five Minute Handling Capacity at 12% of the population based on an occupancy of 160 sq. ft. per person of net usable area for the floor landing served by each group of elevators.

   (2) Interval of 35 seconds maximum during the peak traffic periods at main floor level.

4. Landlord will use reasonable efforts to comply with the following:

   (1) Maximum number of emergency service interruptions per elevator per year shall not exceed three (3) incidents resulting in the unit being removed from normal operation for four (4) or more hours per occurrence.

(2) Scheduled removals from service for standard preventive maintenance shall be scheduled after normal Business Hours. If maintenance must be done during Business Hours, the work shall not exceed two hours and must be performed between 9:30 a.m. – 11:30 a.m. or 2:30 p.m. – 4:30 p.m.

(3) Scheduled repairs shall be executed on a maximum of (1) elevator in any group of elevators and shall be performed on a continuing basis whenever possible to limit passenger inconvenience.

EXHIBIT V

FORM OF CONFIDENTIALITY AGREEMENT

Kaiser Foundation Health Plan, Inc.
Real Estate Department
1800 Harrison Street, 25th Floor
Oakland, CA 94612
Attention: Lease Administration

Kaiser Foundation Health Plan, Inc.
1800 Harrison Street, 19th Floor
Oakland, CA 94612
Attention: Indrajit Obeysekere, Esq.

[Name and Address of Auditor]

[Date]

RE: Lease Agreement (the "**Lease**") dated June 29, 2009, made by and between **CIM/OAKLAND 1 KAISER PLAZA, LP**, a Delaware limited liability company, as landlord ("**Landlord**"), and **KAISER FOUNDATION HEALTH PLAN, INC.**, a California nonprofit public benefit corporation, as tenant ("**Kaiser**"), regarding certain premises located in that building (the "**Building**") commonly known as The Ordway Building, having an address at One Kaiser Plaza, Oakland, California

Ladies and Gentlemen:

Kaiser has requested that (i) Kaiser and (ii) [Auditor] (each a "**Firm**", and collectively, the "**Firms**"), as Kaiser's representatives, be allowed to examine Landlord's books and records for the Building as are relevant to Landlord's statement of Operating Costs pursuant to the provisions of Section 12.4 of the Lease. Landlord is willing to allow such examination (the "**Examination**") subject to the agreement by Kaiser, each Firm and the individuals from Kaiser and each Firm conducting the Examination, with the following:

A. To keep all information obtained from the Examination (the "**Confidential Information**") strictly confidential;

B. Not to disclose or disseminate the Confidential Information to any party whomsoever, except to Kaiser's employees, officers, accountants, attorneys, and other agents and representatives, and further provided that they have been informed of the terms of this letter agreement by Kaiser or such Firm and that they are bound hereby. Notwithstanding the foregoing, Kaiser and the Firms may disclose the Confidential Information whenever required to do so by applicable law or in any arbitration or other legal action or proceeding relating to the Lease or the demised premises involving the Confidential Information; and

C. Not to disclose to any other tenant or prospective tenant of the Building or any other person that Kaiser and the Firms intend to conduct or have conducted the Examination and not to represent any other tenant in the Building with respect to an Examination of Landlord's books and records with respect to the same period.

Confidential Information shall not include information which (i) is or becomes generally or publicly available (except if through any Firm's or Kaiser's acts) or (ii) is required to be disclosed by subpoena or law or (iii) which was previously, or is hereafter, available to Kaiser or a Firm on a non-confidential basis from a source not known to Kaiser or such Firm to be bound by similar confidentiality obligation. In the event that Kaiser or any Firm becomes legally compelled to disclose any of the Confidential Information, Kaiser or such Firm will provide Landlord with prompt notice so that Landlord may seek a protective order or other appropriate remedy or waive compliance with the provisions of this agreement; and in the event such protective order or other remedy is not timely sought, or that Landlord waives compliance with the provisions of this agreement, Kaiser or such Firm will furnish only that portion of the Confidential Information to only that party as legally required.

Please indicate your agreement with the foregoing by executing a copy of this letter agreement in the space provided below. This letter agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

Very truly yours,

CIM/OAKLAND 1 KAISER PLAZA, LP
a Delaware limited liability company

By: CIM/Oakland Office Properties, GP, LLC, its General Partner

By:____________________
Name:__________________
Title:___________________

ACCEPTED AND AGREED:

KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation

By:________________________________

Name:____________________________

Title:_____________________________

[FIRM:]

By:________________________________

Name:____________________________

Title:_____________________________

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of June 15, 2012 by and between **CIM/OAKLAND 1 KAISER PLAZA, LP**, a Delaware limited liability company ("Landlord") and **KAISER FOUNDATION HEALTH PLAN, INC.**, a California nonprofit public benefit corporation ("Tenant"), with reference to the following facts:

A. Landlord and Tenant entered into that certain Lease Agreement dated June 29, 2009 (the "Lease"), pursuant to which Tenant leases certain premises (the "Premises") consisting of approximately 336,321 rentable square feet in the building known as The Ordway Building located at One Kaiser Plaza, Oakland, California 94612 (the "Building").

B. Landlord and Tenant which to amend the Lease on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used but not defined herein shall have the meaning given them in the Lease):

1. Incorporation of Recitals. Recitals A and B above are incorporated herein by reference.

2. Pre-Qualified Contractor. The following is added as Paragraph 5(a) to Exhibit R to the Lease (Terms and Conditions for Tenant Improvement Work):

> "(a) Notwithstanding paragraph 5, above, Landlord irrevocably designates CIM Management, Inc. ("CIM Management") as a pre-qualified contractor that satisfies the standards in Paragraph 5, above. During the term of the Lease, Tenant shall be entitled to enter into agreement with CIM Management, to perform services anywhere in the Premises without requesting any further permission from Landlord."

3. Status of Lease. Except as amended by this Amendment, the Lease remains unchanged, and, as amended by this Amendment, the Lease is in full force and effect. In the event of any conflict between the terms of this Amendment, the Original Lease or any previous amendment, the later document shall control.

4. Counterparts. This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Amendment. In addition, properly executed, authorized signatures may be transmitted via facsimile and upon receipt shall constitute an original signature.

5. Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting the Lease not contained in the Lease or this Amendment. The Lease, as amended, supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe,

supplement or contradict the Lease, including any and all amendments thereto. The Lease, and all amendments thereto, shall be considered to be the only agreement between the parties hereto and their representatives and agents. To be effective and binding on Landlord and Tenant, any amendment, revision, change or modification to the provisions of the Lease must be in writing and executed by both parties.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the day and year indicated.

LANDLORD:

CIM/Oakland 1 Kaiser Plaza, L.P.
a Delaware limited partnership
by: CIM Group, L.P.,
a California limited partnership
its property manager
by: CIM Management, Inc.
a California corporation
its general partner

by: ____________
Terry Wachsner, Vice President

TENANT:
KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation

By: ____________
Name: Donald H. Orndoff
Title: SVP, NFS

Approved by KP Legal on 6-18-12

EXECUTION DOCUMENT

SECOND AMENDMENT TO LEASE
(One Kaiser Plaza)

THIS SECOND AMENDMENT TO LEASE ("Agreement") is made and entered into as of December 16, 2013, by and between CIM/OAKLAND 1 KAISER PLAZA, L.P., a Delaware limited partnership ("Landlord") and KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of June 29, 2009 as amended by First Amendment to Lease dated as of June 15, 2012 (as amended, the "Original Lease"), pursuant to which Landlord leases to Tenant certain premises (the "Premises") consisting of approximately 336,321 rentable square feet on the 3rd, 4th, 5th, 6th, 8th, 10th, 12th, 13th, 15th, 16th, 17th, 18th, 19th, 20th, 21st, 22nd, 23rd, 24th, 25th, 26th and 27th floors of the Building located at One Kaiser Plaza, Oakland, California (the "Building"), as shown in Exhibit A of the Lease, for a term expiring on February 29, 2016, except that, with respect to that portion of the Premises consisting of the High Rise Premises, for a term expiring on February 28, 2018 (the "Existing Scheduled Expiration Date").

B. The parties wish to extend the Term and to otherwise modify certain terms of the Original Lease, as hereinafter described.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT

1. Incorporation of Recitals. Recitals A, B and C above are incorporated herein by reference. All references to "the Lease" or "this Lease" in the Original Lease or in this Agreement shall be deemed to mean the Original Lease, as amended by this Agreement. Words in the singular shall include the plural and words in the plural shall include the singular.

2. Extended Term. (a) Effective as of October 1, 2013, the Expiration Date, as defined in Section 1.1 of the Original Lease, is hereby modified and extended, such that the Expiration Date under the Lease shall be February 28, 2025 as to the entire Premises, other than that portion of the Premises consisting of the High Rise Premises (*i.e.*, 24th, 25th, 26th and 27th floors of the Building), with respect to which the Expiration Date shall be February 28, 2027. The term commencing on October 1, 2013 and expiring on February 28, 2025 or February 28, 2027, as applicable, shall be referred to herein in each case as the "Extended Term". Tenant shall continue to have the right to extend the Extended Term pursuant to the terms of the Options to Renew contained in Section 8 of the Original Lease, which Renewal Options shall be exercisable as provided in Section 8 with respect to each applicable Expiration Date.

(b) Effective as of October 1, 2013, the first sentence of Section 1.6 of the Original Lease is deleted it its entirety and the following is substituted therefor:

> "The Term of this Lease is eleven (11) years and five (5) months, except with respect to the High Rise Premises, with respect to which the Term is thirteen (13) years and five (5) months, in each case beginning on October 1, 2013."

3. Monthly Base Rent; Inducement Payment. (a) Through September 30, 2013, Tenant shall continue to pay the Rent due and owing under the Original Lease pursuant to the terms thereof without reference to this Agreement. Effective as of October 1, 2013, Exhibit C of

the Lease shall be deleted in its entirety and replaced with the new Exhibit C attached hereto and incorporated in this Agreement as Exhibit "A". No Rent shall be due from Tenant for the period from October 1, 2013 through and including December 31, 2013; but Tenant has paid Rent to Landlord in accordance with Exhibit C annexed to the Original Lease for October through December 2013. Accordingly, Landlord shall, no later than 6:00 p.m., PST, on December 20, 2013, refund to Tenant the entire sum of Rent paid by Tenant for such period.

(b) In consideration of Tenant's extension of the Term and the other terms contained in this Agreement, no later than 6:00 p.m., PST, on December 20, 2013, Landlord shall pay Tenant a cash allowance in the amount of $3,600,000.00 by wire transfer funds to one or more accounts (which may include one or more vendors of Tenant's) as may be directed by Tenant in writing (the "Inducement Payment"). If Landlord shall fail to pay the Inducement Payment when required hereunder, Tenant may provide written notice of such failure to Landlord. If Landlord shall not make the required payment to Tenant within ten (10) days after such notice shall have been given to Landlord, with specific reference to the provisions of this Section 3(b), then Tenant shall have the right to offset such amount, plus interest thereon at the Applicable Rate, calculated from the date such sum was due Tenant until the same shall have been recovered, against the next installment(s) of Base Rent becoming due under the Lease until Tenant has been fully reimbursed therefor.

4. Rent Commencement. Effective as of October 1, 2013, Section 1.8 of the Original Lease is deleted in its entirety and the following is substituted therefor:

> "For the entire Premises, the Rent Commencement Date shall be January 1, 2014."

5. Base Year. Effective as of January 1, 2015, Section 1.11 of the Original Lease is deleted in its entirety and the following is substituted therefor:

> "1.11 Base Year. The Base Year is calendar year 2015 (*see* Sections 11 and 12)."

6. Contraction Option. Article 7 of the Lease is hereby deemed modified as follows. Tenant may not exercise its Contraction Option prior to March 1, 2016 with respect to the Premises, except that Tenant may not exercise its Contraction Option prior to March 1, 2018 with respect to the High Rise Premises (March 1, 2016 and March 1, 2018, being hereinafter referred to individually as the applicable "Contraction Date"). On or after the applicable Contraction Date, Tenant may exercise a Contraction Option under the terms of Article 7 of the Lease, provided that Tenant may not terminate this Lease pursuant to such right with respect to more than one hundred forty thousand (140,000) rentable square feet in the aggregate of the Premises, of which no more than one hundred thousand (100,000) rentable square feet may be terminated in the High Rise Premises. For purposes of the Contraction Option, a "Lease Year" shall mean the twelve month period beginning on October 1, 2013, and each twelve month period thereafter. References in Article 7 of the Lease to the "Tenant Improvement Allowance," the "Tenant Improvement Work" and to "brokerage commissions" shall refer to the modified terms contained in Sections 12 and 13 this Agreement.

7. Additional Contraction Option. (a) Effective as of October 1, 2013, Sections 2.2, 2.3 and 2.4 of the Original Lease are hereby terminated in their entirety and shall be of no further force and effect.

(b) From and after (i) February 28, 2023 with respect to the Low Rise Premises and the Mid Rise Premises and (ii) February 28, 2025 with respect to the High Rise

Premises, Tenant shall have the continuing right (the "Additional Contraction Option"), which it may exercise from time to time, to terminate the Lease with respect to all or any portions of the Premises (each such terminated portion of the Premises shall hereinafter be referred to as "Additional Contraction Space"), effective as of any date (each such date shall hereinafter be referred to as an "Additional Contraction Space Termination Date"), specified by Tenant in a written notice (an "Additional Contraction Notice") given to Landlord at least fifteen (15) months prior to the applicable Additional Contraction Space Termination Date. The Additional Contraction Notice shall also specify the location and rentable square footage of the Additional Contraction Space. If the Additional Contraction Space consists of less than an entire floor, Tenant shall pay for the cost of performing any and all work necessary to separate the Additional Contraction Space from the balance of the Premises. On or before the date that is thirty (30) days from the date that Tenant gives Landlord the Additional Contraction Notice, Tenant shall pay Landlord an amount (the "Additional Contraction Payment") equal to (y) the proportionate share, attributable to the Additional Contraction Space, of the then unamortized (A) New Tenant Improvement Allowance actually paid by Landlord, (B) brokerage commissions paid by Landlord in respect of the Extended Term, (C) Inducement Payment paid by Landlord up to $3,000,000.00, (D) free rent given from October 1, 2013 to December 31, 2013, and (E) reduction in Base Rent payable from January 1, 2014 to the applicable Existing Scheduled Expiration Date (*i.e.,* February 29, 2016 or February 28, 2018, as applicable) from the Base Rent that was payable during the same period under the Original Lease (all of which amounts shall be amortized on a straight line basis over the applicable Extended Term for such Additional Contraction Space (*i.e.*, February, 28, 2025 or February 28, 2027), at an annual interest rate of 8% plus (z) the sum of the lesser of (I) one month of Base Rent payable for such Additional

Contraction Space for each Lease Year (and prorated for a partial year) remaining in the Extended Term of the Lease for the Additional Contraction Space after the Additional Contraction Space Termination Date, computed at the rates of Base Rent payable for each remaining year of the applicable Extended Term for the Additional Contraction Space, and (II) three (3) months of Base Rent then payable for such Additional Contraction Space. Annexed to this Agreement as Exhibit B is an example of the foregoing calculation. At Tenant's request, Landlord shall furnish Tenant with the amounts incurred by Landlord for the costs described in clause (y) above. As used in this Section 6, the proportionate share attributable to the Contraction Space shall mean a fraction, the numerator of which is the rentable square footage of the Contraction Space immediately prior to the Contraction Space Termination Date, and the denominator of which is the total square footage of the Premises under lease by Tenant immediately prior to the Contraction Termination Date. For the avoidance of doubt, the Reallocated Tenant Improvement Allowance (as such term is defined in Section 26 of this Agreement) shall not be part of the New Tenant Improvement Allowance for any purpose under this Agreement and shall not be taken into account in the calculation of the Additional Contraction Payment.

A "Lease Year" shall mean the twelve month period beginning on October 1, 2013 and each twelve month period thereafter.

(c) Upon the Additional Contraction Space Termination Date, the Lease shall expire as if such date were the Expiration Date with respect to the Additional Contraction Space. Effective on the later of (A) the Additional Contraction Space Termination Date, or (B) the date Tenant surrenders possession of the Additional Contraction Space to Landlord in the condition required by Section 7(d), (i) the Base Rent shall be decreased by the product of (w) the Base Rent per rentable square foot applicable to the Additional Contraction

Space and (x) the rentable square footage of the Additional Contraction Space, and (ii) Tenant's Pro Rata Share shall be reduced proportionately, measured on the basis provided in the Lease. At the request of either party, Landlord and Tenant shall promptly execute an amendment to the Lease confirming the decreased rentable square footage of the Premises, the Base Rent, and Tenant's Pro Rata Share, but their failure to so enter into any such amendment shall not affect the validity of Tenant's exercise of the Additional Contraction Option referred to above.

(d) Tenant shall surrender possession of the Additional Contraction Space to Landlord in good order, repair and condition, except for ordinary wear and tear and casualty, free of all tenancies and occupancies, with all personal property, trade fixtures and equipment of Tenant (including Tenant's data/telecom infrastructure and cabling within the Additional Contraction Space) removed therefrom and with any damage caused by such removal repaired. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall have no obligation to restore the Premises to their condition at the Commencement Date of the Original Lease.

8. Expansion Options. (a) In addition to Tenant's Rights of First Offer and Tenant's Rights of First Refusal set forth in Article 10 of the Lease, during the Extended Term, Tenant shall be entitled to the additional expansion right ("Expansion Right") contained in this Section 8. Tenant shall have the right to lease one or more or all of the following spaces and add the same to the Premises during the remainder of the Extended Term applicable to the Low Rise Premises and the Mid Rise Premises (*i.e.*, February 28, 2025) on all of the terms and conditions of this Lease except as otherwise stated in this Section 8: (i) Suite 850 (on the 8th floor of the Building and as shown un-hatched on Exhibit A-5 annexed to the Original Lease), containing 9,813 rentable square feet; (ii) Suite 1675 (on the 16th floor of the Building and as shown un-

hatched on Exhibit A-10 annexed to the Original Lease), containing 3,167 rentable square feet; and (iii) Suite 2360 (on the 23rd floor of the Building and as shown un-hatched on Exhibit A-17 annexed to the Original Lease), containing 6,616 rentable square feet. If Tenant wishes to exercise the Expansion Right, Tenant shall notify Landlord in writing on or before April 1, 2014 that Tenant elects to exercise the Expansion Right, specifying the space or spaces to be leased (such space or spaces with respect to which Tenant has exercised an Expansion Right being known as the "Expansion Space"). If Tenant shall duly exercise the Expansion Right, then (i) Landlord shall deliver possession of such Expansion Space to Tenant within one hundred twenty (120) days after such Expansion Right shall have been exercised, vacant and free of occupants, personal property and debris and in broom clean condition for Suite 2360 and Suite 850, and within one hundred eighty (180) days after such Expansion Right shall have been exercised, vacant and free of occupants, personal property and debris and in broom clean condition as to Suite 1675 (the respective dates of such delivery of possession in such condition being hereinafter referred to as the "Expansion Space Commencement Date"), (ii) the Base Rent per rentable square foot of the Expansion Space shall be equal to the Base Rent per rentable square foot payable with respect to the Premises (based on the floor of the Building on which each Expansion Space is located), with adjustments thereto occurring on the same dates and at the same per rentable square foot rate as specified in Exhibit C annexed to this Agreement with respect to the Premises through the Expiration Date, (iii) Tenant shall receive a credit against Base Rent payable for such Expansion Space in an amount to be determined by multiplying three (3) months of Base Rent that would, but for this clause, be payable during the first three (3) months following the Expansion Space Commencement Date by a fraction, the numerator of which shall be the number of months (rounded to the nearest whole month) in the period

beginning on the Expansion Space Commencement Date and ending on the Expiration Date, and the denominator of which shall be 108 (such credit to be applied against the Base Rent due with respect to such Expansion Space from and after the Expansion Space Commencement Date, until the benefit thereof shall have been received by Tenant, and (iv) in lieu of the New Tenant Improvement Allowance set forth in Section 12 of this Agreement, Tenant shall be entitled to an allowance equal to: (i) $343,455 for Tenant's lease of Suite 850; (ii) $231,560 for Tenant's lease of Suite 2360; and (iii) $47,505 for Tenant's lease of Suite 1675, which allowance shall be disbursed to Tenant in accordance with the terms of Section 15.1 of the Original Lease (as modified in Section 12 of this Agreement).

(b) Upon the Commencement Date of the Term with respect to Expansion Space, (i) the Base Rent shall be increased by the product of (w) the Base Rent per rentable square foot applicable to the Expansion Space and (x) the rentable square footage of the Expansion Space, and (ii) Tenant's Pro Rata Share shall be increased to reflect the addition of the Expansion Space to the Premises. At the request of either party, Landlord and Tenant shall promptly execute an amendment to the Lease confirming the increased rentable square footage of the Premises, the Base Rent and Tenant's Pro Rata Share, but their failure to so enter into any such amendment shall not affect the validity of Tenant's exercise of the Expansion Right.

9. Compliance with Laws. The parties acknowledge that the Building has not undergone inspection by a Certified Access Specialist (as defined in Section 1938 of the California Civil Code). To Landlord's current actual knowledge, the Building meets applicable construction related accessibility standards pursuant to California Civil Code Section 55.53. Nothing contained in this Section 9 shall be deemed to modify either party's rights or obligations under Section 19 of the Original Lease.

10. Schedule of Existing Rights. Landlord shall deliver, concurrently with the execution and delivery of this Agreement, to Tenant's real estate manager and Tenant's internal real estate counsel, an updated schedule setting forth all Existing Rights, as contemplated by Section 10.1 of the Original Lease.

11. Nondiscrimination and Medicare. Landlord recognizes that as a governmental contractor, Tenant is subject to various federal laws, executive orders and regulations regarding equal opportunity and affirmative action. This Section constitutes notice to Landlord that it may be required to comply with the following Federal Acquisition Regulations (each a "FAR") at 48 CFR Part 52, which are incorporated herein by reference: (a) Equal Opportunity at FAR 52.222-26; (b) Equal Opportunity for Veterans at FAR 52.222-35 and -37; (c) Affirmative Action for Workers with Disabilities at FAR 52.222-36, (d) Utilization of Small Business Concerns at FAR 52.219-8, and (e) Prohibition of Segregated Facilities at FAR 52.222-2. In addition, Executive Order 11246 regarding nondiscrimination in employment decisions and Executive Order 13496 (codified at 29 CFR Part 471, Appendix A to Subpart A) concerning the obligations of federal contractors and subcontractors to provide notice to employees about their rights under Federal labor laws shall be incorporated herein by reference. If Landlord is not otherwise subject to compliance with the laws and executive orders specified in this Section, the inclusion of this Section shall not be deemed to impose such requirements upon Landlord. If the Lease is determined to be subject to the provisions of Section 952 of P.L. 96-499 (42 USC 1395x(v)(l)(I)), which governs access to books and records of subcontractors of services to Medicare providers where the cost or value of such services under the contract exceeds Ten Thousand Dollars ($10,000) over a twelve (12) month period, then Landlord agrees to permit representatives of the Secretary of the Department of Health and Human Services and of the

Comptroller General to have access to the Lease and books, documents and records of Landlord, as necessary to verify the costs of the Lease, in accordance with criteria and procedures contained in applicable Federal regulations.

12. Condition of the Premises; ACM Work and Tenant Improvements. Effective as of October 1, 2013, Sections 15.1, 15.2 and 15.3 of the Original Lease are modified as set forth in this Section 12. Tenant hereby agrees to continue to accept the Premises in its "as-is" condition, and Tenant hereby acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises except as otherwise contained in the Lease (as amended by this Agreement). Notwithstanding any provision to the contrary contained in Section 15 of the Original Lease, Landlord or its designated Affiliate shall perform the ACM Work, and Tenant shall then have the right to perform the Tenant Improvements. Sections 15.1(a) and (b) of the Original Lease are hereby deemed modified by the following:

In consideration of the Tenant Improvements to be made to the Premises, Landlord shall pay to Tenant a new tenant improvement allowance (the "New Tenant Improvement Allowance") in an amount equal to the cost of Tenant Improvements up to the amount of $4,750,000 (based on $14.12 per rentable square foot), subject to the provisions of Section 26 of this Agreement. The New Tenant Improvement Allowance shall be in addition to the remaining undisbursed portion of the existing Tenant Improvement Allowance under the Lease (which, as of the date of this Agreement, is in the amount of $1,119,641.25; hereinafter, the "Remaining TI Allowance"). The Remaining TI Allowance may be used to pay the cost of Tenant Improvements. Landlord or its Affiliate shall be entitled to charge Tenant a supervision fee (the "Supervision Fee") in an amount equal to two percent (2%) of the cost incurred in connection with Landlord's Work, the ACM Work or any Tenant Improvement Work that is performed

using the New Tenant Improvement Allowance, except that if Tenant elects to use Landlord's Affiliate, CIM Management, Inc., as construction manager ("Construction Management Services"), for any Tenant Improvement Work, including the Tenant Improvement Work referred to in clause (iii) of the following paragraph (which is defined as an item of Landlord's Work), then the terms of the Master Agreement for Construction Management Services and the management fee stated therein (the "Construction Fee") shall control and there shall be no Supervision Fee. Further, no Supervision Fee or other fee shall apply to the Remaining TI Allowance, except that if Tenant asks Landlord or its Affiliate to perform Construction Management Services in connection with Tenant Improvements using the Remaining TI Allowance, the Construction Fee shall apply. Landlord and Tenant agree that any reference to the Tenant Improvement Allowance and the Additional Allowance in Section 15.1 of the Original Lease are replaced with the terms of this Section 12 and are of no further effect.

Notwithstanding anything to the contrary contained in Sections 15.2 and 15.3 of the Original Lease, the New Tenant Improvement Allowance shall first be used by Landlord (or its Affiliate) towards the cost of the ACM Work. Tenant may not give an ACM Notice before April 1, 2014. On and after such date, and upon Landlord's receipt of an ACM Notice, Landlord or its Affiliate shall perform the ACM Work on up to two (2) fully occupied Floors within the Premises designated by Tenant, and shall bring such Floors to a Warm Shell condition pursuant to the terms of Section 15.2 of the Original Lease. Landlord or its Affiliate may apply the actual cost (together with the Supervision Fee stated above) to perform such ACM Work, up to an amount not to exceed $2,400,000 ($1,200,000 for either floor), against the New Tenant Improvement Allowance. Notwithstanding the terms of Section 15.3 of the Original Lease, Landlord and/or its Affiliate (and not Tenant) shall be responsible for any Overage in connection

with the ACM Work on such Floors on which the ACM Work was conducted. All remaining funds under the New Tenant Improvement Allowance may be used, at the parties' mutual agreement, toward further improvements in and to the Building ("Landlord's Work"), including (i) a new gym and café for occupants of the Building; (ii) ADA upgrades to restrooms on the Floors of the Premises; (iii) hard and soft costs of Tenant Improvement Work on the Floors on which the ACM Work is conducted; and (iv) other general upgrades to the Building as may be mutually agreed by Landlord and Tenant. Any portion of the New Tenant Improvement Allowance remaining after January 1, 2016 not scheduled or intended to be used for ACM Work or Landlord's Work may be used by Tenant for Tenant Improvements to the Premises, provided that Landlord or its Affiliate shall be entitled to the Supervision Fee unless Tenant elects to use Landlord or its Affiliate for the Construction Management Services, in which event the Construction Fee shall apply and no Supervision Fee shall be charged or be payable.

The parties acknowledge that the Tenant Improvements paid for with the New Tenant Improvement Allowance shall be deemed Landlord's property and shall remain in the Premises after the Extended Term ends (except to the extent that permitted Alterations shall have been previously made with respect thereto). In all other respects, and except as stated in this Agreement, Article 15 of the Original Lease and Exhibits R and S annexed to the Original Lease, shall remain in full force and effect and shall continue to govern the Tenant Improvements in the Premises.

Any New Tenant Improvement Allowance and the Remaining TI Allowance shall be disbursed by Landlord in accordance with the terms of Section 15.1(d) of the Original Lease as if it were the Tenant Improvement Allowance under the Lease, provided, that Landlord shall only reimburse Tenant directly, and shall not pay Tenant's contractors, suppliers, architects or

consultants. All lien waivers must comply with the current California Civil Code Section 8132-8138.

Section 15.1(c) of the Lease is hereby deleted and for purposes of the Lease, Tenant Improvements shall be deemed only to include improvements affixed to the Premises as shown in plans approved by Landlord and soft costs, which shall include the cost of architectural, engineering, space planning, permits and fees, but shall not include any cabling or wiring, furniture, fixtures, equipment or any other personal property of Tenant (collectively, "Personal Property"). In no event may the New Tenant Improvement Allowance and the Remaining TI Allowance be used for Personal Property, Rent or moving costs.

13. Brokers. (a) Landlord and Tenant represent and warrant that neither party has had any dealings with any real estate broker or agent in connection with the negotiation of this Lease except for Jones Lang LaSalle and Colliers International (the "Brokers"). Tenant and Landlord agree to indemnify, defend and hold the other party harmless from and against all claims, demands, causes of action, liabilities and expenses (including reasonable attorneys' fees) arising from any breach of the representations, warranties and agreements set forth in this Section 13 and Landlord shall indemnify, defend and hold Tenant harmless from and against all claims, demands, causes of action, liabilities and expenses (including reasonable attorneys' fees) arising from any claim by the Brokers against Tenant for the Commissions due to the Brokers. Landlord shall pay all brokerage fees or commissions arising from this Lease ("Commissions") which are payable to the Brokers as set forth in separate agreements between Landlord and the Brokers.

(b) Article 42 (Brokerage) of the Original Lease shall not apply to any of the transactions contemplated by this Agreement.

14. REIT Representations. Tenant understands that, in order for CIM Urban Partners, LP, which holds an indirect ownership interest in Landlord, to qualify as a REIT, the following requirements (the "REIT Requirements") must be satisfied, but only for so long as Landlord or the owner of Landlord is a REIT:

14.1 Personal Property Limitation. Anything contained in the Lease to the contrary notwithstanding, the average of the fair market values of the items of personal property that are leased to Tenant under this Lease at the beginning and at the end of any Lease Year shall not exceed fifteen percent (15%) of the average of the aggregate fair market values of the leased property at the beginning and at the end of such Lease Year (the "Personal Property Limitation"). If Landlord reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the leased property for any Lease Year, Landlord shall notify Tenant, and Tenant, at its options, either (i) shall purchase at fair market value any personal property anticipated to be in excess of the Personal Property Limitation ("Excess Personal Property") either from Landlord or a third party or (ii) shall lease the Excess Personal Property from third party. In either case, Tenant's Rent obligation shall be equitably reduced so that Tenant's Base Rent under the Lease after such purchase or lease from a third party shall be no greater than the Base Rent set forth in the Lease as of the date of this Agreement. Notwithstanding anything to the contrary set forth above, Tenant shall not be responsible in any way for determining whether Tenant has exceeded or will exceed the Personal Property Limitation and shall not be liable to Landlord or any of its shareholders in the event that the Personal Property Limitation is exceeded, as long as Tenant satisfies its obligation to acquire or lease any Excess Personal Property as provided above. This Section 13.1 is intended to ensure that the Rent qualifies as "rents from real property," within the

meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

14.2 Rent Limitation. Anything contained in the Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rent or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the proposed sublessee, or (b) any other formula such that any portion of the rent thereunder would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision thereto, provided that Tenant shall not be responsible for making any such determination under this clause (b) with respect to "any other formula", it being Landlord's sole responsibility to do so, and Tenant agrees that it shall be reasonable for Landlord to withhold its consent to a sublease by Tenant if the rent thereunder would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision thereto.

14.3 REIT Requirements. Tenant agrees, and agrees to use commercially reasonable efforts to cause its Affiliates, to cooperate in good faith with Landlord to ensure that the terms of this Section are satisfied.

15. Defaults. To the knowledge of Tenant, as of the date of this Agreement, there are no uncured defaults under the Lease by Landlord, and Tenant knows of no events or circumstances which, given the passage of time or notice or both, would constitute a default under the Lease by Landlord. To the knowledge of Landlord, as of the date of this Agreement, there are no uncured Events of Default by Tenant, and Landlord knows of no events or

circumstances which, given the passage of time or notice or both, would constitute an Event of Default under the Lease by Tenant.

16. No Encumbrances. Landlord represents that there are no mortgages, deeds of trust, ground leases or any other liens or encumbrances on the Site, the Building, or the Premises.

17. Memorandum of Lease. Section 41 of the Original Lease contemplates that the parties' rights and obligations thereunder shall extend and apply to the Amendment to Memorandum of Lease, which reflects the terms of this Agreement, in the form annexed hereto as Exhibit C-1 (the "MOL Amendment"). Simultaneously with the execution and delivery of this Agreement, each of Landlord and Tenant shall execute, have acknowledged and deliver to the other (x) the MOL Amendment and (y) a discharge of the memorandum of lease (as amended by the MOL Amendment), in the form annexed hereto as Exhibit C-2 (the "Termination Memorandum"). Each of the MOL Amendment and the Termination Memorandum shall include such other matters as may be required to be included therein so as to permit the same to be recorded. Tenant may, at Tenant's sole cost and expense, record the MOL Amendment. The Termination Memorandum shall be held in trust by Landlord until the expiration of the Lease (as amended by this Agreement), in which event (and only in such event) Landlord may record the same, at Landlord's sole cost and expense, and if any further documents shall be required to be executed in order to discharge the memorandum of lease (as amended by the MOL Amendment) from record, Tenant shall promptly, after Landlord's request therefor, deliver the same to Landlord.

18. OFAC Representations. Each of Landlord and Tenant reaffirms as of the date of this Agreement, the representations made by it in Article 62 of the Original Lease.

19. Counterparts; Electronic Signatures, Etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Agreement may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Agreement identical thereto except having an additional signature page executed by the other party(ies) to this Agreement attached thereto. An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

20. Captions. All captions and headings herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement. Any references to "Sections" herein shall mean Any references to "Sections" herein shall mean Sections of this Agreement unless otherwise noted.

21. Intentionally Omitted.

22. Security Measures. The following security measures shall be implemented by Landlord in the Building prior to June 30, 2014, except as otherwise indicated in this Section 22, and shall thereafter be maintained by Landlord during the term of the Lease.

(a) Access Badges - All employees of tenants, other than employees of Tenant, who currently do not have Building access badges will be required to obtain one on or before June 30, 2104. All employees of tenants of the Building will be required to show their access badge to gain access to the Building, and visitors who do not have a

badge, will be required to sign in with Building security, stating which company they are visiting, except that visitors to Tenant will be directed to Tenant's Business Services Desk on the 22nd floor of the Building, where they will be asked to follow Tenant's access process procedure, and after Landlord shall have so directed such visitors, Landlord shall have no obligation to ensure that such visitors to Tenant have been given proper access to the Premises occupied by Tenant.

(b) Guards:

(i) First Floor: There shall be two guards present at all times with at least one guard at the security console, Monday through Friday between 7AM and 11PM (day and swing shifts).

(ii) Second Floor: In addition to the guard posted in the security console, there shall be another guard posted at all times Monday through Friday between 7AM and 11PM (day and swing shifts), at a podium located near the entry doors leading from the parking garage.

(iii) Rover: There shall be one guard acting as a rover who will backfill the other guards during breaks Monday through Friday between 7AM and 11PM (day and swing shifts) and who shall patrol the perimeter of the Building. During the 7AM to 3PM shift, the rover will also assist in the first floor lobby security, and during the 3PM to 11PM shift, the rover will also patrol the floors and check to ensure that all office entry doors are locked.

(c) Building Access - All tenants with a Building access badge will be granted access by Building personnel. Those entering the building Monday through Friday between 7AM and 11PM without a building access badge shall be required to sign in and

out at either the 1st floor security console or the 2nd floor podium located near the entry doors leading from the parking garage. Immediately upon the date of this Amendment, all after-hour visitors to the Building shall require a "pass down" from the Building office. A "pass down" consists of a calendar invite which provides Building management, engineering and security with information regarding contractors/individuals/vendors who are coming to the Building. Visitors without a pass down will be turned away. All approved after-hours visitors shall be required to sign in and out at the 2nd floor security console. Because the elevators are held on the 2nd floor during the period from 11PM to 7AM, signs will be placed on the first floor to guide tenants who have access to the Building.

23. Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting the Lease not contained in the Lease. The Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe, supplement or contradict the Lease, including any and all amendments thereto. The Lease shall be considered to be the only agreement between the parties hereto and their representatives and agents. To be effective and binding on Landlord and Tenant, any amendment, revision, change or modification to the provisions of the Lease must be in writing and executed by both parties.

24. Notice Addresses. Effective as of the date of this Agreement, Section 1.15 of the Original Lease is deemed amended to substitute the following for the names and addresses for Tenant in such Section:

Kaiser Foundation Health Plan, Inc.
Real Estate Department
1800 Harrison Street, 19th Floor
Oakland, California 94612
Attention: Lease Administration

with a copy to:

Kaiser Foundation Health Plan, Inc.
Real Estate Department
1800 Harrison Street, 19th Floor
Oakland, California 94612
Attention: Indrajit Obeysekere, Esq.

25. Competitors of Tenant. Exhibit T annexed to the Original Lease is hereby deleted in its entirety and replaced with the new Exhibit T attached hereto and incorporated in this Agreement as Exhibit "D".

26. Adjustment in the New Tenant Improvement Allowance. Tenant has leased from Landlord's affiliate, CIM/Oakland Center 21, LP ("CIM/Oakland"), space in the building located at 2101 Webster Street, Oakland, California, pursuant to a lease dated April 14, 2005, as amended (as amended, the "Webster Street Lease"). Pursuant to the Eighth Amendment to Lease between CIM/Oakland and Tenant, executed simultaneously with this Agreement ("8th Amendment"), CIM/Oakland agreed to make available to Tenant under Section 11 of the 8th Amendment, a tenant improvement allowance in an amount up to $1,250,000 for the premises leased thereunder. Landlord and CIM/Oakland each agrees to permit Tenant to reallocate all or any portion of the tenant improvement allowance under the Webster Street Lease to Tenant under the terms of this Section 26, as follows: By written notice given to Landlord under the Lease on or before December 31, 2013, Tenant shall have the right to require Landlord to make available to Tenant under this Agreement any amount specified by Tenant in such notice up to $1,250,000 (the amount so specified is referred to as the "Reallocated Tenant Improvement Allowance"), on or after January 1, 2016 subject to the terms of Section 11(b) of the 8th

Amendment, and thereupon, without further action, the tenant improvement allowance pursuant to Section 11 of the Webster Street Lease shall automatically be reduced (or eliminated, as appropriate) by an amount equal to the amount of the Reallocated Tenant Improvement Allowance. Any Reallocated Tenant Improvement Allowance under this Agreement shall be used by Tenant for hard and soft costs of Tenant Improvements in the Premises and shall be disbursed by Landlord in accordance with the terms of Section 15.1(d) of the Original Lease as if it were the Tenant Improvement Allowance under the Lease, provided, that Landlord shall only reimburse Tenant directly, and shall not pay Tenant's contractors, suppliers, architects or consultants. All lien waivers must comply with the current California Civil Code Section 8132-8138. In no event may any portion of the Reallocated Tenant Improvement Allowance be used for Personal Property, Rent or moving costs. Any rights of offset contained in the Lease for Landlord's failure to disburse any Tenant Improvement Allowance shall apply to any Reallocated Tenant Improvement Allowance.

27. Ratification. Except as set forth in this Agreement, the Original Lease is confirmed and approved, and all of the terms and provisions of the Lease shall apply during the Extended Term and shall remain unmodified and in full force and effect.

[SIGNATURES TO APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Tenant:

KAISER FOUNDATION HEALTH PLAN, INC.,
a California nonprofit public benefit corporation

By: 12/16/13
Name: BERNARD J. TYSON
Its: CEO

Landlord:

CIM/OAKLAND 1 KAISER PLAZA, L.P.,
a Delaware limited partnership

By: CIM/Oakland Office Properties, GP, LLC,
a Delaware limited liability company,
its general partner

By: ________________________
Name: Terry Wachsner
Its: Vice President

Approved By KFHP Legal December 12, 2013

EXHIBIT A

EXHIBIT C

BASE RENT

Premises:

High Rise Premises (Floors 24-27)

Period	Monthly Base Rent Per RSF)	Annual Base Rent (Per RSF)	Annual Base Rent
10/1/13 – 12/31/13	$-0-	-0-	-0-
2014	$3.61	$43.32	$3,625,710.72
2015	$3.11	$37.32	$3,123,534.72
2016	$3.21	$38.52	$3,223,969.92
2017	$3.30	$39.60	$3,314,361.60
2018	$3.40	$40.80	$3,414,796.80
2019	$3.50	$42.00	$3,515,232.00
2020	$3.61	$43.32	$3,625,710.72
2021	$3.72	$44.64	$3,736,189.44
2022	$3.83	$45.96	$3,846,668.16
2023	$3.94	$47.28	$3,957,146.88
2024	$4.06	$48.72	$4,077,669.12
2025	$4.15	$49.80	$4,168,060.80
2026	$4.27	$51.24	$4,288,583.04
1/1/27 – 2/28/27	$4.40	$52.80	$4,419,148.80

For purposes of this Lease, each full floor leased to Tenant in the High Rise Premises contains 20,924 rentable square feet ("RSF") for a total of 83,696 RSF.

Mid Rise Premises (Floors (15-23)

Period	Monthly Base Rent (Per RSF)	Annual Base Rent (Per RSF)	Annual Base Rent
10/1/13 – 12/31/13	-0-	-0-	-0-
2014	$3.42	$41.04	$6,954,433.20
2015	$2.91	$34.92	$5,917,368.60
2016	$2.99	$35.88	$6,080,045.40
2017	$3.08	$36.96	$6,263,056.80
2018	$3.18	$38.16	$6,466,402.80
2019	$3.27	$39.24	$6,649,414.20
2020	$3.37	$40.44	$6,852,760.20
2021	$3.47	$41.64	$7,056,106.20
2022	$3.57	$42.84	$7,259,452.20
2023	$3.65	$43.80	$7,422,129.00
2024	$3.76	$45.12	$7,645,809.60
1/1/25 – 2/28/25	$3.87	$46.44	$7,869,490.20

For purposes of this Lease, the floors (or portions thereof) leased to Tenant in the Mid Rise Premises contains the following rentable square feet:

Floor	RSF
15th floor	19,626
16th floor	16,484
17th floor	19,626
18th floor	9,806
18th floor	9,749
19th floor	19,841
20th floor	20,924
21st floor	20,924
22nd floor	16,069
22nd floor	3,473
23rd floor	12,933
Total:	169,455

Low Rise Premises

Period	Monthly Base Rent (Per RSF)	Annual Base Rent (Per RSF)	Annual Base Rent
10/1/13 – 12/31/13	-0-	-0-	-0-
2014	$1.83	$21.96	$1,825,864.20
2015	$2.59	$31.08	$2,584,146.60
2016	$2.67	$32.04	$2,663,965.80
2017	$2.75	$33.00	$2,743,785.00
2018	$2.83	$33.96	$2,823,604.20
2019	$2.92	$35.04	$2,913,400.80
2020	$3.01	$36.12	$3,003,197.40
2021	$3.10	$37.20	$3,092,994.00
2022	$3.19	$38.28	$3,182,790.60
2023	$3.26	$39.12	$3,252,632.40
2024	$3.36	$40.32	$3,352,406.40
1/1/25 – 2/28/25	$3.46	$41.52	$3,452,180.40

For purposes of this Lease, the floors (or portions thereof) leased to Tenant in the Low Rise Premises contain the following rentable square feet:

Floor	RSF
3rd floor	6,790
3rd floor	3,612
4th floor	1,976
5th floor	9,732
6th floor	7,648
8th floor	9,765
10th floor	14,158
12th floor	19,651
13th floor	3,193
13th floor	6,620
Total:	83,145

EXHIBIT B

Example of Calculation of Additional Contraction Payment

Assumptions

- Partial high rise premises termination
- One full floor terminated
- 20,924 RSF
- Extended Term: 13 years, 5 months (161 months)
- Amortization Rate: 8% (straight line)
- Additional Contraction Written Notice Date: December 1, 2025
- Additional Contraction Space Termination Date: February 28, 2026
- Remaining Lease Term at Termination: 12 months

Transaction Costs Attributable to the Additional Contraction Space / 20,924 RSF

New Tenant Improvement Allowance:	$295,540
Inducement Allowance:	$186,657
Free Rent:	$220,957
Leasing Commission:	$270,012
Reduction in Base Rent (January 1, 2014 – February 28, 2018)	$591,844
Total Cost:	**$1,346,053**

Additional Contraction Option

Unamortized Balance of Transaction Costs at Termination:	$155,997
plus	
One Month Base Rent for Each Remaining Lease Year (1 month)	$89,345
Additional Contraction Payment:	**$245,342**

EXHIBIT C-1

MOL Amendment

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Raymond A. Sanseverino, Esq.

AMENDMENT TO
MEMORANDUM OF LEASE

This Memorandum of Lease ("Memorandum") is entered into as of December 16, 2013, by and between **CIM/OAKLAND 1 KAISER PLAZA, L.P.**, a Delaware limited liability company ("Landlord"), and **KAISER FOUNDATION HEALTH PLAN, INC.**, a California nonprofit public benefit corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of June 29, 2009 (the "Original Lease") for three hundred forty-one thousand three hundred ninety-seven (341,397) rentable square feet of space (the "Premises") in the office building (the "Building") located at One Kaiser Plaza, Oakland, California 94612, and a legal description of the property on which the Building is located is attached hereto as Exhibit A;

WHEREAS, the Original Lease was amended by First Amendment to Lease dated as of June 15, 2012 and by Second Amendment to Lease of even date herewith (the Original Lease as so amended, the "Lease"); and

NOW, THEREFORE, in consideration of the facts hereinabove set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Demise of Premises. Landlord leases to Tenant, and Tenant leases from Landlord, subject to the terms and conditions set forth in the Lease, the Premises. The Commencement Date of the Lease is March 1, 2011, and the Term of the Lease shall continue (i) with respect to that portion of the Premises located on floor 24 through and including floor 27 of the Building, until February 28, 2027, and (ii) with respect to all other parts of the Premises, until February 28, 2025.

2. Option to Extend the Term. Landlord has granted to Tenant, subject to the terms and conditions set forth in the Lease, two (2) options of five (5) years each to extend the term of the Lease, provided each such option is exercised in writing at least twelve (12) months prior to the originally scheduled expiration date of the then current term, as applicable.

3. Option to Expand and Contract the Premises. Landlord has granted to Tenant, subject to the terms and conditions set forth in the Lease, certain rights to expand and contract the Premises as to the leasable space within the Building.

4. Provisions Binding on Landlord. The provisions of the Lease to be performed by Landlord, whether affirmative or negative in nature, are intended to and shall bind Landlord and its successors and assigns, and shall inure to the benefit of Tenant and its successors and assigns.

5. Incorporation by Reference; No Modification of Lease. The terms and conditions of the Lease are incorporated herein by this reference. This Memorandum is prepared and recorded for the purpose of putting the public on notice of the Lease, and this Memorandum in no way modifies the terms and conditions of the Lease. In the event of any inconsistency between the terms and conditions of this Memorandum and the terms and conditions of the Lease, the terms and conditions of the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the day and year first set forth above.

Landlord:

CIM/OAKLAND 1 KAISER PLAZA L.P.,
a Delaware limited liability company

By: CIM/Oakland Office Properties, GP, LLC, a Delaware limited liability company,
its general partner

By: ____________________
Name:
Its:

Tenant:

KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation

By:____________________
Name:
Title:

LANDLORD

Acknowledgement

State of California

County of ____________________

On __________________, 2013, before me, ________________________________, a notary public, personally appeared ____, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________ (Seal)

TENANT

Acknowledgement

State of California

County of ____________________

On __________________, 2013, before me, ________________________________, a notary public, personally appeared ____, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________ (Seal)

Exhibit A

Legal Description of the Property

REAL PROPERTY IN THE CITY OF OAKLAND, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS;

PARCEL A:

BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF TWENTY- SECOND (22ND) STREET WITH THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE FROM SAID POINT OF BEGINNING, ALONG SAID SOUTH LINE, SOUTH 76° 56' 58" EAST, 220.99 FEET; THENCE DEPARTING SAID SOUTH LINE, SOUTH 13° 02' 54" WEST, 262.00 FEET TO THE NORTH LINE OF TWENTY-FIRST (21ST) STREET; THENCE ALONG SAID NORTH LINE, NORTH 76° 56' 58" WEST, 210.00 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 11.00 FEET, CONCAVE TO THE NORTHEAST, THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 17.28 FEET, TO THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE ALONG SAID EAST LINE, NORTH 13° 03' 02" EAST, 56.87 FEET; THENCE NORTH 39° 37' 39" EAST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 98.27 FEET; THENCE NORTH 13° 30' 09" WEST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 63.88 FEET TO THE POINT OF BEGINNING.

PARCEL B:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO PARCEL A HEREINABOVE, FOR THE SOLE PURPOSE OF PEDESTRIAN INGRESS AND EGRESS OVER, ALONG AND ACROSS A STRIP OF LAND HEREINAFTER DESCRIBED AND LYING WITHIN PARCEL 1 OF PARCEL MAP 6031, FILED MARCH 04, 1991, IN BOOK 196 OF PARCEL MAPS, PAGES 41-42, ALAMEDA COUNTY RECORDS, AS SUCH EASEMENT WAS GRANTED BY AHMANSON COMMERCIAL DEVELOPMENT COMPANY, A CALIFORNIA CORPORATION, TO ORDWAY ASSOCIATES, AN ILLINOIS PARTNERSHIP, BY INSTRUMENT DATED MARCH 6, 1992, RECORDED JULY 13, 1992, SERIES NO 92-225712, OFFICIAL RECORDS OF ALAMEDA COUNTY, STATE OF CALIFORNIA:

COMMENCING AT THE MOST NORTHEAST CORNER OF PARCEL 1 OF SAID PARCEL MAP 6031, THENCE ALONG THE NORTHERN BOUNDARY LINE OF SAID PARCEL (AND SOUTH LINE OF GRAND AVENUE), NORTH 76° 57' 48" WEST, 46.40 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 13° 03' 02" WEST, 179.33 FEET, TO ANON-TANGENT CURVE, HAVING A RADIUS OF 25 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 142° 07' 14", A DISTANCE OF 62.01 FEET; THENCE LEAVING SAID CURVE, SOUTH 13° 03' 02" WEST, 28.86 FEET, TO THE SOUTHERN BOUNDARY LINE OF SAID PARCEL 1; THENCE ALONG SAID SOUTHERN LINE NORTH 76° 56' 58" WEST 6.00 FEET; THENCE NORTH 13° 03' 02" EAST, 24.50 FEET, TO A NON-TANGENT CURVE,

HAVING A RADIUS OF 31.00 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 125° 47' 10", A DISTANCE OF 68.06 FEET; THENCE NORTH 13° 03' 02" EAST, 175.76 FEET TO SAID NORTHERN LINE; THENCE SOUTH 76° 57' 48" EAST, 6.00 FEET TO THE TRUE POINT OF BEGINNING.

APN: 008-0653-019-03

EXHIBIT C-2

Termination Memorandum

DISCHARGE OF MEMORANDUM OF LEASE

CIM/OAKLAND 1 KAISER PLAZA, L.P., Landlord

KAISER FOUNDATION HEALTH PLAN, INC., Tenant

County:	Alameda
Block:	______
Lot:	______

RECORD AND RETURN TO:

FRAGNER SEIFERT PACE & WINOGRAD, LLP
601 S. Figueroa Street, Suite 2320
Los Angeles, California 90017

Attention: Risa B. Winograd, Esq.

DISCHARGE OF MEMORANDUM OF LEASE

NAME AND ADDRESS OF LANDLORD:	CIM/Oakland 1 Kaiser Plaza, L.P. 6922 Hollywood Blvd, 9th Floor Los Angeles, CA 90028 Attn: General Counsel
NAME AND ADDRESS OF TENANT:	Kaiser Foundation Health Plan, Inc. Real Estate Department 1800 Harrison, 25th Floor Oakland, CA 94612 Attn: Lease Administration
DATE OF EXECUTION OF LEASE:	As of June 29, 2009, as amended by First Amendment to Lease dated as of June 15, 2012 and by Second Amendment to Lease of even date herewith
DATE OF LEASE EXPIRATION /TERMINATION	______________, ________

MEMORANDUM:

This Discharge of Memorandum of Lease (this "Discharge") relates to that certain Memorandum of Lease between Landlord and Tenant, recorded with the Office of the Alameda County Clerk/Recorder on ________________, as Document No. _______, and the Amendment to Memorandum of Lease between Landlord and Tenant, recorded with the Office of the Alameda County Clerk/Recorder on ________, as Document No. ________ (as amended, the "Memorandum").

DESCRIPTION OF LEASED PREMISES:

The leased premises consist of the premises leased to Tenant by Landlord at the building commonly known as The Ordway Building, having an address at One Kaiser Plaza, Oakland, California 94612 (the "Building"), a legal description of which is annexed hereto as Exhibit A, pursuant to that certain Lease Agreement made by and between Landlord and Tenant, dated as of June 29, 2009, as amended by First Amendment to Lease dated as of June 15, 2012 and by Second Amendment to Lease of even date herewith (as so amended, the "Lease").

DISCHARGE:

This Discharge shall constitute affirmative notice to whosoever it may concern that (i) the term of the Lease has expired or the Lease has been terminated in accordance with its

terms. Without limiting the generality of the foregoing, Landlord and Tenant hereby agree that the Memorandum is hereby terminated and nullified and shall hereafter be of no further force or effect, and shall be deemed stricken and removed and shall be discharged from the real property records affecting the Building.

This Discharge shall be binding on, and inure to the benefit of Landlord, Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Discharge of Memorandum of Lease as of the day and year first set forth above.

Landlord:

CIM/OAKLAND 1 KAISER PLAZA L.P.,
a Delaware limited liability company

By: CIM/Oakland Office Properties GP, LLC, a Delaware limited liability company,
its general partner

By: ____________________
Name: Terry Wachsner
Its: Vice President

Tenant:

KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation

By:____________________
Name:
Title:

LANDLORD

Acknowledgement

State of California

County of ____________________

On ____________________, 20__, before me, ________________________________, a notary public, personally appeared ____, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________ (Seal)

TENANT

Acknowledgement

State of California

County of ____________________

On ____________________, 20__, before me, ________________________________, a notary public, personally appeared ____, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________ (Seal)

Exhibit A

Legal Description of the Property

REAL PROPERTY IN THE CITY OF OAKLAND, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS;

PARCEL A:

BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF TWENTY- SECOND (22ND) STREET WITH THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE FROM SAID POINT OF BEGINNING, ALONG SAID SOUTH LINE, SOUTH 76° 56' 58" EAST, 220.99 FEET; THENCE DEPARTING SAID SOUTH LINE, SOUTH 13° 02' 54" WEST, 262.00 FEET TO THE NORTH LINE OF TWENTY-FIRST (21ST) STREET; THENCE ALONG SAID NORTH LINE, NORTH 76° 56' 58" WEST, 210.00 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 11.00 FEET, CONCAVE TO THE NORTHEAST, THROUGH A CENTRAL ANGLE OF 90° 00' 00", AN ARC LENGTH OF 17.28 FEET, TO THE EAST LINE OF KAISER PLAZA (FORMERLY VALDEZ STREET); THENCE ALONG SAID EAST LINE, NORTH 13° 03' 02" EAST, 56.87 FEET; THENCE NORTH 39° 37' 39" EAST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 98.27 FEET; THENCE NORTH 13° 30' 09" WEST, 17.88 FEET; THENCE NORTH 13° 03' 02" EAST, 63.88 FEET TO THE POINT OF BEGINNING.

PARCEL B:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO PARCEL A HEREINABOVE, FOR THE SOLE PURPOSE OF PEDESTRIAN INGRESS AND EGRESS OVER, ALONG AND ACROSS A STRIP OF LAND HEREINAFTER DESCRIBED AND LYING WITHIN PARCEL 1 OF PARCEL MAP 6031, FILED MARCH 04, 1991, IN BOOK 196 OF PARCEL MAPS, PAGES 41-42, ALAMEDA COUNTY RECORDS, AS SUCH EASEMENT WAS GRANTED BY AHMANSON COMMERCIAL DEVELOPMENT COMPANY, A CALIFORNIA CORPORATION, TO ORDWAY ASSOCIATES, AN ILLINOIS PARTNERSHIP, BY INSTRUMENT DATED MARCH 6, 1992, RECORDED JULY 13, 1992, SERIES NO 92-225712, OFFICIAL RECORDS OF ALAMEDA COUNTY, STATE OF CALIFORNIA:

COMMENCING AT THE MOST NORTHEAST CORNER OF PARCEL 1 OF SAID PARCEL MAP 6031, THENCE ALONG THE NORTHERN BOUNDARY LINE OF SAID PARCEL (AND SOUTH LINE OF GRAND AVENUE), NORTH 76° 57' 48" WEST, 46.40 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 13° 03' 02" WEST, 179.33 FEET, TO ANON-TANGENT CURVE, HAVING A RADIUS OF 25 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 142° 07' 14", A DISTANCE OF 62.01 FEET; THENCE LEAVING SAID CURVE, SOUTH 13° 03' 02" WEST, 28.86 FEET, TO THE SOUTHERN BOUNDARY LINE OF SAID PARCEL 1; THENCE ALONG SAID SOUTHERN LINE NORTH 76° 56' 58" WEST 6.00 FEET; THENCE NORTH 13° 03' 02" EAST, 24.50 FEET, TO A NON-TANGENT CURVE,

HAVING A RADIUS OF 31.00 FEET; THENCE ALONG THE ARC OF SAID CURVE, CONCAVE TO THE EAST, THROUGH A CENTRAL ANGLE OF 125° 47' 10", A DISTANCE OF 68.06 FEET; THENCE NORTH 13° 03' 02" EAST, 175.76 FEET TO SAID NORTHERN LINE; THENCE SOUTH 76° 57' 48" EAST, 6.00 FEET TO THE TRUE POINT OF BEGINNING.

APN: 008-0653-019-03

EXHIBIT D

EXHIBIT T

COMPETITORS OF TENANT

Health Net

Aetna

WellPoint

United Healthcare

Blue Cross/Blue Shield

Sutter Health and its affiliates

Dignity Health and its affiliates

John Muir

CIGNA

University of California San Francisco

THIRD AMENDMENT TO LEASE
(One Kaiser Plaza)

THIS THIRD AMENDMENT TO LEASE ("Agreement") is made and entered into as of July 8, 2015, by and between CIM/OAKLAND 1 KAISER PLAZA, L.P., a Delaware limited partnership ("Landlord") and KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of June 29, 2009 as amended by First Amendment to Lease dated as of June 15, 2012, and that Second Amendment to Lease dated as of December 16, 2013 (the "2nd Amendment; as so amended, the Original Lease"), pursuant to which Landlord leases to Tenant certain premises (the "Premises") consisting of approximately 336,321 rentable square feet on the 3rd, 4th, 5th, 6th, 8th, 10th, 12th, 13th, 15th, 16th, 17th, 18th, 19th, 20th, 21st, 22nd, 23rd, 24th, 25th, 26th and 27th floors of the Building located at One Kaiser Plaza, Oakland, California (the "Building"), as shown in Exhibit A of the Lease, for a term expiring on February 29, 2016, except that, with respect to that portion of the Premises consisting of the High Rise Premises, for a term expiring on February 28, 2018 (the "Existing Scheduled Expiration Date").

B. Tenant wishes to exercise its rights to certain ROFR Space (as hereinafter defined) and to otherwise modify certain terms of the Original Lease, as hereinafter described.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT

1. Incorporation of Recitals. Recitals A, B and C above are incorporated herein by reference. All references to "the Lease" or "this Lease" in the Original Lease or in this Agreement shall be deemed to mean the Original Lease, as amended by this Agreement. Words in the singular shall include the plural and words in the plural shall include the singular.

2. ROFR Space. (a) Effective as of Substantial Completion of the Tenant Improvements in the ROFR Space (as those terms are hereinafter defined), which date is anticipated to be on or about August 15, 2015 ("ROFR Commencement Date"), Tenant shall lease Suite 601 of the Building, consisting of approximately 3,193 rentable square feet (the "ROFR Space"). Upon Tenant's lease of the ROFR Space, Tenant shall be leasing a total of 10,841 rentable square feet on the sixth (6th) floor of the Building. The term as the ROFR Space shall commence on the ROFR Commencement Date and terminate concurrently with the Extended Term of the Lease (the "ROFR Space Term"). During the first year of the ROFR Space Term, Tenant shall pay $9,419.35 per month (based on $2.95 per rentable square foot), and thereafter, Base Rent shall increase by three percent (3%) per annum in accordance with the terms of Schedule C of the 2nd Amendment. Notwithstanding the foregoing, Tenant shall have the no obligation to pay Base Rent for the first month of the ROFR Space Term. Tenant shall have the right to extend the ROFR Space Term pursuant to the terms of the Options to Renew contained in Section 8 of the Original Lease, which Renewal Options shall be exercisable with respect to the ROFR Space.

3. Base Year. The Base Year for the ROFR Space is the calendar year 2015. Tenant's Pro Rata Share for the ROFR Space shall be 0.62%.

4. Tenant Improvements. Landlord shall, at Landlord's sole cost and expense, construct "turn-key" improvements in the Premises (the "Tenant Improvements") substantially pursuant to that certain mutually approved set of plans and specifications and pricing plan (collectively, the "Plans"), attached hereto as Exhibit "A" and incorporated herein. Tenant shall make no changes or modifications to the Plans without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or notification would directly or indirectly delay the Substantial Completion (as that term is defined in the Work Letter) of the Tenant Improvements in the ROFR Space or increase the cost of designing or constructing the Tenant Improvements. Unless specifically noted to the contrary on the Plans, the Tenant Improvements shall be constructed using Building standard specifications and materials as determined by Landlord. Any above Building standard specifications or materials used to construct the Tenant Improvements shall be at Tenant's sole cost and expense. Except as set forth in this Section 4, Tenant hereby agrees to continue to accept the Premises in its "as-is" condition, and Tenant hereby acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises except as otherwise contained in the Lease (as amended by this Amendment).

5. Parking. During the ROFR Space Term, Tenant shall be entitled to rent three (3) additional unreserved parking spaces in accordance with the terms of the Lease.

6. Compliance with Laws. The parties acknowledge that the Building has not undergone inspection by a Certified Access Specialist (as defined in Section 1938 of the California Civil Code). To Landlord's current actual knowledge, the Building meets applicable construction related accessibility standards pursuant to California Civil Code Section 55.53.

Nothing contained in this Section 9 shall be deemed to modify either party's rights or obligations under Section 19 of the Original Lease.

7. Nondiscrimination and Medicare. Landlord recognizes that as a governmental contractor, Tenant is subject to various federal laws, executive orders and regulations regarding equal opportunity and affirmative action. This Section constitutes notice to Landlord that it may be required to comply with the following Federal Acquisition Regulations (each a "FAR") at 48 CFR Part 52, which are incorporated herein by reference: (a) Equal Opportunity at FAR 52.222-26; (b) Equal Opportunity for Veterans at FAR 52.222-35 and -37; (c) Affirmative Action for Workers with Disabilities at FAR 52.222-36, (d) Utilization of Small Business Concerns at FAR 52.219-8, and (e) Prohibition of Segregated Facilities at FAR 52.222-2. In addition, Executive Order 11246 regarding nondiscrimination in employment decisions and Executive Order 13496 (codified at 29 CFR Part 471, Appendix A to Subpart A) concerning the obligations of federal contractors and subcontractors to provide notice to employees about their rights under Federal labor laws shall be incorporated herein by reference. If Landlord is not otherwise subject to compliance with the laws and executive orders specified in this Section, the inclusion of this Section shall not be deemed to impose such requirements upon Landlord. If the Lease is determined to be subject to the provisions of Section 952 of P.L. 96-499 (42 USC 1395x(v)(l)(I)), which governs access to books and records of subcontractors of services to Medicare providers where the cost or value of such services under the contract exceeds Ten Thousand Dollars ($10,000) over a twelve (12) month period, then Landlord agrees to permit representatives of the Secretary of the Department of Health and Human Services and of the Comptroller General to have access to the Lease and books, documents and records of Landlord,

as necessary to verify the costs of the Lease, in accordance with criteria and procedures contained in applicable Federal regulations.

8. Brokers. Landlord and Tenant represent and warrant that neither party has had any dealings with any real estate broker or agent in connection with the negotiation of this Lease except for Jones Lang LaSalle and Colliers International (the "Brokers"). Tenant and Landlord agree to indemnify, defend and hold the other party harmless from and against all claims, demands, causes of action, liabilities and expenses (including reasonable attorneys' fees) arising from any breach of the representations, warranties and agreements set forth in this Section 13 and Landlord shall indemnify, defend and hold Tenant harmless from and against all claims, demands, causes of action, liabilities and expenses (including reasonable attorneys' fees) arising from any claim by the Brokers against Tenant for the Commissions due to the Brokers. Landlord shall pay all brokerage fees or commissions arising from this Lease ("Commissions") which are payable to the Brokers as set forth in separate agreements between Landlord and the Brokers.

(b) Article 42 (Brokerage) of the Original Lease shall not apply to any of the transactions contemplated by this Agreement.

9. REIT Representations. In the event Landlord or any of its direct or indirect members or partners or any successor to any of the above needs to qualify as a real estate investment trust Tenant agrees to cooperate in good faith with Landlord to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code and/or any similar or successor provisions thereto (the "REIT Requirements"), including, without limitation, the following requirements (the "REIT Requirements"):

9.1 Personal Property Limitation. Anything contained in the Lease to the contrary notwithstanding, the average of the fair market values of the items of personal property

that are leased to Tenant under this Lease at the beginning and at the end of any Lease Year shall not exceed fifteen percent (15%) of the average of the aggregate fair market values of the leased property at the beginning and at the end of such Lease Year (the "Personal Property Limitation"). If Landlord reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the leased property for any Lease Year, Landlord shall notify Tenant, and Tenant, at its options, either (i) shall purchase at fair market value any personal property anticipated to be in excess of the Personal Property Limitation ("Excess Personal Property") either from Landlord or a third party or (ii) shall lease the Excess Personal Property from third party. In either case, Tenant's Rent obligation shall be equitably reduced so that Tenant's Base Rent under the Lease after such purchase or lease from a third party shall be no greater than the Base Rent set forth in the Lease as of the date of this Agreement. Notwithstanding anything to the contrary set forth above, Tenant shall not be responsible in any way for determining whether Tenant has exceeded or will exceed the Personal Property Limitation and shall not be liable to Landlord or any of its shareholders in the event that the Personal Property Limitation is exceeded, as long as Tenant satisfies its obligation to acquire or lease any Excess Personal Property as provided above. This Section 13.1 is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

9.2 Rent Limitation. Anything contained in the Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rent or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the proposed sublessee, or (b) any other formula such that any portion of the rent thereunder would fail to qualify as "rents from

real property" within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision thereto, provided that Tenant shall not be responsible for making any such determination under this clause (b) with respect to "any other formula", it being Landlord's sole responsibility to do so, and Tenant agrees that it shall be reasonable for Landlord to withhold its consent to a sublease by Tenant if the rent thereunder would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision thereto.

9.3 REIT Requirements. Tenant agrees, and agrees to use commercially reasonable efforts to cause its Affiliates, to cooperate in good faith with Landlord to ensure that the terms of this Section are satisfied.

10. Defaults. To the knowledge of Tenant, as of the date of this Agreement, there are no uncured defaults under the Lease by Landlord, and Tenant knows of no events or circumstances which, given the passage of time or notice or both, would constitute a default under the Lease by Landlord. To the knowledge of Landlord, as of the date of this Agreement, there are no uncured Events of Default by Tenant, and Landlord knows of no events or circumstances which, given the passage of time or notice or both, would constitute an Event of Default under the Lease by Tenant.

11. No Encumbrances. Landlord represents that there are no mortgages, deeds of trust, ground leases or any other liens or encumbrances on the Site, the Building, or the Premises.

12. OFAC Representations. Each of Landlord and Tenant reaffirms as of the date of this Agreement, the representations made by it in Article 62 of the Original Lease.

13. Counterparts; Electronic Signatures, Etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when

taken together will constitute one and the same instrument. The signature page of any counterpart of this Agreement may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Agreement identical thereto except having an additional signature page executed by the other party(ies) to this Agreement attached thereto. An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

14. Captions. All captions and headings herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement. Any references to "Sections" herein shall mean Any references to "Sections" herein shall mean Sections of this Agreement unless otherwise noted.

15. Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting the Lease not contained in the Lease. The Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe, supplement or contradict the Lease, including any and all amendments thereto. The Lease shall be considered to be the only agreement between the parties hereto and their representatives and agents. To be effective and binding on Landlord and Tenant, any amendment, revision, change or modification to the provisions of the Lease must be in writing and executed by both parties.

16. Notice Addresses. Effective as of the date of this Agreement, Section 1.15 of the Original Lease is deemed amended to substitute the following for the names and addresses for Landlord in such Section:

Landlord:

CIM/Oakland 1 Kaiser Plaza, L.P.
4700 Wilshire Boulevard
Los Angeles, California 90010
Attention: General Counsel

17. Ratification. Except as set forth in this Agreement, the Original Lease is confirmed and approved, and all of the terms and provisions of the Lease shall apply during the Extended Term and shall remain unmodified and in full force and effect.

[SIGNATURES TO APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Tenant:

KAISER FOUNDATION HEALTH PLAN, INC.,
a California nonprofit public benefit corporation

By: ________________ 7/17/15
Name: Donald R. Orndoff
Its: Senior Vice President, National Facilities Services

Landlord:

CIM/OAKLAND 1 KAISER PLAZA, L.P.,
a Delaware limited partnership

By: CIM/Oakland Office Properties, GP, LLC,
a Delaware limited liability company,
its general partner

By: ________________
Name: Terry Wachsner
Its: Vice President

Approved By KFHP Legal - July 16, 2015

EXHIBIT A


KEY PLAN
HUNTSMAN
DEMO

Approved By KFHP Legal - July 16, 2015


KEY PLAN
HUNTSMAN
PP-1

Approved By KFHP Legal - July 16, 2015


PRICING PLAN NOTES
LEGEND
GENERAL NOTES
HUNTSMAN
PP-2

Approved By KFHP Legal - July 16, 2015

PRICING PLAN NOTES

DEMOLITION KEYNOTES

POWER/SIGNAL KEYNOTES

CONSTRUCTION KEYNOTES

FINISH LEGEND

HUNTSMAN

PP-3

Approved By KFHP Legal - July 16, 2015

Kaiser
Pricing Specifications
Ordway – 1 Kaiser Plaza
Suite 601 – 3,193 rsf

GENERAL NOTES:
ACM Conditions – Ceiling and Floor; walls are clean
ACM for Plumbing
No sprinklers, no HVAC requirements, no light fixture relocations

FINISHES:
Carpet – Building Standard
Base – building standard 4" Burke rubber base
VCT – NORA Flooring (Collection: Norament, Style: Grano 1880, color: Hemotite)
Paint – Glidden building standard, with 1 accent color

- **Voice/Data outlets - to be included for telephone and computer connections in workstations, conference rooms, private offices, reception area, I.T., and copy room; cabling by others**

(E) STORAGE ROOM – As Is
- VCT

(N) STORAGE ROOM w/ phoneboard
- (1) 20amp dedicated duplex outlets
- VCT

(8) PRIVATE OFFICES – As Is

BREAK ROOM provide space for refrigerator, sink, water line for icemaker & coffee maker
- Appliances: ADA dishwasher & garbage disposal
- Millwork - upper/lower
- Dedicated outlets as needed for appliances
- (1) 20amp dedicated duplex outlet
- (1) standard duplex outlet
- VCT

WORKSTATIONS (2) groups
- Power/data drops for furniture whips - (2) j-boxes

OPEN AREA
- Remove (2) sets of monuments and plate

***Carpet Representative:**
Shaw Contract Group - Chelsie St James - Chelsie.StJames@shawinc.com
415.955.1920 (office) / 415.412.6644 (cell)

5/11/2015

Approved By KFHP Legal - July 16, 2015

FOURTH AMENDMENT TO LEASE
(One Kaiser Plaza)

THIS FOURTH AMENDMENT TO LEASE ("Agreement") is made and entered into as of November 18, 2015, by and between CIM/OAKLAND 1 KAISER PLAZA, L.P., a Delaware limited partnership ("Landlord") and KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of June 29, 2009 ("Original Lease") as amended by First Amendment to Lease dated as of June 15, 2012, that Second Amendment to Lease dated as of December 16, 2013 ("2nd Amendment"), that Third Amendment to Lease dated as of July 8, 2015 ("3rd Amendment", and as so amended, the "Lease"), pursuant to which Landlord leases to Tenant certain premises (the "Premises") consisting of approximately 339,514 rentable square feet on the 3rd, 4th, 5th, 6th, 8th, 10th, 12th, 13th, 15th, 16th, 17th, 18th, 19th, 20th, 21st, 22nd, 23rd, 24th, 25th, 26th and 27th floors of the Building located at One Kaiser Plaza, Oakland, California (the "Building"), as shown in Exhibit A of the Lease, for a term expiring on February 28, 2025.

B. Tenant wishes to exercise its rights to certain ROFO Space and Additional ROFO Space (as hereinafter defined) and the parties wish to otherwise modify certain terms of the Original Lease, as hereinafter described.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

Approved By KFHP Legal - December 16, 2015

AGREEMENT

1. Incorporation of Recitals. Recitals A, B and C above are incorporated herein by reference. All references to "the Lease" or "this Lease" in the Original Lease or in this Agreement shall be deemed to mean the Original Lease, as amended by this Agreement. Words in the singular shall include the plural and words in the plural shall include the singular.

2. ROFO Space. (a) Pursuant to Landlord's ROFO Notice to Tenant dated August 7, 2015, and effective as of the ROFO Space Inclusion Date, Tenant shall lease Suite 900 of the Building, consisting approximately of 19,651 rentable square feet on the ninth floor of the Building (the "ROFO Space"). Upon Tenant's lease of the ROFO Space, Tenant shall be leasing a total of 359,165 rentable square feet. The term of the ROFO Space shall commence retroactively as of November 1, 2015 (the "ROFO Space Inclusion Date") and terminate on February 28, 2025 (the "ROFO Space Term"). Commencing on July 1, 2016 (the "ROFO Rent Commencement Date") and continuing through the first year of the ROFO Space Term, Tenant shall pay $71,234.88 per month as Base Rent for the ROFO Space (based on $43.50 per annual rentable square foot), and thereafter, Base Rent shall increase by three percent (3%) per annum for the remainder of the ROFO Space Term.

3. Additional ROFO Space. Tenant shall also lease Suite 701 of the Building, consisting approximately of 7,637 rentable square feet on the seventh floor of the Building (the "Additional ROFO Space"). Upon Tenant's lease of the Additional ROFO Space, Tenant shall be a leasing a total of 366,802 rentable square feet in the Building. The term of the Additional ROFO Space shall commence on April 1, 2016 (the "Additional ROFO Space Inclusion Date") and terminate on February 28, 2025 (the "Additional ROFO Space Term"). Commencing on November 1, 2016 (the "Additional ROFO Rent Commencement Date") and continuing through

the first year of the Additional ROFO Space Term, Tenant shall pay $27,722.31 per month as Base Rent for the Additional ROFO Space (based on $3.63 per rentable square foot), and thereafter, Base Rent shall increase by three percent (3%) per annum for the remainder of the Additional ROFO Space Term.

4. Base Year. The Base Year for the ROFO Space is the calendar year 2015. Tenant's Pro Rata Share for the ROFO Space shall be 3.815%. The Base Year of the Additional ROFO Space is the calendar year 2016. Tenant's Pro Rata Share of the Additional ROFO Space shall be 1.48%.

5. Tenant Improvements. In consideration of Tenant's performance of Tenant Improvements to be made to any portion of the ROFO Space or the Additional ROFO Space, Tenant shall be entitled to an improvement allowance (the "Tenant Improvement Allowance") equal to up to $1,091,520, based upon forty dollars ($40) per rentable square foot of both the ROFO Space and the Additional ROFO Space to be used for Tenant Improvements in and to the ROFO Space and the Additional ROFO Space in accordance with and subject to the terms of Section 15 and Exhibit R of the Lease. Unless specifically noted to the contrary on the Plans, the Tenant Improvements shall be constructed using Building standard specifications and materials as reasonably determined by the Landlord. Except as set forth in this Section 5, Tenant hereby agrees to continue to accept the Premises in its "as-is" condition, provided that the ROFO Space and the Additional ROFO Space shall be delivered in broom-clean condition, free of trash and debris and Tenant hereby acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises except as otherwise contained in the Lease (as amended by this Amendment). The Building has not undergone inspection by a Certified Access Specialist (as defined in Section 1938 of the California Civil Code).

6. Security/Elevator Access. Notwithstanding anything to the contrary contained in the Lease, the parties agree that upon Landlord's installation and activation of elevator card readers in all low rise elevators that do not have them, the cost of which shall be included in Operating Costs, Landlord shall reduce security staff and Tenant shall relinquish control, operations and maintenance of the card readers in the high-rise elevators to Landlord, such that both the low-rise and the high-rise elevator card readers will now require access card entry and will be operated, maintained and controlled by Landlord. In this regard, both the 2nd and the 22nd floors of the Building shall remain unlocked during the Term. Accordingly, Section 22(b) of the 2nd Amendment shall be deleted and have no further force and effect.

7. Brokers. (a) Landlord and Tenant represent and warrant that neither party has had any dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Jones Lang LaSalle and Colliers International ("collectively, "Brokers"). Commissions shall be payable to Brokers in accordance with a separate agreement. Tenant and Landlord agree to indemnify, defend and hold the other party harmless from and against all claims, demands, causes of action, liabilities and expenses (including reasonable attorneys' fees) arising from any breach of the representations, warranties and agreements set forth in this Section 7.

(b) Article 42 (Brokerage) of the Original Lease shall not apply to any of the transactions contemplated by this Agreement.

8. Counterparts; Electronic Signatures, Etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Agreement may be detached therefrom without impairing the legal effect of

Approved By KFHP Legal - December 16, 2015

the signature(s) thereon provided such signature page is attached to any other counterpart of this Agreement identical thereto except having an additional signature page executed by the other party(ies) to this Agreement attached thereto. An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

9. Captions. All captions and headings herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement. Any references to "Sections" herein shall mean Sections of this Agreement unless otherwise noted.

10. Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting the Lease not contained in the Lease. The Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe, supplement or contradict the Lease, including any and all amendments thereto. The Lease shall be considered to be the only agreement between the parties hereto and their representatives and agents. To be effective and binding on Landlord and Tenant, any amendment, revision, change or modification to the provisions of the Lease must be in writing and executed by both parties.

11. Notice Addresses. Effective as of the date of this Agreement, Section 1.15 of the Original Lease is deemed amended to substitute the following for the names and addresses for Landlord in such Section:

Landlord:

CIM/Oakland 1 Kaiser Plaza, L.P.
4700 Wilshire Boulevard
Los Angeles, California 90010
Attention: General Counsel

12. **REIT REPRESENTATIONS.** In the event Landlord or any of its direct or indirect members or partners or any successor to any of the above needs to qualify as a real estate investment trust Tenant agrees to cooperate in good faith with Landlord to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code and/or any similar or successor provisions thereto (the "REIT Requirements"), including, without limitation, the following requirements (the "REIT Requirements"):

12.1 Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the fair market values of the items of personal property that are leased to Tenant under this Lease at the beginning and at the end of any Lease Year shall not exceed fifteen percent (15%) of the average of the aggregate fair market values of the leased property at the beginning and at the end of such Lease Year (the "**Personal Property Limitation**"). If Landlord reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the leased property for any Lease Year, Landlord shall notify Tenant, and Tenant either (i) shall purchase at fair market value any personal property anticipated to be in excess of the Personal Property Limitation ("**Excess Personal Property**") either from Landlord or a third party or (ii) shall lease the Excess Personal Property from third party. In either case, Tenant's Rent obligation shall be equitably adjusted. Notwithstanding anything to the contrary set forth above, Tenant shall not be responsible in any way for determining whether Tenant has exceeded or will exceed the Personal Property Limitation and shall not be liable to Landlord or any of its shareholders in the event that the Personal Property Limitation is

exceeded, as long as Tenant meets its obligation to acquire or lease any Excess Personal Property as provided above. This section is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

12.2 Subletting/Assignment. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rent or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the proposed sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision hereto.

12.3 REIT Requirements. Tenant agrees to cooperate in good faith with Landlord to ensure that the terms of this Section and Section 7.1 are satisfied. Tenant agrees upon request by Landlord to take reasonable action necessary to ensure compliance with all REIT Requirements and to ensure that Rent, at all times qualifies as "rents from real property" with the meaning of Section 856(d) of the Internal Revenue Code. If Tenant becomes aware that the REIT Requirements are not, or will not be, satisfied, Tenant shall notify Landlord of such noncompliance.

13. Nondiscrimination and Medicare. Section 45 of the Lease Nondiscrimination and Medicare is hereby deleted and replaced with the following:

"Section 45: Regulatory Compliance.

(a) Government Contractor. Landlord recognizes that as a governmental contractor for purposes of the Lease, Tenant may be subject to various federal laws, executive orders and

Approved By KFHP Legal - December 16, 2015

regulations regarding equal opportunity and affirmative action which also may be applicable to subcontractors. Therefore, Tenant is required to give notice to Landlord that Landlord may be subject to certain federal laws, executive orders, and regulations by incorporating herein by reference the following clauses from the Federal Acquisition Regulation (FAR) at 48 CFR Part 52 and the Office of Federal Contract Compliance Regulations (OFCCP) at 41 CFR Part 60: (a) Equal Opportunity (March 2007) at FAR 52.222-26; (b) Utilization of Small Business Concerns (July 2013) at FAR 52.219-8; (c) Affirmative Action for Workers with Disabilities (Oct. 2010) at FAR 52.222-36 and 41 CFR 60-741.5(a), which provides in part: "**This contractor and subcontractor shall abide by the requirements of 41 CFR 60-741.5(a). This regulation prohibits discrimination against qualified individuals on the basis of disability and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities.**", and (d) Equal Opportunity for Veterans (Sept. 2010) at FAR 52.222-35 and 41 CFR 60-300.5(a), which provides in part: "**This contractor and subcontractor shall abide by the requirements of 41 CFR 60-300.5(a). This regulation prohibits discrimination against qualified protected veterans, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans.**" In addition, Executive Order 11246 regarding nondiscrimination in employment decisions and Executive Order 13496 (codified at 29 CFR Part 471, Appendix A to Subpart A) concerning the obligations of federal contractors and subcontractors to provide notice to employees about their rights under Federal labor laws shall be incorporated herein by reference. If Landlord is not otherwise subject to compliance with the laws and executive orders specified in this Section, the inclusion of this Section shall not be deemed to impose such requirements upon Landlord.

(b) Medicare. If this Agreement is subject to the provisions of Section 952 of P.L. 96-499, which governs access to books and records of subcontractors of services to Medicare providers where the cost of value of such services under the contract exceeds $10,000.00 over a 12-month period, then Landlord will permit representatives of the Secretary of the Department of Health and Human Services and of the Comptroller General to have access to the contract and books, documents and records of Landlord, as necessary to verify the costs of the contract, in accordance with criteria and procedures contained in applicable Federal regulations.

(c) Federal Program Participation. Landlord is not and shall not be identified on a "watch list" maintained pursuant to law or by any federal agency, such as the Office of Foreign Assets Control or the USA Patriot Act.

14. Ratification. Except as set forth in this Agreement, the Original Lease is confirmed and approved, and all of the terms and provisions of the Lease shall apply and shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Tenant:

KAISER FOUNDATION HEALTH PLAN, INC.,
a California nonprofit public benefit corporation

By:____________________________
Name: Don Orndoff
Its: Senior Vice President
National Facilities Services

Landlord:

CIM/OAKLAND 1 KAISER PLAZA, L.P.,
a Delaware limited partnership

By: CIM/Oakland Office Properties, GP, LLC,
a Delaware limited liability company,
its general partner

By:____________________________
Name: Terry Wachsner
Its: Vice President

Approved By KFHP Legal - December 16, 2015